Exhibit 10.2

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
August 18, 2011
among
LENDER PROCESSING SERVICES, INC.,
as Borrower,
The LENDERS Party Hereto,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer

J.P. MORGAN SECURITIES LLC,
SUNTRUST BANK,
U.S. BANK NATIONAL ASSOCIATION,
and WELLS FARGO SECURITIES, LLC, as
Joint Lead Arrangers and Joint Bookrunners,
and
SUNTRUST BANK,
U.S. BANK NATIONAL ASSOCIATION,
and WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Documentation Agents

i

SCHEDULES

1.01A	Effective Date Subsidiary Guarantors
1.01B	Unrestricted Subsidiaries
2.01	Commitments
5.06	Litigation
5.10	Subsidiaries
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.07	Transactions with Affiliates
7.08	Existing Restrictions
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term A Note
C-2	Term B Note
C-3	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Subsidiary Guaranty
G	Security Agreement
H	Subordination Terms
I	Perfection Certificate
J	Opinions of Counsel
K	Mortgage

v

AMENDED AND RESTATED CREDIT AGREEMENT
     AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) dated as of August 18, 2011, among LENDER PROCESSING SERVICES, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
Recitals
     The Borrower, certain of the Lenders, the Issuing Banks and JPMorgan Chase Bank, N.A, as Administrative Agent, L/C Issuer and Swing Line Lender are party to the Original Credit Agreement (such terms and other capitalized terms used in these preliminary statements being defined in Section 1.01 hereof).
     In connection with the Transaction, the Borrower has requested that the Lenders and the L/C Issuer extend credit to it in the form of (a) a $400,000,000 revolving credit facility (with a $25,000,000 sub-facility for Letters of Credit) and (b) Term A Loans in an aggregate principal amount of $535,000,000 and (c) Term B Loans in an aggregate principal amount of $250,000,000.
     The Lenders have indicated their willingness to extend such credit and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
     Pursuant to the terms hereof, and upon satisfaction of the conditions set forth herein, the provisions of the Original Credit Agreement are being amended and restated in the form of this Agreement and the Borrower and each other Loan Party shall reaffirm their obligations under the guarantees, the Security Documents and any other Loan Document to which it is a party.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1
Definitions and Accounting Terms
     Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “1934 Act” means the Securities Exchange Act of 1934.
     “Additional Commitments Compliance Condition” has the meaning specified in Section 2.14(a).
     “Additional Commitments Effective Date” has the meaning specified in Section 2.14(e).
     “Additional Guarantor” has the meaning specified in Section 6.12(b).

     “Additional Revolving Credit Commitments” has the meaning specified in Section 2.14(c).
     “Additional Term Loans” has the meaning specified in Section 2.14(b).
     “Additional Term Loan Tranche” has the meaning specified in Section 2.14(b).
     “Administrative Agent” means JPMCB in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons.
     “Agents” means, collectively, the Administrative Agent, the Documentation Agents and the Supplemental Administrative Agents (if any).
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Aggregate Revolving Credit Commitments” means, at any time, the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders at such time.
     “Agreement” means this Amended and Restated Credit Agreement.
     “Amendment Agreement” means the Amendment, Restatement and Joinder Agreement dated as of August 18, 2011 among the Borrower, the Lenders party thereto and JPMCB, as Administrative Agent, Swing Line Lender and L/C Issuer.
     “Applicable Leverage Ratio” means (a) with respect to Section 7.06(i)(ii), (i) for any day prior to the delivery of the financial statements under Section 6.01(b) for the fiscal quarter ended September 30, 2011, 3.00:1 and (ii) for any day thereafter, a Leverage Ratio that is 25 basis points less than the maximum permitted Leverage Ratio for the most recently ended test date at such time that is set forth in the table in Section 7.09(a), and (b) with respect to Section 7.10(c), (i) for any day prior to the delivery of the financial statements under Section 6.01(b) for the fiscal quarter ending September 30, 2011, 2.75:1 and (ii) for any day thereafter, a Leverage

Ratio that is 50 basis points less than the maximum permitted Leverage Ratio for the most recently ended test date at such time that is set forth in the table in Section 7.09(a).
     “Applicable Margin” means a percentage per annum equal to:
     (a) with respect to any Term B Loan, 4.50% per annum in the case of a Eurodollar Rate Loan, and 3.50% per annum in the case of a Base Rate Loan; and
     (b) with respect to (i) any Term A Loan, (ii) any Revolving Credit Loan, (iii) the commitment fee to be paid pursuant to Section 2.09(a) (as used below, the “Commitment Fee”) and (iv) the Letter of Credit fee (the “L/C Fee”), (A) until the first Business Day after delivery of the Compliance Certificate with respect to the first fiscal quarter ending after the Effective Date, the percentages per annum set forth below for Pricing Level 2 and (B) thereafter, the following percentages per annum based upon the Leverage Ratio as set forth below:

Term A Loans and Revolving Credit Facility
		Eurodollar Rate/
Pricing Level	Leverage Ratio	L/C Fee	Base Rate	Commitment Fee
1	< 2.00:1	2.00%	1.00%	0.375%
2	≥ 2.00:1 and < 2.50:1	2.25%	1.25%	0.50%
3	≥ 2.50:1 and < 3.25:1	2.50%	1.50%	0.50%
4	≥ 3.25:1	2.75%	1.75%	0.50%
Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, Pricing Level 4 shall apply (1) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (2) as of the first Business Day after an Event of Default set forth in Section 8.01(a) or (f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
     “Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to the Letter of Credit Sublimit, the L/C Issuer and (c) with respect to the Swing Line Facility, the Swing Line Lender.
     “Approved Foreign Bank” has the meaning specified in clause (k) of the definition of “Cash Equivalents”.
     “Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

     “Arrangers” means J.P. Morgan Securities LLC, SunTrust Bank, U.S. Bank National Association and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner of the Facilities.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.
     “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.
     “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
     “Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
     “Available Amount” means, at any time, the sum of:
     (a) 50% of Consolidated Net Income determined on a cumulative basis for all fiscal quarters beginning with the fiscal quarter ending on September 30, 2011 and ending most recently prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (or, if such Consolidated Net Income is negative, minus 100% of the absolute value of such Consolidated Net Income for such period); plus
     (b) 100% of the Net Cash Proceeds received by the Borrower following the Effective Date from the issuance of Qualified Equity Interests (except to the extent such proceeds have been applied pursuant to Section 7.06(g)); minus
     (c) the aggregate amount of any Investments outstanding at such time pursuant to (and calculated in accordance with) Section 7.02(t) or any Restricted Payments made prior to such time pursuant to Section 7.06(i)(ii)(y).
     “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental

Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMCB as its “prime rate” and (c) the Eurodollar Rate (determined solely for this purpose as for a Eurodollar Loan with an Interest Period of one month for which the Eurodollar Rate were determined on such date) plus 1.00%. The “prime rate” is a rate set by JPMCB based upon various factors including JPMCB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMCB shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Borrower” has the meaning specified in the introductory paragraph to this Agreement.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Term A Borrowing or a Term B Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
     “Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.
     “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease.
     “Cash Collateral” has the meaning specified in Section 2.03(g).
     “Cash Collateral Account” means a deposit account at the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.
     “Cash Collateralize” has the meaning specified in Section 2.03(g).

     “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries:
     (a) operating deposit accounts maintained by the Restricted Companies;
     (b) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent (provided, however, that the limitation on maturity shall not apply to any such securities held by any Regulated Subsidiary);
     (c) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or the equivalent thereof) (provided, however, that the limitation on maturity shall not apply to any such securities held by any Regulated Subsidiary);
     (d) commercial paper issued by any Lender that is a commercial bank or any bank holding company owning any Lender;
     (e) commercial paper maturing not more than 12 months after the date of creation thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s and commercial paper maturing not more than 90 days after the creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s;
     (f) domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof or other durations approved by the Administrative Agent which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the Federal Deposit Insurance Corporation for the full amount thereof;
     (g) repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;
     (h) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types with regard to maturity of securities described in clauses (b) through (g) above;
     (i) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 10% of the aggregate amount of Investments in fixed maturity securities by such Person; and
     (j) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within 12 months of the date of acquisition or other durations approved by the Administrative Agent and (ii) (A) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank or (B) other temporary investments (with maturities less than 12 months or other durations approved by the Administrative Agent) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Foreign Subsidiaries.
     “Cash Management Practices” means the cash, Cash Equivalent and short-term investment management practices of the Restricted Companies as approved by the board of directors or chief financial officer of the Borrower from time to time, including any Indebtedness of the Restricted Companies having a maturity of 92 days or less representing borrowings from any financial institution with which the Restricted Companies have a depository or other investment relationship in connection with such practices (or any Affiliate of such financial institution), which borrowings may be secured by the cash and Cash Equivalents purchased by the relevant Restricted Company with the proceeds of such borrowings.
     “Casualty Event” means any event that gives rise to the receipt by the Borrower or Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
     “Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

     “Change of Control” means the earliest to occur of:
     (a) a “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the 1934 Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the 1934 Act), directly or indirectly, of more than 35% of the then outstanding voting stock of the Borrower;
     (b) during any period of twelve consecutive months, the board of directors of the Borrower shall cease to consist of a majority of the Continuing Directors; and
     (c) any “Change of Control” (or any comparable term) in any document pertaining to any Permitted Subordinated Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount.
     “Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Term A Lenders or Term B Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term A Commitments or Term B Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term A Loans or Term B Loans.
     “Code” means the U.S. Internal Revenue Code of 1986.
     “Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Collateral Agent” means JPMCB in its capacity as collateral agent, or any successor collateral agent.
     “Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12.
     “Commitment” means a Term A Commitment, Term B Commitment or Revolving Credit Commitment, as the context may require.
     “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and Class and, in the case of Eurodollar Rate Loans, having the same Interest Period.
     “Committed Loan” means a Term Loan or a Revolving Credit Loan.

     “Committed Loan Notice” means a notice of (a) a Term A Borrowing, (b) a Term B Borrowing, (c) a Revolving Credit Borrowing, (d) a conversion of Committed Loans from one Type to the other or (e) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A.
     “Compensation Period” has the meaning specified in Section 2.12(b)(ii).
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Consolidated Companies” means the Borrower and its Consolidated Subsidiaries.
     “Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of
     (a) Consolidated Net Income, plus
     (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,
     (i) total interest expense,
     (ii) income, franchise and similar taxes,
     (iii) depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs),
     (iv) letter of credit fees,
     (v) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Borrower or any of its Restricted Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,
     (vi) all extraordinary charges,
     (vii) non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Loans) of such Person and its Restricted Subsidiaries,
     (viii) cash expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Investment permitted under Section 7.02 (including any Permitted Acquisition), Equity Issuance or Debt Issuance (in each case, whether or not consummated),
     (ix) any losses realized upon the Disposition of property or assets outside of the ordinary course of business,

     (x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,
     (xi) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption,
     (xii) any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with any Investment permitted under Section 7.02 (including any Permitted Acquisition),
     (xiii) non-cash losses from Joint Ventures and non-cash minority interest reductions,
     (xiv) fees and expenses in connection with exchanges or refinancings permitted by Section 7.10,
     (xv) (A) non-cash, non-recurring charges with respect to employee severance, (B) other non-cash, non-recurring charges so long as such charges described in this clause (B) do not result in a cash charge in a future period (except as permitted under clause (C) below) and (C) non-recurring charges other than those referred to in clauses (A) and (B) so long as such charges described in this clause (C) do not exceed $35,000,000 during any fiscal year, and
     (xvi) other expenses and charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period; minus
     (c) an amount which, in the determination of Consolidated Net Income, has been included for
     (i) (A) non-cash gains (other than with respect to cash actually received) and (B) all extraordinary gains, and
     (ii) any gains realized upon the Disposition of property outside of the ordinary course of business, plus/minus
     (d) an amount which, in the determination of Consolidated Net Income, has been reflected for unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP.
     “Consolidated Interest Charges” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of (a) total interest expense payable in cash plus pay-in-kind interest in respect of Indebtedness (other than Specified Non-Recourse Indebtedness) of the type set forth in clause (a) of the definition thereof (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and (v) amortization of deferred financing costs), minus (b) interest income of such Person and its Restricted Subsidiaries earned during such period, in each case as determined in accordance with GAAP.
     “Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that (A) such amounts were not earned by such Joint Venture during the applicable period, (B) there exists any legal or contractual encumbrance or restriction on the ability of such Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Joint Venture held by such Person and its Restricted Subsidiaries, but only to the extent so encumbered or restricted or (C) such Person does not have the right to receive or the ability to cause to be distributed its pro rata share of all earnings of such Joint Venture) as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall not include (w) the cumulative effect of a change in accounting principles during such period, (x) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, (y) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests and (z) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 — Goodwill and Other Intangibles and No. 144 — Accounting for the Impairment or Disposal of Long-Lived Assets and the amortization of intangibles including arising pursuant to Statement of Financial Accounting Standards No. 141 — Business Combinations.
     “Consolidated Shareholders’ Equity” means, as of any date of determination, the consolidated shareholders’ equity of the Borrower and its Subsidiaries that would be reported as shareholders’ equity on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP.
     “Consolidated Subsidiaries” means, with respect to any Person at any time, all Subsidiaries of such Person that would be consolidated in the financial statements of such Person on such date prepared in accordance with GAAP, but excluding any such consolidated Subsidiary of such Person that would not be so consolidated but for the effect of FIN 46.
     “Continuing Directors” shall mean the directors of the Borrower on the Effective Date, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “Control” has the meaning specified in the definition of “Affiliate.”
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Credit Party” means the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender.
     “Debt Issuance” means the issuance by any Person and its Restricted Subsidiaries of any Indebtedness for borrowed money.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
     “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in L/C Obligations or Swing Line Obligations or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless (A) in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (B) in the case of clause (iii) above, such Lender notifies the Administrative Agent and the Borrower in writing that the failure to pay such other amount is the subject of a good faith dispute, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding L/C Obligations and Swing Line Obligations under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s and the Borrower’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Disposition Threshold” means $10,000,000 per fiscal year; provided that, to the extent that any portion of the Disposition Threshold for any fiscal year is not used in such fiscal year, such unused portion may be carried over and used to increase the Disposition Threshold for subsequent fiscal years on a dollar-for-dollar basis; provided, however, that in no event shall the Disposition Threshold exceed $25,000,000 in any fiscal year.
     “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term B Loan Maturity Date.
     “Dissenting Lender” has the meaning specified in Section 10.01(d).
     “Documentation Agents” means SunTrust Bank, U.S. Bank National Association and Wells Fargo Bank, National Association, as documentation agents under this Agreement.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
     “Effective Date” means August 18, 2011, subject to satisfaction of all of the conditions specified in Section 4.03.
     “Effective Date Forecasts” has the meaning specified in Section 5.05(c).
     “Eligible Assignee” means (a) in the case of any assignment of a Term Loan, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Borrower (each such approval not to be unreasonably withheld or delayed) and (b) in the case of any assignment of a Revolving Credit Commitment, any Person (other than a natural person) approved by (A) the

Administrative Agent, (B) the L/C Issuer, (C) the Swing Line Lender and (D) unless (x) such assignment is to a Lender (who is not then a Defaulting Lender), an Affiliate of a Lender (who is not then a Defaulting Lender) or an Approved Fund or (y) an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Borrower (each such approval not to be unreasonably withheld or delayed); provided that in each case of clauses (a) and (b), neither the Borrower nor any Affiliate of the Borrower shall be an Eligible Assignee.
     “Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
     “Equity Issuance” means any issuance for cash by any Person and its Restricted Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA

Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     “Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan:
     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or
     (b) if the rate referenced in the preceding clause (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period would be offered by JPMCB’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.
Notwithstanding the foregoing, the Eurodollar Rate with respect to the Term B Loans shall not be less than 1.00%.
     “Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.
     “Eurodollar Rate Revolving Credit Loan” means a Eurodollar Rate Loan that is a Revolving Credit Loan.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excess Cash Flow” means for any fiscal year of the Borrower, the excess, if any, of:
     (a) the sum, without duplication, of
     (i) Consolidated Net Income for such fiscal year,
     (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,

     (iii) decreases in Working Capital for such fiscal year, and
     (iv) the aggregate net amount of non-cash loss on the disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income;
minus
     (b) the sum, without duplication, of
     (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income,
     (ii) Capital Expenditures and Permitted Acquisitions (including any earnout or other payments made with respect to such Permitted Acquisitions) made in cash to the extent not financed with (x) the proceeds of long-term Indebtedness (other than the Obligations) or (y) the proceeds of asset Dispositions and Casualty Events referred to in clause (b)(vi) below for such fiscal year or any prior fiscal year,
     (iii) the aggregate amount of all regularly scheduled principal payments of Indebtedness (including the Term Loans and Capitalized Leases) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder),
     (iv) increases in Working Capital for such fiscal year,
     (v) the aggregate net amount of non-cash gain on the disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
     (vi) proceeds of all Dispositions of assets other than Excluded Dispositions and all Casualty Events, in each case to the extent received in such fiscal year and to the extent included in arriving at such Consolidated Net Income,
     (vii) proceeds received by the Restricted Companies from insurance claims (including, without limitation, with respect to casualty events, business interruption or product recalls) which reimburse prior business expenses, to the extent included in arriving at such Consolidated Net Income,
     (viii) cash payments made in satisfaction of non-current liabilities (other than (A) payments in respect of Indebtedness under this Agreement or (B) regularly scheduled principal payments of any other Indebtedness),

     (ix) cash fees and expenses incurred in connection with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated),
     (x) cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with any Permitted Acquisition or any other Investment permitted hereunder; and
     (xi) increases in the regulatory capital of each Regulated Subsidiary, which shall be calculated by reference to the increase in the minimum statutory capital and surplus of such Regulated Subsidiary during such fiscal period times 110%.
     “Excluded Dispositions” means:
     (a) Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Restricted Companies;
     (b) Dispositions of inventory in the ordinary course of business;
     (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
     (d) Dispositions of property by a Restricted Company to another Restricted Company; provided that if the transferor of such property is a Loan Party (x) the transferee thereof must either be a Loan Party or a Domestic Restricted Company or (y) to the extent such transaction constitutes an Investment in a Foreign Restricted Subsidiary, such transaction is permitted by Section 7.02(c);
     (e) Dispositions permitted by Section 7.02, Section 7.04 (so long as any Disposition pursuant to a liquidation permitted pursuant to Section 7.04 shall be done on a pro rata basis among the equity holders of the applicable Subsidiary) and Section 7.06 and Liens permitted by Section 7.01;
     (f) Dispositions by any Restricted Company of property pursuant to sale-leaseback transactions; provided that (i) if such property so Disposed of constitutes Collateral as of the Effective Date, the fair market value of all such property so Disposed of in any fiscal year in excess of the Disposition Threshold for such fiscal year shall be applied to prepay the Term Loans pursuant to Section 2.05(b), (ii) if any such sale and leaseback transaction is entered into after the Effective Date to finance the purchase, repair or improvement of fixed or capital assets, the resulting Capital Lease Obligation is permitted by Section 7.03 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 7.01 and (iii) the purchase price for such property shall be paid to such Restricted Company for not less than 75% cash consideration;

     (g) (i) Dispositions of cash and Cash Equivalents and (ii) Dispositions pursuant to and in accordance with the Cash Management Practices;
     (h) Dispositions of accounts receivable in connection with the collection or compromise thereof;
     (i) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Restricted Companies;
     (j) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
     (k) Dispositions in the ordinary course of business consisting of the abandonment of IP Rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Restricted Companies;
     (l) Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements in substantially the form as such arrangements are in effect on the Effective Date;
     (m) Dispositions of property to an Unrestricted Subsidiary; provided that to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02(n);
     (n) Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Restricted Companies;
     (o) Dispositions of tangible property in the ordinary course of business as part of a like-kind exchange under Section 1031 of the Code;
     (p) voluntary terminations of Swap Contracts;
     (q) Dispositions of Securitization Assets (or a fractional undivided interest therein) in a Securitization Financing permitted under Section 7.03(r); and
     (r) Any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Borrower or any Restricted Subsidiary, so long as the Borrower or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee.
     “Facility” means the Term A Loans, the Term B Loans, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

     “FATCA” means sections 1471 through 1474 of the Code, as in effect on the Effective Date, and any applicable Treasury regulation promulgated thereunder or published administrative guidance implementing such sections.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative Agent.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.
     “Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Granting Lender” has the meaning specified in Section 10.07(i).
     “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any

Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Original Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, pollutants or contaminants or words of similar meaning or effect.
     “Honor Date” has the meaning specified in Section 2.03(c)(i).
     “Immaterial Subsidiaries” means, as of any date of determination, those Restricted Subsidiaries that, individually or collectively, for the four fiscal quarter period ended most recently prior to such date of determination constituted (i) less than 10% of the Consolidated EBITDA of the Restricted Companies and (ii) less than 5% of Total Assets of the Restricted Companies.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements;

     (b) the maximum available amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
     (c) net obligations of such Person under Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefor are in escrow);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness;
     (g) all obligations of such Person in respect of Disqualified Equity Interests;
     (h) indebtedness or similar financing obligations of such Person under any Securitization Financing; and
     (i) all Guarantees of such Person in respect of any of the foregoing paragraphs.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
     “Indemnified Liabilities” has the meaning set forth in Section 10.05.
     “Indemnitees” has the meaning set forth in Section 10.05.
     “Information” has the meaning specified in Section 10.09.

     “Intellectual Property Security Agreement” means, collectively, the Copyright Security Agreement, the Trademark Security Agreement and the Patent Security Agreement, substantially in the forms attached to the Security Agreement together with each other intellectual property security agreement executed and delivered pursuant to Section 6.12 or the Security Agreement.
     “Interest Coverage Ratio” means, as of the end of any fiscal quarter of the Borrower for the four fiscal quarter period ending on such date, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Charges of the Borrower and its Subsidiaries for such period.
     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or any Specified Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
     “Interest Period” means as to each Eurodollar Rate Loan, (a) initially, the period commencing on the Effective Date and ending on August 31, 2011 and (b) thereafter, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date that is one month, two months, three months or six months thereafter, or to the extent available (as determined by each relevant Lender) to all relevant Lenders, one week, two weeks, nine months or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice (or such other period, which is less than twelve months, as agreed by the Borrower and all applicable Lenders); provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
     (ii) other than with respect to one and two week Interest Periods, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
     “Investment” means, as to any Person, any direct or indirect acquisition of, or investment by such Person in, another Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (i) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For all purposes of this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. The amount expended in any Investment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the board of directors of the Borrower and evidenced by a board resolution.
     “IP Rights” has the meaning set forth in Section 5.13.
     “IRS” means the United States Internal Revenue Service.
     “Jacksonville Corporate Campus” means any and all real property located in the City of Jacksonville, Florida which at any time is owned by any Restricted Company, including, without limitation, that certain real property commonly known as 601 Riverside Avenue, Jacksonville, Florida.
     “Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries, (b) any other Person designated by the Borrower in writing to the Administrative Agent (which designation shall be irrevocable) as a “Joint Venture” for purposes of this Agreement and at least 50% but less than 100% of whose Equity Interests are directly owned by the Borrower or any of its Subsidiaries, and (c) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.
     “JPMCB” means JPMorgan Chase Bank, N.A. and its successors.
     “Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     “L/C Issuer” means JPMCB or any other Revolving Lender (or Affiliate thereof) that agrees in writing with the Borrower and the Administrative Agent to act as an L/C Issuer, in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
     “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
     “Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuer and the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is five days prior to the Revolving Credit Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
     “Leverage Ratio” means, as of the end of any fiscal quarter of the Borrower for the four fiscal quarter period ending on such date, the ratio of (a) Total Indebtedness on the last day of such period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period; provided that the amount of Total Indebtedness determined pursuant to clause (a) above at any date shall be reduced in the case of any such Indebtedness of a Majority-Owned Subsidiary by an amount directly proportional to the amount (if any) by which Consolidated EBITDA determined pursuant to clause (b) above for such date was reduced (including through the calculation of Consolidated Net Income) by the elimination of a minority interest in such Majority-Owned Subsidiary owned by a Person other than a Consolidated Company.
     “Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing but excluding operating leases).
     “Like-Kind-Exchange Companies” means Investment Property Exchange Services, Inc. and any other Restricted Companies that are engaged in like-kind-exchange operations.

     “Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
     “Loan Documents” means, collectively, (a) this Agreement, (b) the Collateral Documents, (c) the Amendment Agreement, (d) the Notes, (e) the Subsidiary Guaranty and (f) each Letter of Credit Application.
     “Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor.
     “Majority-Owned Subsidiary” means a Consolidated Subsidiary that is not wholly-owned (directly or indirectly) by the Borrower.
     “Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities, results of operations or financial position of the Borrower and its Restricted Subsidiaries taken as a whole, (b) a material and adverse effect on the ability of any Loan Party to perform its obligations under the Loan Documents or (c) a material and adverse effect on the rights and remedies of the Lenders under the Loan Documents.
     “Material Companies” means the Borrower and all Restricted Subsidiaries (other than Immaterial Subsidiaries).
     “Material Real Property” means fee owned real property with a value in excess of $10,000,000; provided, however, that the following are hereby deemed not to constitute Material Real Property: (i) the Jacksonville Corporate Campus and (ii) any real property obtained or held by any Consolidated Company in connection with its like-kind exchange services or other services provided to third parties that involve processing or taking title or other interests in real property.
     “Maturity Date” means (a) with respect to the Revolving Credit Facility and the Swing Line Facility, the Revolving Credit Maturity Date, (b) with respect to the Term A Loans, the Term A Loan Maturity Date and (c) with respect to the Term B Loans, the Term B Loan Maturity Date.
     “Maximum Rate” has the meaning specified in Section 10.11.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Mortgage” means, collectively, each mortgage executed and delivered on or prior to the Effective Date and thereafter pursuant to Section 6.12, in each case substantially in the form of Exhibit K.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     “Net Cash Proceeds” means:
     (a) with respect to the Disposition of any asset by any Restricted Company or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of such Restricted Company) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, underwriting fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by such Restricted Company in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be payable by such Restricted Company or any of the direct or indirect members thereof and attributable to such Disposition (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would be payable in cash if such funds were repatriated to the United States), (D) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Disposition, (E) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by such Restricted Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (I) received upon the Disposition of any non-cash consideration received by such Restricted Company in any such Disposition and (II) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve, and (F) in the case of any Disposition by a Regulated Subsidiary or any Casualty Event with respect to assets of a Regulated Subsidiary, any amount that would be prohibited by applicable Law from being distributed (including as a dividend or otherwise) or the distribution of which would result in a negative impact on any minimum capital or similar requirement applicable to it (it being understood and agreed that any such amount shall still be subject to the reinvestment provisions of Section 2.05(b)(i)(B) to the fullest extent permitted by applicable Law (including any minimum capital or similar requirement applicable to such Regulated Subsidiary)); provided that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $5,000,000 and (y) no proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $15,000,000

(and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a));
     (b) with respect to the incurrence or issuance of any Indebtedness by any Restricted Company, the excess, if any, of (i) the sum of the cash received in connection with such sale over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by such Restricted Company (or, in the case of taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States; and
     (c) with respect to the issuance of any Qualified Equity Interest by any Restricted Company, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (ii) all taxes (including, in respect of any proceeds received in connection with the issuance of Equity Interests of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States) and fees (including investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses) incurred by such Restricted Company (or, in the case of taxes, any member thereof) in connection with such issuance.
     “Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).
     “Note” means a Term Note or a Revolving Credit Note, as the context may require.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
     “OID” has the meaning specified in Section 2.14(b).
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Original Closing Date” means July 2, 2008.
     “Original Credit Agreement” means the Credit Agreement dated as of July 2, 2008 (as amended, supplemented or otherwise modified from time to time prior to the Effective Date) among the Borrower, the lenders party thereto and JPMCB, as administrative agent, swing line lender and L/C issuer.
     “Other Taxes” has the meaning specified in Section 3.01(c).
     “Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
     “Participant” has the meaning specified in Section 10.07(f).
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Acquisition” has the meaning specified in Section 7.02(h).
     “Permitted Encumbrances” has the meaning specified in the Mortgages.
     “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to the sum of (i) unpaid accrued interest and premium thereon, (ii) other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and (iii) the aggregate amount of any existing commitments unutilized thereunder (it being understood that the incurrence of Indebtedness in an aggregate principal amount in excess of such limitations on principal in this clause (a) may still constitute a “Permitted Refinancing” up to such limited aggregate principal amount with any excess principal amount thereof being Indebtedness which must otherwise be permitted pursuant to Section 7.03), (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders in all material respects as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to collateral but excluding pricing) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor (or another of the Restricted Companies, at the election of the Borrower, provided that if the obligor is a Loan Party, such other Restricted Company must also be a Loan Party) on the Indebtedness being modified, refinanced, refunded, renewed or extended, and such new or additional obligors as are or become Loan Parties in accordance with Section 6.12 and with respect to subordinated Indebtedness the obligations of such obligors shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in documentation governing the Indebtedness, taken as a whole and (f) at the time thereof, no Event of Default shall have occurred and be continuing.
     “Permitted Senior Indebtedness” means any unsecured Indebtedness (other than Permitted Subordinated Indebtedness) that (a) is not scheduled to mature prior to the date that is 91 days after the Term B Loan Maturity Date, (b) has no scheduled amortization or payments of principal prior to the Term B Loan Maturity Date, (c) has mandatory prepayment, repurchase or redemption provisions (other than a customary offer to purchase upon a change of control) no more onerous or expansive in scope, taken as a whole, than those contained in this Agreement for the Term B Loans or are otherwise reasonably acceptable to the Administrative Agent and (d) otherwise has terms, including covenants, that are usual and customary for high-yield debt securities or that are otherwise reasonably acceptable to the Administrative Agent.
     “Permitted Subordinated Indebtedness” means any unsecured Indebtedness that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms not materially less favorable to the Lenders, taken as a whole, than the terms set forth on Exhibit H hereto or on such other terms as shall be reasonably acceptable to the Administrative Agent, (b) is not scheduled to mature prior to the date that is 91 days after the Term B Loan Maturity Date, (c) has no scheduled amortization or payments of principal prior to the Term B Loan Maturity Date and (d) has mandatory prepayment, repurchase or redemption provisions and covenants no more onerous or expansive in scope, taken as a whole, than those contained in this Agreement for the Term B Loans or are otherwise reasonably acceptable to the Administrative Agent.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) maintained or sponsored by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.
     “Pledged Debt” has the meaning specified in the Security Agreement.
     “Pledged Equity” has the meaning specified in the Security Agreement.
     “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, for purposes of calculating compliance with the Leverage Ratio, the Applicable Leverage Ratio or each of the financial covenants set forth in Section 7.09 in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by any Restricted Company in connection with such Specified Transaction, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to the Leverage Ratio, the Applicable Leverage Ratio and the financial covenants set forth in Section 7.09 to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and may take into account cost savings in an amount not to exceed the greater of (x) $25,000,000 and (y) 5.0% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for such period (calculated after giving effect to any Specified Disposition or Specified Acquisition that occurs during the applicable measuring period but prior to giving effect to any adjustment pursuant to this proviso) for all such cost savings in any fiscal year for which the necessary steps have been implemented or are reasonably expected to be implemented within twelve months after the closing of the applicable Permitted Acquisition.
     “Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time.
     “Public Lender” has the meaning specified in Section 6.02.

     “Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.
     “Register” has the meaning set forth in Section 10.07(e).
     “Regulated Subsidiary” means any Restricted Subsidiary that is subject to regulation by any Governmental Authority as an insurance company or otherwise as a company subject to minimum capital or similar requirements and for which the incurrence of Indebtedness (including Guarantees) or the granting of Liens with respect to its assets would be prohibited or restricted or would result in a negative impact on any minimum capital or similar requirement applicable to it.
     “Regulatory Supervising Organization” means any Governmental Authority or regulatory organization of which a Regulated Subsidiary is a member or to whose rules it is subject.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, if any, and (c) aggregate unused Revolving Credit Commitments, if any; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Responsible Officer” means the chief executive officer, president, any vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party (or any other person duly authorized by a Loan Party to act with respect to the Loan Documents on behalf of such Loan Party) and, as to any document delivered on the Effective Date, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Companies” means the Borrower and its Restricted Subsidiaries, and “Restricted Company” means any of the foregoing.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Restricted Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof). The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the board of directors of the Borrower and evidenced by a board resolution.
     “Restricted Prepayment” has the meaning specified in Section 7.10.
     “Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
     “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Revolving Credit Lenders pursuant to Section 2.01(c).
     “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans and purchase participations in L/C Obligations and Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto under the caption “Revolving Credit Commitment”, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $400,000,000 on the Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
     “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.
     “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
     “Revolving Credit Loan” has the meaning specified in Section 2.01(c).
     “Revolving Credit Maturity Date” means the fifth anniversary of the Effective Date.
     “Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     “Secured Cash Management Obligations” means the obligations of any Loan Party with respect to any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfer of funds provided by a Person who was a Lender or an Affiliate thereof at the time the agreements giving rise to such obligations were created, or who subsequently has become a Lender or an Affiliate thereof.
     “Secured Hedge Agreement” means any Swap Contract permitted under Article 7 that is entered into by and between the Borrower or any of its Subsidiaries and any Person who was a Lender or an Affiliate thereof at the time the relevant Swap Contract was executed, or who subsequently has become a Lender or an Affiliate thereof.
     “Secured Hedge Bank” means any Person who was a Lender or an Affiliate thereof at the time the relevant Swap Contract was executed, or who subsequently has become a Lender or an Affiliate thereof, in each case in its capacity as a party to a Secured Hedge Agreement.
     “Secured Hedging Obligations” means the obligations of any Loan Party under any Secured Hedge Agreement.
     “Secured Obligations” has the meaning specified in the Security Agreement.
     “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Secured Hedge Banks, the holders of Secured Cash Management Obligations, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.
     “Securitization Assets” means any accounts receivable, royalty or revenue streams, other financial assets, proceeds and books, records and other related assets incidental to the foregoing subject to a Securitization Financing.
     “Securitization Financing” has the meaning referred to in Section 7.03(r).
     “Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Borrower and are Persons organized for the limited purpose of entering into a Securitization Financing by purchasing, or receiving by way of capital contributions, sale or other transfer, assets from the Borrower and its Subsidiaries and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of the Borrower.
     “Security Agreement” means, collectively, the Amended and Restated Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.
     “Security Agreement Supplement” has the meaning specified in the Security Agreement.
     “Senior Notes” means the Borrower’s senior unsecured notes due 2016 issued on the Original Closing Date in the aggregate principal amount of $375,000,000, and includes any

“Exchange Notes” (as defined in the Senior Notes Documents) registered with the SEC and exchanged for unregistered Senior Notes.
     “Senior Notes Documents” means the Senior Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.
     “Senior Notes Indenture” means the Indenture dated as of July 2, 2008 among the Borrower, each of the guarantors named therein and U.S. Bank Corporate Trust Services, as trustee, in respect of the Senior Notes.
     “SFAS No. 141(R)” has the meaning specified in Section 1.03(d).
     “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “SPC” has the meaning specified in Section 10.07(i).
     “Specified Debt” has the meaning specified in the last paragraph of Section 7.03.
     “Specified Debt Test” has the meaning specified in the proviso contained in the last paragraph of Section 7.03.
     “Specified Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or (ii) more than 50% of the common stock or Equity Interests of a Person and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $20,000,000.
     “Specified Disposition” means any Disposition of property or series of related Dispositions of property that (a) constitutes (i) assets comprising all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person or (ii) more than 50% of the common stock or other Equity Interests of a Person and (b) yields gross proceeds to the Borrower and its Restricted Subsidiaries in excess of $20,000,000.
     “Specified Non-Recourse Indebtedness” has the meaning set forth in Section 7.03(f).

     “Specified Rate Loan” means a loan that bears interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin specified for Eurodollar Rate Revolving Credit Loans.
     “Specified Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer or general counsel of the Borrower.
     “Specified Transaction” means, any Investment, incurrence of Indebtedness, Restricted Payment or Restricted Prepayment in respect of which compliance with a specified Leverage Ratio or the financial covenants set forth in Section 7.09, or the Applicable Leverage Ratio, is by the terms of this Agreement required to be calculated on a Pro Forma Basis or any Specified Disposition or Specified Acquisition.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Subsidiary Guarantor” has the meaning specified in Section 6.12(a). Each Subsidiary Guarantor as of the Effective Date is listed on Schedule 1.01B.
     “Subsidiary Guaranty” means, collectively, the guaranty in respect of the Secured Obligations made by those Subsidiaries of the Borrower that are Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F, together with any other guaranty and guaranty supplement delivered pursuant to Section 6.12.
     “Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association,

Inc., any International Foreign Exchange Master Agreement, or any other master agreement or related schedules, including any such obligations or liabilities arising therefrom.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
     “Swing Line Lender” means JPMCB in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Obligations” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time.
     “Swing Line Sublimit” means an amount equal to $50,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
     “Taxes” has the meaning specified in Section 3.01(a).
     “Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).
     “Term A Commitment” means, as to each Term A Lender, its obligation to make a Term A Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term A Commitments is $535,000,000.
     “Term A Lender” means, at any time, any Lender that has a Term A Commitment or Term A Loans at such time.

     “Term A Loan” means a Loan made pursuant to Section 2.01(a).
     “Term A Loan Maturity Date” means the fifth anniversary of the Effective Date.
     “Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b).
     “Term B Commitment” means, as to each Term B Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01(b) in an aggregate amount not to exceed the amount set forth opposite such Term B Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term B Commitments is $250,000,000.
     “Term B Lender” means, at any time, any Lender that has a Term B Commitment or Term B Loans at such time.
     “Term B Loan” means a Loan made pursuant to Section 2.01(b).
     “Term B Loan Maturity Date” means August 14, 2018.
     “Term Commitment” means a Term A Commitment, a Term B Commitment or a commitment to make a Term Loan to the Borrower pursuant to an increase and joinder agreement described in Section 2.14 pursuant to which such Term Lender becomes a party hereto, as applicable, in each case as such amount may be adjusted from time to time in accordance with this Agreement.
     “Term Lender” means, at any time, any Lender that has a Term Commitment or Term Loans at such time.
     “Term Loan” means a Term A Loan, a Term B Loan or an Additional Term Loan made pursuant to Section 2.14.
     “Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 or Exhibit C-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
     “Threshold Amount” means $70,000,000.
     “Total Assets” means, at any time with respect to any Person, the total assets appearing on the most recently prepared consolidated balance sheet of such Person as of the end of the most recent fiscal quarter of such Person for which such balance sheet is available, prepared in accordance with GAAP.

     “Total Consolidated Assets” means, at any time, the total assets appearing on the most recently prepared consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Borrower and its Consolidated Subsidiaries for which such balance sheet is available, prepared in accordance with GAAP.
     “Total Indebtedness” means, without duplication, (i) the aggregate Outstanding Amount of all Loans, the aggregate undrawn amount of all outstanding trade Letters of Credit and all Unreimbursed Amounts and (ii) all other Indebtedness of the Borrower and its Restricted Subsidiaries of the type referred to in clauses (a), (b) (but solely in respect of letters of credit and bankers’ acceptances, and solely to the extent drawn and not yet reimbursed), (d), (e), (f) and (h) of the definition thereof and all Guarantees of the Borrower and its Restricted Subsidiaries in respect of such Indebtedness of any other Person, in each case other than Specified Non-Recourse Indebtedness.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
     “Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, all L/C Obligations and Swing Line Loans.
     “Transaction” means, collectively, (a) the amendment and restatement of the Original Credit Agreement in the form of this Agreement and the repayment of all outstanding loans and payment of all accrued fees and interest under the Original Credit Agreement on the Effective Date, (b) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing or issuance of Loans, the use of any proceeds thereof and the issuance of Letters of Credit hereunder and (c) the payment of the fees and expenses incurred in connection with any of the foregoing.
     “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “U.S. Lender” has the meaning set forth in Section 10.16(b).
     “Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).
     “Unrestricted Subsidiary” means (a) each Subsidiary of the Borrower listed on Schedule 1.01B and (b) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Effective Date (and continuing until such time that such designation may be thereafter revoked by the Borrower).

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
     “Withholding Agent” means a Loan Party or the Administrative Agent, as applicable.
     “Working Capital” means, at any date, the excess of current assets of the Borrower and its Subsidiaries on such date (excluding cash and Cash Equivalents) over current liabilities of the Borrower and its Subsidiaries on such date (excluding current liabilities in respect to Indebtedness), all determined on a consolidated basis in accordance with GAAP.
     Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
     (b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
     (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
     (d) The term “including” is by way of example and not limitation.
     (e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
     (f) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     Section 1.03 Accounting Terms.
     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations pursuant to Section 7.09) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 6.01 or, prior to such delivery, the financial statements referred to in Section 5.05(a) for December 31, 2010 and the fiscal year then ended.

     (b) In the event that any “Accounting Change” (as defined below) shall occur after the date hereof and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement or any other Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such provisions to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Required Lenders); provided that, until so amended, (i) all financial covenants, standards and terms in this Agreement and the other Loan Documents shall continue to be calculated or construed as if such Accounting Change had not occurred and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form reasonably satisfactory to the Administrative Agent, between calculations of such financial covenants, standards and terms made before and after giving effect to such Accounting Change. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
     (c) Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement shall, following any Specified Acquisition or any Specified Disposition, be calculated on a Pro Forma Basis until the completion of four full fiscal quarters following such Specified Acquisition or Specified Disposition.
     (d) Notwithstanding anything to the contrary in any Loan Document, for purposes of making any calculation or determination pursuant to the terms of this Agreement on and after the Effective Date, the change in GAAP resulting from the adoption by any of the Consolidated Companies of Statement of Financial Accounting Standards No. 141(R) (Business Combinations) and/or FSP FAS 141(R)-1 (Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies) (collectively, “SFAS No. 141(R)”), shall not be given effect in respect of any earn-out obligations and such calculations and determinations shall be made on the basis of GAAP as in effect from time to time but without giving effect to the adoption of SFAS No. 141(R) in respect of any earn-out obligations. The Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form reasonably satisfactory to the Administrative Agent, between such calculations or determinations made before and after giving effect to SFAS No. 141(R) in respect of any earn-out obligations.
     Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
     Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurodollar Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
     Section 1.08 Foreign Currency Denominated Debt. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding anything to the contrary in this Agreement, the maximum amount of Indebtedness that the Restricted Companies may incur in compliance with this Agreement shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
ARTICLE 2
The Commitments and Credit Extensions
     Section 2.01 The Committed Loans. (a) The Term A Borrowings. Subject to the terms and conditions set forth herein and the Amendment Agreement, each Term A Lender party to the Amendment Agreement severally agrees to make, on the Effective Date, a single loan in Dollars to the Borrower in an amount equal to such Lender’s Term A Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (b) The Term B Borrowings. Subject to the terms and conditions set forth herein and the Amendment Agreement, each Term B Lender party to the Amendment Agreement severally agrees to make, on the Effective Date, a single loan in Dollars to the Borrower in an amount equal to such Lender’s Term B Commitment. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     (c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day prior to the Revolving Credit Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment and (y) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05 and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     Section 2.02 Borrowings, Conversions and Continuations of Committed Loans. (a) Each Term A Borrowing, each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of Eurodollar Rate Loans, continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) 12:00 p.m. on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c)(i) and Section 2.04(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or which existing Term Loans or Revolving Credit Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, a Eurodollar Rate Loan with an Interest Period of one month (subject to the definition of Interest Period). Any such automatic conversion to Eurodollar Rate Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurodollar Rate Loans with an Interest Period of one month or continuation described in Section 2.02(a). In the case of each Committed Borrowing, each Appropriate Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMCB with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.
     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.07 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in JPMCB’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Term A Borrowings, all Term B Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than 20 Interest Periods in effect with respect to Committed Loans.

     (f) The failure of any Lender to make the Committed Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Committed Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Committed Loan to be made by such other Lender on the date of any Borrowing.
Section 2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension or after giving effect thereto, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Credit Commitments, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Revolving Credit Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. For the avoidance of doubt, all Letters of Credit (as defined in the Original Credit Agreement) outstanding on the Effective Date shall be deemed to be Letters of Credit under this Agreement.
     (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which, in each case, the L/C Issuer in good faith deems material to it; provided that for purposes of the foregoing and notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y)

all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee or Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be enacted, adopted or issued after the Effective Date, regardless of the date actually enacted, adopted or issued.
     (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Revolving Credit Lenders (other than any Revolving Credit Lender that is a Defaulting Lender) have approved such expiry date;
     (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders (other than any Revolving Credit Lender that is a Defaulting Lender) have approved such expiry date; or
     (D) the issuance of such Letter of Credit would violate any Laws or one or more policies of the L/C Issuer.
     (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably request. In the event that any Letter of Credit Application includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein shall be incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such Letter of Credit Application to be the same as the analogous provisions herein.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation to be promptly provided by the Administrative Agent), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
     (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 3:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that if notice of such drawing is not provided to the Borrower prior to 1:00 p.m. on the Honor Date, then the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Revolving Credit Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
     (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
     (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. If such Lender pays such amount (with interest as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d) Repayment of Participations. (i) If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof and in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the

Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
     (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or
     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;
provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the L/C Issuer’s gross negligence or willful misconduct. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under this Agreement or any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall, within three Business Days, Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or, in the case of clause (ii), provide a back-to-back letter of credit in a face amount at least equal to the then undrawn amount of such Letter of Credit from an issuer and in form and substance reasonably satisfactory to the L/C Issuer. For purposes hereof, “Cash Collateralize”

means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in a Cash Collateral Account. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than rights or claims of the Administrative Agent and claims of the Collateral Agent arising by operation of law or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (A) such aggregate Outstanding Amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer. To the extent the amount of any Cash Collateral exceeds the aggregate Outstanding Amount of all L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.
     (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued for the account of the Borrower equal to the Applicable Margin times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued for the account of the Borrower equal to 0.125% per annum (or, in the case of any L/C Issuer, any lesser percentage that may be agreed by the Borrower and such L/C Issuer) of the daily maximum amount then available to be drawn under such Letter of Credit

(whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.
     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
     (l) Defaulting Lenders. This Section 2.03 shall be subject to the applicable provisions of Section 2.15 in the event any Lender becomes a Defaulting Lender.
     Section 2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day until the Revolving Credit Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments and (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment; provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05 and reborrow under this Section 2.04. Each Swing Line Loan shall be a Specified Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.
     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date or such later time on the requested borrowing date as may be approved by the Swing Line Lender in its sole discretion, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 3:30 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.
(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Specified Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a) as if it were a Base Rate Loan, without regard to the minimum and multiples specified therein for the principal amount of Specified Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Specified Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Specified Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

     (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment in the same funds as those received by the Swing Line Lender.
     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each

Revolving Credit Lender funds its Specified Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     (g) Defaulting Lenders. This Section 2.04 shall be subject to the applicable provisions of Section 2.15 in the event any Lender becomes a Defaulting Lender.
     Section 2.05 Prepayments.
     (a) Optional.
     (i) Subject to Section 2.05(a)(iv), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay the Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than (1) 1:00 p.m. three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) 12:00 p.m. on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.07. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied among the Facilities in such amounts as the Borrower may direct in its sole discretion, provided that any such prepayment of any Class of Term Loans shall be applied against the then remaining scheduled amortization payments under such Class of Term Loans in order of their maturities. Each prepayment in respect of a particular Facility shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.
     (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment and (B) any such prepayment shall be in a minimum principal amount of the lesser of $100,000 and the total principal amount of the Swing Line Loans then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or Section 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.
     (iv) Notwithstanding anything herein to the contrary, all optional prepayments of the Term B Loans effected on or prior to the first anniversary of the Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans, including new term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time, (excluding a refinancing of all the facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)) shall be accompanied by a prepayment fee equal to 1% of the aggregate principal amount of such prepayments if the Applicable Margin (or similar interest rate spread) applicable to such new term loans is or, upon the satisfaction of certain conditions, could be less than the Applicable Margin applicable to the Term B Loans on the Effective Date.
     (b) Mandatory. (i)
     (A) If (1) any Restricted Company Disposes of any property or assets other than Excluded Dispositions (but solely to the extent the aggregate fair market value of all such Dispositions from and after the Effective Date exceed $25,000,000), or (2) any Casualty Event occurs, which in the aggregate results in the realization or receipt by any Restricted Company of Net Cash Proceeds in excess of $5,000,000 in any fiscal year, the Borrower shall cause to be prepaid on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(i)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(i)(B) (which election may only be made if no Event of Default has occurred and is then continuing);
     (B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event required to be applied in accordance with Section 2.05(b)(i)(A), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may or may cause any of its Restricted Subsidiaries to reinvest all or any portion of such Net Cash Proceeds in the acquisition, improvement or maintenance of assets useful in the operations of the Restricted Companies (1) in the case of any Net Cash Proceeds received with respect to any Disposition, within (x) 12 months following receipt of such Net Cash Proceeds or (y) if a Restricted Company enters into a contract to reinvest such Net Cash Proceeds within such 12 month period following receipt thereof, 18 months following receipt of such Net Cash Proceeds and (2) in the case of any Net Cash Proceeds received with respect to any Casualty Event, within (x) 24 months following receipt of such Net Cash Proceeds or (y) if a Restricted Company enters into a contract to reinvest such Net Cash Proceeds within such 24 month period following receipt thereof, 30 months following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election or are not so reinvested during (I) in the case of any such Disposition, such 12 month period or 18 month period, as applicable and (II) in the case of any such Casualty Event, such 24 month period or 30 month period, as applicable, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.05.
     (ii) If any Restricted Company incurs or issues (A) any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 or (B) any Indebtedness incurred pursuant to Section 7.03(r), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.
     (iii) Within fifteen Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ending December 31, 2012) minus (B) the sum of (1) the amount of any prepayments of the Term Loans made pursuant to Section 2.05(a) during the fiscal year covered by such financial statements and (2) solely to the extent the Revolving Credit Commitments are reduced pursuant to Section 2.06(a) in connection therewith (and solely to the extent of the amount of such reduction), the amount of any prepayments of the Revolving Credit Loans made pursuant to Section 2.05(a) during the fiscal year covered by such financial statements; provided that such percentage shall be reduced to (x) 25% if the Leverage Ratio as of the last day of the immediately preceding four fiscal quarters was less than 2.50:1.00 or (y) 0% if (I) the Leverage Ratio as of the last day of the immediately preceding four fiscal quarters was less than 2.00:1 or (II) the Excess Cash Flow for such year was less than $10,000,000.
     (iv) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each of the Term A Loans and the Term B Loans and in direct order of maturities to the principal repayment installments of the Term Loans that are due after the date of such prepayment. Each such prepayment shall be paid to the Term Lenders in accordance with their respective Pro Rata Shares.

     (v) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) at least (A) in the case of the prepayment of Term Loans which are Base Rate Loans, one Business Day and (B) in the case of prepayments of Term Loans which are Eurodollar Rate Loans, three Business Days, in each case prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.
     (c) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.07. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.05(b).
     Section 2.06 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments or from time to time permanently reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent one Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof or equal to the Aggregate Revolving Credit Commitments at such time and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Aggregate Revolving Credit Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.
     (b) Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 on the Effective Date upon the making of the Term Loans in accordance with Section 2.01. The Revolving Credit Commitments shall be automatically and permanently reduced to $0 on the Revolving Credit Maturity Date.

     (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.09). All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.
     Section 2.07 Repayment of Loans. (a) Term A Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate principal amount of all Term A Loans outstanding in quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05(b)(iv)), each such payment to be made on or prior to the date specified below:

Aggregate Term A Loan Principal
Payment Date	Amortization Payment
December 31, 2011	$6,687,500
March 31, 2012	$6,687,500
June 30, 2012	$6,687,500
September 30, 2012	$6,687,500
December 31, 2012	$6,687,500
March 31, 2013	$6,687,500
June 30, 2013	$6,687,500
September 30, 2013	$6,687,500
December 31, 2013	$13,375,000
March 31, 2014	$13,375,000
June 30, 2014	$13,375,000
September 30, 2014	$13,375,000
December 31, 2014	$20,062,500
March 31, 2015	$20,062,500
June 30, 2015	$20,062,500
September 30, 2015	$20,062,500
December 31, 2015	$20,062,500
March 31, 2016	$20,062,500
Term A Loan Maturity Date	All remaining outstanding principal amounts of the Term A Loans provided that the final principal repayment installment of the Term A Loans shall be repaid on the Term A Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.
     (b) Term B Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate principal amount of all Term B Loans outstanding in quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05(b)(iv)), each such payment to be made on or prior to the date specified below:

Aggregate Term B Loan Principal
Payment Date	Amortization Payment
September 30, 2011	$625,000
December 31, 2011	$625,000
March 31, 2012	$625,000
June 30, 2012	$625,000
September 30, 2012	$625,000
December 31, 2012	$625,000
March 31, 2013	$625,000
June 30, 2013	$625,000
September 30, 2013	$625,000
December 31, 2013	$625,000
March 31, 2014	$625,000
June 30, 2014	$625,000
September 30, 2014	$625,000
December 31, 2014	$625,000
March 31, 2015	$625,000
June 30, 2015	$625,000
September 30, 2015	$625,000
December 31, 2015	$625,000
March 31, 2016	$625,000
June 30, 2016	$625,000
September 30, 2016	$625,000
December 31, 2016	$625,000
March 31, 2017	$625,000
June 30, 2017	$625,000
September 30, 2017	$625,000
December 31, 2017	$625,000
March 31, 2018	$625,000
Term B Loan Maturity Date	All remaining outstanding principal amounts of the Term B Loans provided that the final principal repayment installment of the Term B Loans shall be repaid on the Term B Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.
     (c) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Revolving Credit Maturity Date the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

     (d) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten (10) Business Days after such Loan is made and (ii) the Revolving Credit Maturity Date.
     Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin for Revolving Credit Loans, or at such other rate as may be agreed between the Borrower and the Swing Line Lender.
     (b) While any Event of Default set forth in Section 8.01(a) or (f) exists (but, in the case of any Event of Default set forth in Section 8.01(a), only upon the election of the Administrative Agent or the Required Lenders), the Borrower shall pay interest on all overdue Obligations hereunder (regarding which all applicable grace periods set forth in Section 8.01 have expired) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     Section 2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):
     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Margin times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans, (ii) the Outstanding Amount of L/C Obligations and (iii) the Outstanding Amount of Swing Line Loans. The commitment fee shall accrue at all times from the Effective Date until the date on which the Aggregate Revolving Credit Commitments have terminated, the Outstanding Amounts on all Committed Loans and Swing Line Loans have been paid and the Outstanding Amounts on all L/C Obligations have been paid or Cash Collateralized (the “Termination Date”), and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December ending after the Effective Date, and on the Termination Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

     (b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     Section 2.11 Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
     Section 2.12 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (or, in the case of Section 2.05(a)(ii), 3:00 p.m.) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (or, in the case of Section 2.05(a)(ii), 3:00 p.m.) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     (b) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
     (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the applicable Federal Funds Rate from time to time in effect; and
     (ii) if any Lender failed to make such payment with respect to any Committed Borrowing, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Committed Loan included in the applicable Committed Borrowing. If such Lender does not pay such amount forthwith upon the

Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Committed Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
     (c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.
     (e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
     Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
     Section 2.14 Increase In Commitments. (a) Upon notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Effective Date, the Borrower may request on one or more occasions, additional Term Commitments and/or additional Revolving Credit Commitments; provided that (A) after giving effect to any such additional Indebtedness, the Borrower would be in compliance (the “Additional Commitments Compliance Condition”) with the covenant set forth in Section 7.09(b) and the Leverage Ratio calculated on a Pro Forma Basis would be no greater than 2.00:1.00 as of the most recently completed period of four consecutive fiscal quarters ending prior to the incurrence of such Indebtedness, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or Section 6.01(b) as if Loans had been made in an aggregate principal amount equal to the full amount of such additional Commitments of the first day of the fiscal period covered thereby and (B) after giving effect to any such addition, the aggregate amount of all additional Term Commitments and additional Revolving Credit Commitments that have been added pursuant to this Section 2.14) shall not exceed $250,000,000. Any such addition under this Section 2.14(a) shall be in an aggregate amount of $50,000,000 or any whole multiple of $5,000,000 in excess thereof.
     (b) Any loans made in respect of any such additional Term Commitments (the “Additional Term Loans”) may be made, at the option of the Borrower, either by (i) increasing the Term B Loans with the same terms (including pricing) as the existing Term B Loans, or (ii) creating a new tranche of term loans (an “Additional Term Loan Tranche”). Any Additional Term Loan Tranche shall not mature prior to the stated Maturity Date applicable to the latest maturing Tranche of Term Loans on the date of incurrence of such Additional Term Loans. The Weighted Average Life to Maturity of any Additional Term Loan Tranche shall be no less than the Weighted Average Life to Maturity of such latest maturing Tranche of Term Loans. The applicable yield relating to any Additional Term Loan Tranche shall not be greater than the Applicable Margin for the existing Term B Loans plus 0.50% per annum unless the Applicable Margin for the existing Term B Loans are increased so that the yield applicable to the applicable Additional Term Loan Tranche does not exceed the Applicable Margin for the existing Term B Loans by more than 0.50% per annum; provided that in determining the yield applicable to the existing Term B Loans and the Additional Term Loans, (A) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the existing Term B Loans or the Additional Term Loans in the syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity or, if less, the remaining life to maturity of the Additional Term Loans), (B) customary arrangement or commitment fees payable to the joint bookrunners (or their affiliates) or to one or more arrangers (or their affiliates) of the Additional Term Loans shall be excluded and (C) if the Additional Term Loan Tranche includes a “LIBOR floor”, such amount shall be converted into an interest margin (in an amount reasonably determined by the Administrative Agent) for purposes of determining any increase to the applicable yield.
     (c) Any such additional Revolving Credit Commitments (the “Additional Revolving Credit Commitments”) shall be made by increasing the Revolving Credit Commitments with the same terms (including pricing) as the existing Revolving Credit Commitments.
     (d) To achieve the full amount of a requested increase, the Borrower (i) shall request additional Term Commitments and/or Revolving Commitments from the Lenders and (ii) may, at its option, at the same time or thereafter, invite additional Eligible Assignees to become Term Lenders or Revolving Credit Lenders, as applicable, in each case, pursuant to a commitment increase and joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. At the time of the sending of notice requesting additional Term Commitments and/or additional Revolving Credit Commitments, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an additional Term Commitment or Revolving Credit Commitment, as applicable, and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under all the Facilities held by each Lender). Any Lender not responding within such time period shall be deemed to have declined to provide an additional Term Commitment or Revolving Credit Commitment, as applicable. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.
     (e) If any Term Commitments or Revolving Credit Commitments are added in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Additional Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such addition and the Additional Commitments Effective Date. As condition precedents to such addition, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14(e), the representations and warranties contained in Section 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, (B) no Default exists before or after giving effect to such addition and (C) compliance with the Additional Commitments Compliance Condition and (ii) all fees and expenses owing in respect of such increase to the Administrative Agent and the Lenders shall have been paid.
     (f) On each Additional Commitments Effective Date, (i) each Lender or Eligible Assignee which is providing an additional Term Commitment (A) shall become a “Term Lender” for all purposes of this Agreement and the other Loan Documents, and (B) shall make an Additional Term Loan to the Borrower in a principal amount equal to such additional Term Commitment, and such Additional Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents (except that the interest rate, amortization payment amounts and maturity date applicable to any Additional Term Loan under an Additional Term Loan Tranche may be as agreed by the Borrower and the applicable Lenders providing the additional Term Commitments; provided that such amortization payment amounts and maturity date shall be in accordance with the requirements of Section 2.14(b)) and (ii) each Lender or Eligible Assignee which is providing an additional Revolving Credit Commitment shall become a “Revolving Credit Lender” for all purposes of this Agreement and the other Loan Documents with a Revolving Credit Commitment that is increased by (in the case of an existing Revolving Credit Lender) or equal to (in the case of a new Revolving Credit Lender) such additional Revolving Credit Commitment.
     Section 2.15 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender.
     (a) fees shall cease to accrue on the unused portion of the Revolving Credit Commitments of such Defaulting Lender under Section 2.09.
     (b) if any Swing Line Obligations or L/C Obligations exist at the time any Revolving Credit Lender becomes a Defaulting Lender then:
     (i) all or any part of the Swing Line Obligations and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Pro Rata Shares of Swing Line Obligations and L/C Obligations but only to the extent (A) no Event of Default has occurred and is continuing at such time and (B) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Pro Rata Share of all Swing Line Obligations and L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially be effected, the Borrower shall within three Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Pro Rata Share of all Swing Line Obligations and (y) second, cash collateralize for the benefit of the L/C Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s Pro Rata Share of all L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(g) for so long as such Defaulting Lender’s Pro Rata Share of all L/C Obligations is outstanding;
     (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Pro Rata Share of all L/C Obligations pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(i) with respect to such Defaulting Lender’s Pro Rata Share of all L/C Obligations during the period of such Defaulting Lender’s Pro Rata Share of all L/C Obligations is cash collateralized;
     (iv) if such Defaulting Lender’s Pro Rata Share of all L/C Obligations is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the fees payable to the non-Defaulting Lenders pursuant to Section 2.03(i), 2.09(a) and 2.09(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and
     (v) if all or any portion of such Defaulting Lender’s Pro Rata Share of all L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all facility fees and commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 2.03(i) with respect to such Defaulting Lender’s Pro Rata Share of all L/C Obligations shall be payable to the L/C Issuer until and to the extent that such Defaulting Lender’s Pro Rata Share of all L/C Obligations is reallocated and/or cash collateralized; and
     (c) so long as any Revolving Credit Lender is a Defaulting Lender, the Swing Line Lenders shall not be required to fund such portion of any Swing Line Loan that equals such Defaulting Lender’s Pro Rata Share of such Swing Line Loan, and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless they are satisfied (in their reasonable judgment) that the related exposure and the Defaulting Lender’s then outstanding Pro Rata Share of all L/C Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.15(b), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting

Lenders in a manner consistent with Section 2.14(b)(i) (and such Defaulting Lender shall not participate therein).
     (d) In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Credit Lenders’ Pro Rata Shares of the Swing Line Obligations and L/C Obligations shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share, and such Lender shall cease to be a Defaulting Lender.
ARTICLE 3
Taxes, Increased Costs and Illegality
     Section 3.01 Taxes. (a) Except as provided in this Section 3.01, any and all payments by the Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized, is (or was, during the relevant period) doing business (by virtue of activities or residence) or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto or (ii) any withholding tax to the extent imposed as a result of a failure by a recipient of any sum payable under any Loan Document to satisfy the conditions for avoiding withholding under FATCA (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities with respect to such a payment being hereinafter referred to as “Taxes”).
     (b) If a Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) except to the extent provided in Sections 3.01(e), 3.01(f) and Section 10.16(a)(iv) below, the sum payable by the Borrower shall be increased as necessary so that after all required deductions are made (including deductions applicable to additional sums payable under this Section 3.01), such Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Withholding Agent shall make such deductions, (iii) the Withholding Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Withholding Agent shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

     (c) The Borrower also agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
     (d) Except to the extent provided in Sections 3.01(e), 3.01(f) and Section 10.16(a)(iv), the Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent or such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(d) shall be made within 30 days after the date such Lender or such Agent makes a demand therefor. The Borrower shall not be liable for any penalties, interest and other liabilities with respect to Taxes or Other Taxes to the extent it has reimbursed the amount of such Taxes or Other Taxes to the Agent or Lender, as the case may be, and such liabilities are attributable to the Agent’s or Lender’s failure to promptly remit the amount reimbursed, or to the extent attributable to the gross negligence or willful misconduct of the Agent or Lender, as the case may be.
     (e) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Effective Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (and provided that nothing in this clause (e) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in Lending Office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).
     (f) If a Lender or an Agent is subject to United States withholding tax with respect to a type of income paid pursuant to this Agreement at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, withholding tax at such rate shall be considered excluded from Taxes with respect to payments of that type of income unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered excluded from Taxes only for periods governed by such forms; provided that, if at the date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of United States withholding tax with respect to a type of income paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date on such type of income imposed at a rate up to the rate that applied to such type of income paid to the Lender assignor.
     (g) If any Lender or Agent shall become aware that it is entitled to receive a refund in respect of amounts paid by the Borrower pursuant to this Section 3.01, which refund in the good faith judgment of such Lender or Agent is allocable to such payment, it shall promptly notify Borrower of the availability of such refund and shall, within 30 days after the receipt of a request by the Borrower, apply for such refund; provided that in the sole reasonable judgment of the Lender or Agent, applying for such refund would not be disadvantageous to it.
     (h) If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (including any interest included in such refund) to the Borrower (to the extent that it determines that it can do so without prejudice to the retention of the refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (including any interest included in such refund) to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority; provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential.
     (i) Nothing in this Section 3.01 shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
     Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
     Section 3.04 Increased Cost and Reduced Return. If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04 any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 and Section 10.16 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized, is doing business or maintains a Lending Office and (iii) reserve requirements contemplated by Section 3.06, then from time to time within 30 days following written demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.08)), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
     Section 3.05 Capital Adequacy. If any Lender determines that any Change in Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Effective Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration such Lender’s policies with respect to capital adequacy and desired return on capital), then from time to time within 30 days following written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.08), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
     Section 3.06 Reserves on Eurodollar Rate Loans. (a) If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurocurrency liabilities”), the Borrower shall pay to such Lender additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error).
     (b) If any Lender is required to comply with any reserve ratio requirement or analogous requirement of any other Governmental Authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, the Borrower shall pay such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan. Any Lender requesting payment from the Borrower under Section 3.06(a) or (b) shall give the Borrower at least fifteen days’ prior notice (with a copy to the Administrative Agent). If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen days from receipt of such notice.
     Section 3.07 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss (other than loss of Applicable Margin or profit), cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;
including any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loan, or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrower to any Lender under this Section 3.07, such Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     Section 3.08 Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower contemporaneously with the demand for payment setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. For the avoidance of doubt, any additional amounts required to be paid pursuant to Section 3.01(b) are not subject to the limitations set forth in this Section 3.08.
     (b) With respect to any Lender’s claim for compensation under any of Sections 3.04 through Section 3.07, the Borrower shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation from the Borrower under any of Sections 3.04 through 3.06, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.08(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
     (c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan (or to convert Base Rate Loans into Eurodollar Rate Loans) shall be suspended pursuant to Section 3.08(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.01 through 3.06 hereof that gave rise to such conversion no longer exist:
     (i) to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and
     (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.
     (d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in any of Sections 3.02 through 3.06 that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.08 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

     (e) Each Lender agrees that (i) upon the occurrence of any event giving rise to the operation of Section 3.08(b) or (d) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s internal policies and any legal or regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any Loan or Letter of Credit affected by such event and (ii) if any Lender (A) requests compensation under any of Sections 3.04 through 3.06, or (B) notifies the Borrower that it has determined that it is unlawful for its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that in each case, such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.08(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to 3.02 or 3.04 through 3.06, or Section 3.08(b) or (d).
     Section 3.09 Replacement of Lenders Under Certain Circumstances. (a) If at any time:
     (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Sections 3.04 through 3.06, as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Sections 3.04 through 3.06 or
     (ii) any Lender becomes a Defaulting Lender,
then the Borrower may, on ten Business Days’ prior written notice to the Administrative Agent and such Lender, either:
     (A) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest pursuant to Section 10.07(d) (with the assignment fee to be paid by the Borrower unless waived by the Administrative Agent in such instance) all of its relevant rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; or
     (B) terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.
provided, however, that in the case of a Defaulting Lender only, the Borrower shall have the right to take such action as it may elect (including no action) under the immediately preceding clauses (A) and/or (B) independently and at different times with respect to any one or more Classes or Tranches of Loans (and the related Commitments) of such Defaulting Lender, without being obligated to take the same action with respect to all Classes and Tranches of Loans and related Commitments of such Defaulting Lender.
     (b) Any Lender being replaced pursuant to Section 3.09(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent.
     (c) Pursuant to an Assignment and Assumption arising by operation of Section 3.09(b), (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with the execution of such Assignment and Assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to be a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
     (d) Notwithstanding anything to the contrary, (i) any Lender that acts as L/C Issuer may not be replaced by operation of this Section 3.09 at any time that it has any Letter of Credit outstanding unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) any Lender that acts as Administrative Agent may not be replaced by operation of this Section 3.09 except in accordance with the terms of Section 9.09.
     (e) The Borrower shall also be entitled to replace a Dissenting Lender in accordance with Section 10.01(d).
     Section 3.10 Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE 4
Conditions Precedent to Credit Extensions
     Section 4.01 Conditions of Initial Credit Extension. The Original Closing Date was subject to satisfaction of the conditions precedent set forth in Section 4.01 of the Original Credit Agreement, and occurred on July 2, 2008.
     Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of each Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) that for purposes of this Section 4.02(a), the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) and, in the case of the financial statements furnished pursuant to Section 6.01(b), the representations contained in Section 5.05(a), as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments.
     (b) No Default shall exist, or would result from such Credit Extension or from the application of the proceeds therefrom.
     (c) The Administrative Agent and, if applicable, the L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
     Section 4.03 Effective Date Conditions. The effectiveness of the amendment and restatement of the Original Credit Agreement in the form of this Agreement is subject to the satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals, or electronic copies or facsimiles followed promptly by originals (unless otherwise specified), each properly executed by a Responsible Officer of the signing Loan Party (as applicable), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
     (i) executed counterparts of (x) the Amendment Agreement and (y) the Subsidiary Guaranty executed by Subsidiary Guarantors that satisfy the requirements set forth in Section 6.12, but determined with respect to the financial statements referred to in Section 5.05(a)(ii), in the case (but in any event each of the Subsidiary Guarantors that is party to the Subsidiary Guaranty immediately prior to the Effective Date);
     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note at least two Business Days prior to the Effective Date;

     (iii) executed counterparts of the Security Agreement together with the following:
     (A) to the extent not already in the possession of the Administrative Agent prior to the Effective Date, certificates representing any certificated Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt endorsed in blank;
     (B) a completed Perfection Certificate, substantially in the form of Exhibit I, dated the Effective Date and executed by a Responsible Officer of each Loan Party (or such other form as may be reasonably acceptable to the Administrative Agent);
     (C) copies of all necessary searches with respect to the Collateral, and all proper financing statements, duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may reasonably deem necessary in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;
     (D) evidence reasonably satisfactory to the Administrative Agent that the Liens (if any) indicated on a lien search with respect to each Loan Party in the jurisdiction where such Loan Party is located (within the meaning of Section 9-307 of the Uniform Commercial Code as in effect in the State of New York) or any other relevant jurisdiction are either discharged or permitted by Section 7.01; and
     (E) evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
     (iv) if applicable, the Intellectual Property Security Agreement, duly executed by each Loan Party not already party to an Intellectual Property Security Agreement, together with evidence that all action that the Administrative Agent in its reasonable judgment may reasonably deem necessary in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken
     (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the Amendment Agreement and the other Loan Documents to which such Loan Party is a party;

     (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;
     (vii) opinions of Dewey & LeBoeuf, LLC (and any other relevant counsel to the Loan Parties), providing legal opinions substantially similar to those set forth on Exhibit J (with standard exceptions and qualifications reasonably acceptable to the Administrative Agent) and in each case, addressed to each Agent and each Lender;
     (viii) a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Section 4.02(a) and Section 4.02(b);
     (ix) a certificate attesting to the Solvency of the Loan Parties and the Restricted Subsidiaries (taken as a whole) after giving effect to the Transaction, from the chief financial officer of the Borrower;
     (x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee or additional insured, as appropriate, under each insurance policy with respect to casualty and liability insurance as to which the Administrative Agent shall have requested to be so named; and
     (xi) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the Credit Extension to occur on the Effective Date; provided, for the avoidance of doubt, that no Letter of Credit Application shall be required for the Letters of Credit (as defined in the Original Credit Agreement) outstanding on the Effective Date.
     (b) All fees and indemnified expenses required to be paid by (or on behalf of) the Borrower to the Agents (including the fees and expenses of counsel for the Administrative Agent and the Joint Lead Arrangers) and the Lenders on or before the Effective Date shall have been paid in full in cash.
     (c) All governmental and third party consents and approvals necessary in connection with the Loan Documents and the transactions contemplated thereby (including the granting of the Liens on the Collateral) shall have been obtained.
     (d) There shall not have occurred between December 31, 2010 and the Effective Date any Material Adverse Effect.
     (e) The Administrative Agent and the Lenders shall have received the Effective Date Forecast.

ARTICLE 5
Representations and Warranties
     The Borrower represents and warrants to the Agents and the Lenders that:
     Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Restricted Company (a) is a Person, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Environmental Laws), orders, writs and injunctions, and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are (a) within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under, (A) any documentation governing any Permitted Subordinated Indebtedness, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
     Section 5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Loan Party in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force, (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings described in the Security Agreement and (iv) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
     Section 5.04 Binding Effect. The Amendment Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
     Section 5.05 Financial Statements; No Material Adverse Effect. (a) The (i) audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto and (ii) unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2011, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal quarter period ended on such date fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, with respect to unaudited financial statements, the absence of footnotes and subject to such adjustments as would be made in connection with the audit of financial statements for the relevant period).
     (b) Since December 31, 2010, there has been no change, effect, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.
     (c) The forecasts prepared by management of the Borrower of consolidated balance sheets, income statements and cash flow statements (i) for each quarter commencing with the fiscal quarter ending on September 30, 2011 through the fiscal quarter ending on December 31, 2012 and (ii) for each year commencing with the fiscal year ending on December 31, 2013 through the fiscal year ending on December 31, 2018 (the “Effective Date Forecasts”), copies of which have been furnished to the Administrative Agent and the Lenders prior to the Effective Date, have been prepared in good faith based upon assumptions believed in good faith by the Borrower to be reasonable in light of conditions existing at the time of preparation, it being understood that (x) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (y) no representation is made with respect to information of a general economic or general industry nature.
     Section 5.06 Litigation and Environmental Matters. (a) Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority or Regulatory Supervising Organization, by or against the Borrower or against any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (b) Except for matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.
     (c) The Material Real Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require remedial action under or (iii) could result in any Loan Party or any of its Restricted Subsidiaries or any Lender incurring liability under, Environmental Laws, which violations, remedial actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
     Section 5.07 Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or the existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     Section 5.08 Taxes. The Borrower and its Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than 30 days, (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.
     Section 5.09 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. In the preceding five years, each Loan Party and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and in the preceding five years, no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent a failure to make such contributions or application, as the case may be, could not reasonably be expected to have a Material Adverse Effect.
     (b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums not yet due or premiums due and not yet delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.09(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     Section 5.10 Subsidiaries; Equity Interests. As of the Effective Date, (a) the Equity Interests of each Restricted Subsidiary that are owned directly or indirectly by the Borrower are owned free and clear of all Liens except for any Lien permitted under Section 7.01 and (b) Schedule 5.10 (i) sets forth the name and jurisdiction of organization of each Subsidiary (other than Subsidiaries that in the aggregate represent less than the greater of (x) 5% of the Total Consolidated Assets and (y) 5% of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries) and (ii) sets forth the ownership interest of the Borrower and any other Subsidiary in each such Subsidiary, including the percentage of such ownership and identifies each Subsidiary that is a Regulated Subsidiary, if any.
     Section 5.11 Margin Regulations; Investment Company Act. (a) No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U issued by the FRB.
     (b) Neither the Borrower nor any Person Controlling the Borrower, nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     Section 5.12 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole (and considered together with all information publicly disclosed by the Consolidated Companies) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time which they were made, not materially misleading; provided that, with respect to financial estimates, projected or forecasted financial information and other forward-looking information, Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable in light of conditions existing at the time of preparation; it being understood that (A) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (B) no representation is made with respect to information of a general economic or general industry nature.
     Section 5.13 Intellectual Property; Licenses, etc. Each Loan Party and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses, database rights and design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such failure to own or possess the right to use or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party or any Restricted Subsidiary infringes upon any rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.14 Solvency. On the Effective Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.
     Section 5.15 Perfection, Etc. All filings and other actions necessary to perfect and protect the Liens in the Collateral created under and in the manner contemplated by the Collateral Documents have been duly made or taken or otherwise provided for in the manner reasonably requested by the Administrative Agent and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.
ARTICLE 6
Affirmative Covenants
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding or not otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, Section 6.03 and Section 6.14) cause each Restricted Subsidiary to:

     Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower beginning with the fiscal year ending on December 31, 2011, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board;
     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower beginning with the fiscal quarter ending on June 30, 2011, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
     (c) as soon as available, but in any event no later than 90 days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for the fiscal year following such fiscal year then ended, which shall be prepared in good faith upon reasonable assumptions at the time of preparation and which shall state therein all the material assumptions on the basis of which such forecasts were prepared), it being understood that actual results may vary from such forecasts and that such variations may be material; and
     (d) if there are any Unrestricted Subsidiaries as of the last day of any fiscal quarter, simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.

     Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
     (a) no later than five Business Days after the delivery of each set of consolidated financial statements referred to in Section 6.01(a), a certificate of the Borrower’s independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.09 or, if any such Event of Default shall exist, stating the nature and status of such event;
     (b) no later than five Business Days after the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
     (c) promptly after the same are publicly available, copies of each annual report, proxy or financial statement sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Borrower files, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the 1934 Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (d) promptly after the furnishing thereof, copies of any notices of default or acceleration received by any Loan Party or notices of default or acceleration furnished by any Loan Party to any holder of debt securities of any of the Restricted Companies pursuant to the terms of any documentation governing any Indebtedness (other than Indebtedness hereunder and Indebtedness owed by one Restricted Company to another Restricted Company) in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders;
     (e) promptly after the receipt thereof by a Specified Responsible Officer of the Borrower, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation or other material inquiry regarding any material violation of applicable Law by any Restricted Company which would reasonably be expected to have a Material Adverse Effect;
     (f) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report identifying all Material Real Property disposed of by any Loan Party or any of its Restricted Subsidiaries since the delivery of the last supplements and a list and description of all Material Real Property acquired since the delivery of the last supplements (including the street address (if available), county or other relevant jurisdiction, state and the record owner), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary that is a Regulated Subsidiary as of the date of delivery of such Compliance Certificate that was not identified as such either in Schedule 5.11 to this Agreement or in any Compliance Certificate previously delivered pursuant to this clause (f); and

     (g) promptly after any request therefor, such additional information regarding the business, legal, financial or corporate affairs of any Restricted Company, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak or other relevant website, to which each Lender and the Administrative Agent are granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail or by an automated electronic alert of a posting) the Administrative Agent of the posting of any such documents which notice may be included in the certificate delivered pursuant to Section 6.02(b). Except for such Compliance Certificates, the Administrative Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (A) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (B) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (1) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (4) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.
     Section 6.03 Notices. Promptly notify the Administrative Agent (who shall promptly give notice thereof to the Lenders) after a Specified Responsible Officer obtains knowledge of:
     (a) the occurrence of any Default;
     (b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any matter arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any

Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary and any Governmental Authority, (iii) the commencement of, or any material adverse development in, any litigation, investigation or proceeding affecting any Loan Party or any Subsidiary or (iv) the occurrence of any ERISA Event; and
     (c) the occurrence of any Casualty Event with respect to any Material Real Property having a cost of restoration reasonably estimated by the Borrower to exceed $2,500,000.
     Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and, in the case of a notice delivered pursuant to Section 6.03(a) or (b), stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity to the extent known any and all provisions of this Agreement and any other Loan Document in respect of which such Default exists.
     Section 6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect or such obligations or liabilities are being contested in good faith by appropriate proceedings.
     Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 (and, in the case of any Restricted Subsidiary, to the extent the failure to do so, could not reasonably be expected to have a Material Adverse Effect), (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) preserve or renew all of its registered patents, trademarks, trade names, service marks and copyrights, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 6.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, ordinary wear and tear excepted and casualty and condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions to material properties and equipment in accordance with prudent industry practice.
     Section 6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance of such types and in such amounts (after giving effect to any self-insurance) reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons except, in the case of Foreign

Subsidiaries, to the extent that the failure to maintain such insurance with respect to one or more Foreign Subsidiaries could not reasonably be expected to result in a Material Adverse Effect.
     Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws (including, without limitation, Environmental Laws) and all orders, writs, injunctions, and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect or the necessity of compliance therewith is being contested in good faith by appropriate proceedings.
     Section 6.09 Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
     Section 6.10 Inspection Rights. With respect to any Loan Party, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default and such inspections shall be conducted at the sole expense of the Administrative Agent without charge to the Borrower; provided further that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.
     Section 6.11 Use of Proceeds. Use the proceeds of the Credit Extensions under the (a) the Term Loans (i) to refinance all of the outstanding amounts under the Original Credit Agreement (other than outstanding Letters of Credit) and (ii) to the extent of any excess, to provide for other general corporate purposes of the Consolidated Companies and (b) Revolving Credit Facility (i) to continue outstanding Letters of Credit under the Original Credit Agreement as Letters of Credit hereunder, (ii) to pay fees and expenses incurred in connection with the Transaction, and (iii) to provide ongoing working capital and for other general corporate purposes of the Consolidated Companies.
     Section 6.12 Covenant to Guarantee Secured Obligations and Give Security. (a) Cause the following Restricted Subsidiaries to guarantee the Secured Obligations (each a “Subsidiary Guarantor”): such Restricted Subsidiaries as shall constitute, together with the Borrower, (x) at least 95% of the Consolidated EBITDA of the Borrower and its Domestic Subsidiaries (excluding, for the purposes of such calculation, (1) all Unrestricted Subsidiaries, but including any Subsidiaries that were, at one time, designated as Unrestricted Subsidiaries, but have been redesignated as Restricted Subsidiaries pursuant to Section 6.14 and (2) all Regulated Subsidiaries) for the four fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 6.01 and (y) at least 95% of the Total Assets of the Borrower and its Domestic Subsidiaries (excluding, for the purposes of such calculation, (1) all Unrestricted Subsidiaries, but including any Subsidiaries that were, at one time, designated as Unrestricted Subsidiaries, but have been redesignated as Restricted Subsidiaries pursuant to Section 6.14 and (2) all Regulated Subsidiaries) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 6.01. Notwithstanding the foregoing, (i) any Restricted Subsidiary that is a guarantor of any Permitted Subordinated Indebtedness shall also be required to be a Subsidiary Guarantor, (ii) no Regulated Subsidiary shall be required to become a Subsidiary Guarantor and (iii) no Subsidiary shall be required to be a Subsidiary Guarantor if such Subsidiary is a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary.
     (b) At the end of each fiscal quarter of the Borrower, the Borrower shall determine whether any Restricted Companies that are not currently Subsidiary Guarantors shall be required, pursuant to the provisions of Section 6.12(a) to become Subsidiary Guarantors and, within 60 days after the end of such fiscal quarter (or such longer period as the Administrative Agent may agree in its reasonable discretion), will at the Borrower’s expense:
     (i) Cause any new Subsidiary Guarantors (each, an “Additional Guarantor”) to duly execute and deliver to the Administrative Agent a guaranty substantially in the form of Exhibit F (either directly or via a guaranty supplement) or such other form of guaranty or guaranty supplement to guarantee the Secured Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, it being understood and agreed that each Subsidiary that is required to be a Subsidiary Guarantor on the Effective Date shall duly execute and deliver to the Administrative Agent a Subsidiary Guaranty on the Effective Date; provided that in connection with any acquisition of any Restricted Company, if any Subsidiary that is not already a Subsidiary Guarantor shall be required, pursuant to the provisions of Section 6.12 to become a Subsidiary Guarantor, the Borrower shall, in each case at the Borrower’s expense and within 30 days of being so required, cause such Subsidiary to duly execute and deliver to the Administrative Agent a Subsidiary Guaranty;
     (ii) Cause such Additional Guarantor to furnish to the Administrative Agent a description of any Material Real Property owned by such Additional Guarantor consisting of the street address (if available), county or other relevant jurisdiction, state and the record owner;
     (iii) Cause such Additional Guarantor to duly execute and deliver to the Administrative Agent Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements and other security documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreement and other security documents in effect on the Effective Date), granting a Lien in substantially all of the Material Real Property and personal property of such Restricted Subsidiary to the extent required by the applicable Collateral Documents, in each case securing the

Secured Obligations of such Additional Guarantor; provided that (A) no more than 65% of the voting Equity Interests of any Foreign Subsidiary that are held directly by a Loan Party shall be required to be pledged to support the Secured Obligations (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness); (B) no Equity Interests of any Restricted Subsidiary that is not made a Subsidiary Guarantor in accordance with Section 6.12(a) which have been pledged to secure Indebtedness of such Additional Guarantor assumed in connection with a Permitted Acquisition that is secured by a Lien permitted by Section 7.01(p) shall be required to be pledged, but only for so long as such Lien is in effect; (C) no Equity Interests of any Foreign Subsidiary that are held directly by a Foreign Subsidiary shall be required to be pledged to support the Secured Obligations (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness); (D) Equity Interests (or assets) in any Joint Venture which cannot be pledged without the consent of any third party (and which such consent has not been obtained) shall not be required to be pledged to support the Secured Obligations to the extent such restriction is enforceable; (E) no assets of any Regulated Subsidiary (and no Equity Interests issued by such Regulated Subsidiary) shall be required to be pledged to support the Obligations (except to the extent such assets or such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness); and (F) no Restricted Subsidiary shall be required to pledge assets as to which the Administrative Agent reasonably determines that the costs (including, without limitation, any mortgage, stamp, intangible or other tax, title insurance or similar items) of obtaining the security interest in such assets are unreasonably excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby.
     (iv) Cause such Additional Guarantor to deliver, to the extent required to be pledged hereunder or under the Collateral Documents, (A) any and all certificates representing Equity Interests owned by such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (B) a counterpart to a global intercompany note and any other instruments required to be delivered under the Collateral Documents evidencing any intercompany debt held by such Additional Guarantor (except in respect of (1) intercompany debt of up to $10,000,000 in the aggregate for all Loan Parties and (2) intercompany debt with any Regulated Subsidiary), endorsed in blank to the Administrative Agent; and
     (v) Take and cause such Additional Guarantor to take whatever action (including the recording of Mortgages with respect to Material Real Property, the filing of Uniform Commercial Code financing statements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements and other security documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms.
     (c) Within 45 days after the reasonable request therefor by the Administrative Agent, or such longer period as the Administrative Agent may agree in its reasonable discretion, the

Borrower shall, at the Borrower’s expense, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in Section 6.12(b) in respect of foreign Equity Interests or Material Real Property as the Administrative Agent may reasonably request.
     (d) As promptly as practicable after the request therefor by the Administrative Agent, the Borrower shall, at the Borrower’s expense, deliver to the Administrative Agent with respect to each Material Real Property of each Additional Guarantor that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent and, to the extent existing and available, surveys and environmental assessment reports.
     (e) Upon the acquisition by any Loan Party of any Material Real Property that is not already subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, the Borrower shall give notice thereof to the Administrative Agent and shall, if requested by the Administrative Agent and required by the applicable Collateral Documents, cause such assets to be subjected to a Lien securing such Loan Party’s Obligations and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien to the extent required by the applicable Collateral Documents, including the actions referred to in Section 6.12(b) with respect to Material Real Property.
     (f) Notwithstanding anything to the contrary in this Agreement, to the extent that the Borrower shall determine (and demonstrate to the reasonable satisfaction of the Administrative Agent) at any time that certain Restricted Subsidiaries that are not required to be Subsidiary Guarantors pursuant to the provisions of Section 6.12(a) above are parties to a Subsidiary Guaranty and/or a Collateral Document, the Borrower shall be entitled to give notice to that effect to the Administrative Agent (along with any information reasonably requested by the Administrative Agent to support such determination) whereupon such Restricted Subsidiaries shall no longer be deemed to be Subsidiary Guarantors and the Administrative Agent shall promptly release each such Restricted Subsidiary from its Subsidiary Guaranty and any applicable Collateral Document (and release any liens granted on any Collateral of such Restricted Subsidiary).
     Section 6.13 Further Assurances. (a) Promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.
     (b) Concurrently with the delivery of each Compliance Certificate pursuant to Section 6.02(b), sign and deliver to the Administrative Agent an appropriate Intellectual Property Security Agreement with respect to all After-Acquired Intellectual Property (as defined in the Security Agreement) owned by it as of the last day of the period for which such Compliance Certificate is delivered, to the extent that such After-Acquired Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it; provided that an Intellectual Property Security Agreement shall not be required to be delivered with respect to After-Acquired Intellectual Property except as provided in the Security Agreement. In each case, the Borrower will, and will cause each of the Subsidiary Guarantors to, promptly cooperate as necessary to enable the Administrative Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.
     Section 6.14 Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) other than in the case of the designation of (x) a Joint Venture in existence on the Effective Date that thereafter becomes a Subsidiary or (y) a Securitization Vehicle (each, an “Excluded Unrestricted Subsidiary”), immediately before and after such designation, no Default shall have occurred and be continuing, (b) other than in the case of the designation of an Excluded Unrestricted Subsidiary, immediately after giving effect to such designation, the Borrower and its Consolidated Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.09 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (c) no designation of a Restricted Subsidiary as an Unrestricted Subsidiary, other than an Excluded Unrestricted Subsidiary, shall be effective if, immediately after such designation, (i) the Consolidated EBITDA of the Unrestricted Subsidiaries would exceed 5% of the Consolidated EBITDA of the Consolidated Companies for the four fiscal quarter period then most recently ended or (ii) the aggregate Investments made by Restricted Companies in Unrestricted Subsidiaries would exceed the sum of (x) $50,000,000 plus (y) the aggregate amount of any cash repayment of or return on such Investments theretofore received by Restricted Companies after the Effective Date, in each case determined without regard to any Excluded Unrestricted Subsidiary at any time after such Person becomes a Subsidiary, and (d) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Permitted Subordinated Indebtedness. The designation of any Subsidiary (other than a Securitization Vehicle) as an Unrestricted Subsidiary shall constitute an Investment by the applicable Restricted Companies therein at the date of designation in an amount equal to the net book value (or, in the case of any guarantee or similar Investment, the amount) of the Restricted Companies’ Investments therein. If any Person becomes a Restricted Subsidiary on any date after the Effective Date (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), the Indebtedness of such Person outstanding on such date will be deemed to have been incurred by such Person on such date for purposes of Section 7.03, but will not be considered the sale or issuance of Equity Interests for purposes of Section 7.05.
ARTICLE 7
Negative Covenants
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding or not otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

     Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the Effective Date and listed on Schedule 7.01 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;
     (c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 30 days, or, if more than 30 days overdue, (i) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
     (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) with respect to which the failure to make payment as to all such amounts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
     (e) (i) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies (and, in each case, Liens securing reimbursement and related obligations with respect to letters of credit issued in connection with any of the foregoing up to an amount such that such reimbursement and related obligations secured by Liens, when taken together with the outstanding reimbursement and related obligations secured by Liens pursuant to the parentheticals contained in clauses (f) and (k) of this Section 7.01, do not exceed $5,000,000 in the aggregate at any time outstanding);
     (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business (and, in each case, Liens securing reimbursement and related obligations with respect to letters of credit issued in connection with any of the foregoing up to an amount such that such reimbursement and related obligations secured by Liens, when taken together with the outstanding reimbursement and related obligations secured by Liens pursuant to the parentheticals contained in clauses (e) and (k) of this Section 7.01, do not exceed $5,000,000 in the aggregate at any time outstanding);
     (g) (i) Permitted Encumbrances and (ii) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the applicable Person;
     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
     (i) Liens arising in connection with the Cash Management Practices, including Liens securing borrowings from financial institutions and their Affiliates permitted under Section 7.03(m) to the extent specified in the definition of “Cash Management Practices”;
     (j) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Borrower or any of its material Restricted Subsidiaries or (B) secure any Indebtedness (other than any obligation that is Indebtedness solely as a result of the operation of clause (f) of the definition thereof) and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Restricted Company or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;
     (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business (and, in each case, Liens securing reimbursement and related obligations with respect to letters of credit issued in connection with any of the foregoing up to an amount such that such reimbursement and related obligations secured by Liens, when taken together with the outstanding reimbursement and related obligations secured by Liens pursuant to the parentheticals contained in clauses (e) and (f) of this Section 7.01, do not exceed $5,000,000 in the aggregate at any time outstanding);
     (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (m) Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(h) to be applied against the purchase price for such Investment, or (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 and (ii) on cash earnest money deposits made by any Restricted Company in connection with any letter of intent or purchase agreement permitted hereunder;
     (n) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.03(g);

     (o) Liens in favor of any Restricted Company securing Indebtedness permitted under Section 7.03(e) or other obligations other than Indebtedness owed by a Restricted Company to another Restricted Company;
     (p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Original Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary Guarantor in accordance with Section 6.12(a)) and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) in the case of Liens securing purchase money Indebtedness or Capitalized Leases, (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement to pledge after-acquired property shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); provided that individual equipment financings otherwise permitted to be secured hereunder provided by one Person (or its Affiliates) may be cross-collateralized to other such equipment financings provided by such Person (or its Affiliates), (ii) in the case of Liens securing Indebtedness other than purchase money Indebtedness or Capitalized Leases, (A) such Liens do not extend to the property of any Person other than the Person acquired or formed to make such acquisition and the subsidiaries of such Person and (B) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, refinancings, renewals or extensions thereof) is permitted under Section 7.03(h) or Section 7.03(s)(i), as applicable;
     (q) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business (and Liens consisting of the interests or title of the respective lessors thereunder);
     (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Restricted Company in the ordinary course of business not prohibited by this Agreement;
     (s) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness (other than Indebtedness described in clause (e) of the definition thereof), (ii) relating to pooled deposit or sweep accounts of any Restricted Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Restricted Company and (iii) relating to purchase orders and other similar agreements entered into in the ordinary course of business;
     (t) Liens on the assets of a Securitization Vehicle securing Indebtedness under any Securitization Financing permitted under Section 7.03(r);

     (u) Liens securing the Specified Non-Recourse Indebtedness permitted under Section 7.03(f) to the extent specified therein;
     (v) Liens consisting of pledges or deposits of cash or securities made by a Regulated Subsidiary as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy the requirements of, any applicable Regulatory Supervising Organization;
     (w) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, to the extent such pledge constitutes an Investment permitted under this Agreement; and
     (x) other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed $75,000,000.
     Without limitation of the foregoing, in no event shall any Restricted Company create, incur, assume or suffer to exist any Lien upon the Jacksonville Corporate Campus securing any Indebtedness for borrowed money (other than Liens, if any, that may be provided in the future under the Loan Documents).
     Section 7.02 Investments. Make or hold any Investments, except:
     (a) Investments by a Restricted Company in assets that were Cash Equivalents when such Investment was made, and the holding of cash at any time by a Restricted Company;
     (b) loans or advances to directors, officers, members of management, employees and consultants of a Restricted Company in an aggregate amount not to exceed $10,000,000 at any time outstanding, for business related travel, entertainment, relocation and analogous ordinary business purposes or in connection with such Person’s purchase of Equity Interests of the Borrower;
     (c) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any Restricted Company and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party (including in connection with the formation, but not the acquisition, of any such Restricted Subsidiary) in an aggregate amount for all such Investments under this clause (iii) not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (A) $75,000,000 and (B) the aggregate amount of any cash repayment of or return on such Investments originally made pursuant to this clause (c) after the Effective Date and theretofore received by the Loan Parties;
     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
     (e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Section 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

     (f) Investments existing or contemplated on the Effective Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;
     (g) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
     (h) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of more than 50% of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(h) (each, a “Permitted Acquisition”):
     (i) each applicable Loan Party and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the requirements of Section 6.12;
     (ii) any Indebtedness incurred in connection with such acquisition by the Borrower or any Restricted Subsidiary shall be permitted by Section 7.03;
     (iii) (A) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.09, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01(a) or (b) or in any subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such purchase or other acquisition) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and, with respect to each such purchase or other acquisition having total consideration in excess of $50,000,000, evidenced by a certificate from the chief financial officer (or other equivalent officer) of the Borrower demonstrating such compliance calculation in reasonable detail;
     (iv) if the total consideration of such Permitted Acquisition exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this Section 7.02(h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and
     (v) such purchase or other acquisition was approved by the board of the directors (or other applicable governing body) of the Person being acquired.

     (i) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or other disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
     (j) Investments and transfers of funds among the Restricted Companies that are made in accordance with the Cash Management Practices;
     (k) advances of payroll payments to employees in the ordinary course of business;
     (l) Guarantees by a Restricted Company of leases (other than Capital Lease Obligations) entered into in the ordinary course of business;
     (m) Investments in the ordinary course consisting of endorsements for collection or deposit;
     (n) Investments by Restricted Companies in Unrestricted Subsidiaries after the Effective Date (it being understood and agreed that the book value of the assets of an Unrestricted Subsidiary other than any Securitization Vehicle at the time of its designation as such pursuant to Section 6.14 shall be deemed to be an Investment made in such Unrestricted Subsidiary in an amount equal to such book value, but if such Unrestricted Subsidiary is not wholly-owned by the Restricted Companies, only an amount proportional to such Restricted Companies’ ownership therein shall be included in this calculation) in an aggregate amount for all such Investments (less an amount equal to the book value of all Unrestricted Subsidiaries other than any Securitization Vehicle that, after the Effective Date, are redesignated by the Borrower to be Restricted Subsidiaries, calculated as of the date of such redesignation) not to exceed for all Unrestricted Subsidiaries (other than Securitization Vehicles), at the time such Investment is made and after giving effect to such Investment, the sum of (i) $50,000,000 plus (ii) the aggregate amount of any cash repayment of or return on such Investments originally made pursuant to this clause (n) after the Effective Date and theretofore received by Restricted Companies after the Effective Date;
     (o) Investments consisting of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;
     (p) Investments of funds held by the Like-Kind-Exchange Companies for the benefit of their customers in connection with their like-kind-exchange operations;
     (q) any Investment in a Securitization Vehicle or any Investment by a Securitization Vehicle in any other Person in connection with a Securitization Financing permitted by Section 7.03(r), including Investments of funds held in accounts permitted or required by the arrangements governing the Securitization Financing or any related Indebtedness; provided that any Investment in a Securitization Vehicle is in the form of a purchase money note, contribution of additional Securitization Assets or equity investments;
     (r) so long as immediately after giving effect to the making of any such Investment, no Event of Default has occurred and is continuing, other Investments in an aggregate amount for all such Investments (calculated using the actual amount of such Investments as funded by the Restricted Companies) not to exceed at any time the sum of (i) $200,000,000 and (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Restricted Companies;
     (s) Investments in any Person in the form of equity interests in lieu of a license solely to the extent necessary to obtain access to one or more title plants owned, leased or maintained by such Person; provided that the aggregate amount for all such Investments shall not exceed $20,000,000; and
     (t) so long as immediately after giving effect to the making of any such Investment, no Event of Default has occurred and is continuing, other Investments in an aggregate amount for all such Investments (calculated using the actual amount of such Investments as funded by the Restricted Companies (together with any other Investment simultaneously made therewith under this clause (t)) minus the aggregate amount of any cash repayment of or return on all such Investments theretofore received by the Restricted Companies) not to exceed the Available Amount at such time.
     Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Permitted Subordinated Indebtedness;
     (b) Indebtedness of the Loan Parties under the Loan Documents;
     (c) (i) Indebtedness outstanding on the Effective Date and listed on Schedule 7.03 and any Permitted Refinancing thereof and (ii) Indebtedness in respect of the Senior Notes and any Permitted Refinancing thereof;
     (d) Guarantees by a Restricted Company in respect of Indebtedness of another Restricted Company otherwise permitted hereunder; provided that (x) no Guarantee by any Restricted Subsidiary of any Senior Note or any Permitted Subordinated Indebtedness (or any Permitted Refinancing thereof) shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guarantee in accordance with Section 6.12 and (y) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
     (e) Indebtedness of a Restricted Company that constitutes an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party, it being understood that such Loan Party may make payments thereon unless an Event of Default has occurred and is continuing;
     (f) Indebtedness incurred in the ordinary course of business by the Like-Kind-Exchange Companies in connection with “1031 exchange” transactions under Section 1031 of the Code (or regulations promulgated thereunder, including Revenue Procedure 2000-37) that is limited in recourse to the properties (real or personal) which are the subject of such “1031 exchange” transactions (collectively, the “Specified Non-Recourse Indebtedness”);
     (g) subject to the Specified Debt Test, Indebtedness of Foreign Restricted Subsidiaries of the Borrower;
     (h) subject to the Specified Debt Test, Indebtedness of a Restricted Company assumed in connection with any Permitted Acquisition and not incurred in contemplation thereof, and any Permitted Refinancing thereof;
     (i) Indebtedness incurred by any Restricted Company representing deferred compensation to employees of a Restricted Company incurred in the ordinary course of business;
     (j) Indebtedness consisting of promissory notes issued by any Restricted Company to future, present or former directors, officers, members of management, employees or consultants of the Borrower or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06(c);
     (k) Indebtedness incurred by a Restricted Company in a Permitted Acquisition or Disposition constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;
     (l) Indebtedness consisting of obligations of any Restricted Company under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions;
     (m) Indebtedness (including intercompany Indebtedness among the Restricted Companies) in respect of the Cash Management Practices;
     (n) Indebtedness consisting of (i) the financing of insurance premiums (or other obligations referred to in Section 7.01(e)) or (ii) take-or-pay obligations of a Restricted Company contained in supply arrangements, in each case, in the ordinary course of business (including, in each case, reimbursement and related obligations with respect to letters of credit issued in connection with any of the foregoing);
     (o) obligations in respect of bid, performance, stay, customs, appeal and surety bonds and performance and completion guarantees provided by a Restricted Company (or other obligations referred to in Section 7.01(f) or (k)), in each case in the ordinary course of business or consistent with past practice (including, in each case, reimbursement and related obligations with respect to letters of credit issued in connection with any of the foregoing);
     (p) Guarantees by the Borrower of Indebtedness permitted under this Section 7.03;
     (q) Indebtedness in respect of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

     (r) Indebtedness incurred in connection with a receivables securitization transaction involving the Restricted Companies and a Securitization Vehicle (a “Securitization Financing”); provided that (i) the Net Cash Proceeds of such Indebtedness are applied to prepay the Term Loans pursuant to Section 2.05(b), (ii) such Indebtedness when incurred shall not exceed 100% of the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, (iii) such Indebtedness is created and any Lien attaches to such property concurrently with or within forty-five (45) days of the acquisition thereof, and (iv) such Lien does not at any time encumber any property other than the property financed by such Indebtedness;
     (s) (i) Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings), in each case of the Borrower or a Restricted Subsidiary to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(p) and any Permitted Refinancing thereof, provided that the aggregate principal amount of all such Indebtedness under this clause (i) shall not exceed $50,000,000 at any time outstanding and (ii) Indebtedness secured by Liens permitted under Sections 7.01(e)(ii), 7.01(f) or 7.01(r);
     (t) subject to the Specified Debt Test, other Indebtedness of Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $350,000,000 and 15% of Consolidated Shareholders’ Equity;
     (u) other unsecured Indebtedness of the Borrower not permitted by the foregoing clauses, so long as (i) no Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect to the incurrence of such unsecured Indebtedness, the Borrower shall be in Pro Forma Compliance with Section 7.09(a); and
     (v) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above;
provided that at the time of incurrence or assumption of any Specified Debt described below, after giving effect to such Specified Debt, the aggregate principal amount of all Specified Debt shall not exceed the greater of $350,000,000 and 15% of Consolidated Shareholders’ Equity (the test set forth in this proviso is referred to herein as the “Specified Debt Test”). For purposes hereof, “Specified Debt” means, without duplication, (A) any Indebtedness of a Restricted Company that is permitted to exist in reliance on any of Section 7.03(g), Section 7.03(h) or Section 7.03(t) (the “Included Debt”) and (B) any Guarantee of Included Debt permitted by this Section 7.03.
     Section 7.04 Fundamental Changes. (a) The Borrower will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing: (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Restricted Subsidiary may merge into any Person in order to consummate an investment or asset disposition permitted by Section 7.02 or Section 7.05, (iii) any Restricted Subsidiary may merge into the Borrower or any other Restricted Subsidiary; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person and (iv) any Restricted Subsidiary may liquidate or dissolve (other than in connection with a merger or a consolidation which shall be governed by the other clauses of this Section 7.04(a)) if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower.
     (b) The Borrower will not, nor will it permit any Restricted Subsidiary to, engage to any material extent in any business other than any of the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Effective Date, and any business reasonably related, incidental, complementary or ancillary thereto or extensions, expansions or developments thereof.
     Section 7.05 Dispositions; Sale and Leaseback Transactions. (a) Dispose (in one transaction or any series of transactions) of all or substantially all of the assets (including capital stock of any Subsidiary) of the Restricted Companies, taken as a whole, to any other Person.
     (b) Enter into any arrangement, directly or indirectly, with any Person whereby it shall Dispose of any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being Disposed of unless (i) if such property so Disposed of constitutes Collateral as of the Effective Date, the fair market value in excess of the Disposition Threshold of all such property Disposed of during any fiscal year shall be applied to prepay the Term Loans pursuant to Section 2.05(b), (ii) if any such sale and leaseback transaction is entered into after the Effective Date to finance the purchase, repair or improvement of fixed or capital assets, the resulting Capital Lease Obligation is permitted by Section 7.03 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 7.01 and (iii) the purchase price for such property shall be paid to such Restricted Company for not less than 75% cash consideration.
     Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
     (a) each Restricted Subsidiary may make Restricted Payments ratably with respect to its Equity Interests;
     (b) the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;
     (c) the Borrower may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower held by any future, present or former director, officer, member of management, employee or consultant of the Borrower or any of its Subsidiaries (or the estate, heirs, family members, spouse or former spouse of any of the foregoing); provided that the aggregate amount of Restricted Payments made under this clause (c) does not exceed in any calendar year $5,000,000;

     (d) to the extent constituting Restricted Payments permitted by other clauses of this Section 7.06, the Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.04, 7.05 and 7.07;
     (e) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (f) the Borrower may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower and its Restricted Companies;
     (g) the Borrower may redeem, repurchase or otherwise acquire Qualified Equity Interests with the proceeds of a substantially contemporaneous offering of Qualified Equity Interests of the Borrower;
     (h) so long as no Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments in an aggregate amount not to exceed $40,000,000 in any calendar year; provided that the Borrower would be in Pro Forma Compliance with the covenants set forth in Section 7.09(a) and (b) as of the most recent test date for which financial statements have been delivered pursuant to paragraph (a) or (b) of Section 6.01; and
     (i) so long as no Default has occurred and is continuing or would result therefrom, (i) if the Leverage Ratio on a Pro Forma Basis after giving effect to such Restricted Payment is not greater than 2.00:1.00, the Borrower may make any Restricted Payment and (ii) if the Leverage Ratio on a Pro Forma Basis after giving effect to such Restricted Payment is greater than 2.00:1.00 but would not exceed the Applicable Leverage Ratio, the Borrower may make Restricted Payments so long as, the aggregate amount of all Restricted Payments made at or prior to such time but after the Effective Date pursuant to this clause (i) does not exceed the sum of (x) $300,000,000 plus (y) the Available Amount.
     Section 7.07 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among the Restricted Companies, (b) transactions on fair and reasonable terms substantially as favorable to a Restricted Company as would be obtainable by such Restricted Company at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Transaction, (d) loans and other transactions by the Borrower and its Restricted Subsidiaries to the extent permitted under this Article 7, (e) customary fees payable to any directors of the Borrower and reimbursement of reasonable out of pocket costs of the directors of the Borrower, (f) employment and severance arrangements between any Restricted Company and their officers and employees in the ordinary course of business, (g) payments by any Restricted Company pursuant to the tax sharing agreements among the Borrower and its Subsidiaries on customary terms, (h) the payment of customary fees and indemnities to directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business, (i) transactions pursuant to agreements in existence on the Effective Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (j)

Restricted Payments permitted under Section 7.06, (k) any transaction with a Securitization Vehicle as part of a Securitization Financing permitted under Section 7.03(r), and (l) transactions engaged in by Restricted Companies with Unrestricted Subsidiaries in good faith to effect (i) the operations, governance, administration and corporate overhead of the Consolidated Companies and (ii) the tax management of the Consolidated Companies. For the purposes of this Section 7.07, each Unrestricted Subsidiary shall be deemed to be an Affiliate of each Restricted Company.
     Section 7.08 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document and the Senior Notes Documents) that limits the ability of (a) any Restricted Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Agents and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations which (i) (x) exist on the Effective Date and (to the extent not otherwise permitted by this Section 7.08) are listed on Schedule 7.08 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (iii) arise in connection with any Disposition permitted by Section 7.05, (iv) are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to such Joint Venture entered into in the ordinary course of business, (v) are negative pledges, restrictions on transfers of property and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness (or proceeds of such financed property) or the subject of such Indebtedness or expressly permits Liens for the benefit of the Agents and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis, (vi) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (viii) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, or (ix) exist under or by reason of applicable Law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Borrower or any Restricted Subsidiary or any of their respective businesses.
     Section 7.09 Financial Covenants. (a) (a) Maximum Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2011) set forth below to be greater than the ratio set forth below opposite the applicable period ending date:

Period Ending Date	Leverage Ratio
September 30, 2011 through June 30, 2013	3.25:1.00
September 30, 2013 through June 30, 2014	3.00:1.00
September 30, 2014 and thereafter	2.75:1.00
     (b) Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2011) to be less than 3.00:1.00.
     Section 7.10 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments at scheduled maturity (and, in the case of the Senior Notes, prepayments of amounts thereof within 90 days of such scheduled maturity, but only so long as immediately after giving effect to such prepayment the Borrower shall be in Pro Forma Compliance with Section 7.09(a)) and payments of regularly scheduled amortization and interest shall be permitted) any Senior Notes (or any Permitted Senior Indebtedness that is a Permitted Refinancing thereof) or any Permitted Subordinated Indebtedness or make any payment in violation of any subordination terms of any Permitted Subordinated Indebtedness (collectively, “Restricted Prepayments”), except:
     (a) a refinancing thereof with the Net Cash Proceeds of (i) in the case of Permitted Subordinated Indebtedness, any issuance of Qualified Equity Interests or other Permitted Subordinated Indebtedness, and (ii) in the case of the Senior Notes (or any Permitted Senior Indebtedness that is a Permitted Refinancing thereof), any issuance of Qualified Equity Interests, Permitted Subordinated Indebtedness or other Permitted Senior Indebtedness;
     (b) the conversion of any Permitted Subordinated Indebtedness or any Senior Notes (or any Permitted Senior Indebtedness that is a Permitted Refinancing thereof) to Qualified Equity Interests; and
     (c) other Restricted Prepayments; provided that (i) on a Pro Forma Basis the Leverage Ratio determined pursuant to the financial statements most recently delivered pursuant to paragraph (a) or (b) of Section 6.01 (and, in the case of the period prior to the delivery of the financial statements for the period ended June 30, 2011, the financial statements most recently delivered pursuant to paragraph (a) or (b) of Section 6.01 of the Original Credit Agreement) would not exceed the Applicable Leverage Ratio and (ii) at the time of any such Restricted Prepayment and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom.
ARTICLE 8
Events of Default and Remedies
     Section 8.01 Events of Default. Any of the following shall constitute an “Event of Default”:
     (a) Non-Payment. Any Restricted Company fails to pay (i) when due, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
     (b) Specific Covenants. Any Restricted Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to the Borrower) or Article 7; or
     (c) Other Defaults. Any Restricted Company fails to perform or observe any other term, covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Restricted Company herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material and adverse respect when made or deemed made; or
     (e) Cross-Default. Any Material Company (i) fails to make any payment after the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness owed by one Restricted Company to another Restricted Company) having an aggregate outstanding principal amount of not less than the Threshold Amount or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (x) such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (y) a mandatory offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
     (f) Insolvency Proceedings, Etc. Any Material Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) Any Material Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Material Company in an amount exceeding the Threshold Amount and is not paid, released, vacated or fully bonded within 60 days after its issue or levy; or
     (h) Judgments. There is entered against any Material Company a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60 consecutive days during which such judgment has not been paid and during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
     (j) Change of Control. There occurs any Change of Control; or
     (k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.12 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or Section 7.05) cease to create a valid and perfected first priority Lien on and security interest in any material portion of the Collateral, subject to Liens permitted under Section 7.01, or any Loan Party shall assert in writing such invalidity or lack of perfection or priority (other than in an informational notice delivered to the Administrative Agent), except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Collateral Documents or to file Uniform Commercial Code financing statements, continuation statements, filings regarding IP Rights, or equivalent filings and except, as to Collateral consisting of Material Real Property to the extent that such losses are covered by a lender’s title insurance policy insured by a solvent insurer and such insurer has not denied or disclaimed in writing that such losses are covered by such title insurance policy; or
     (l) Subsidiary Guaranty. Any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted by this Agreement as a result of which the Subsidiary Guarantor providing such Guarantee ceases to be a Subsidiary or upon the termination of such Guarantee in accordance with its terms.

     Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations (including the proceeds of any sale or other disposition of all or any part of the Collateral) shall be applied by the Administrative Agent (including in its capacity as Collateral Agent) in the following order of priorities:
     First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including, without limitation, Attorney Costs payable under Section 10.04 and amounts payable under Article 3 but excluding principal of, and interest on, any Loan) payable to the Administrative Agent or the Collateral Agent, in its capacity as such;
     Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of (i) that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings, (ii) Secured Hedging Obligations and (iii) Secured Cash Management Obligations, ratably among the Lenders and/or other holders thereof in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
     Sixth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
     Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, delivered to the Borrower.
ARTICLE 9
Administrative Agent and Other Agents
     Section 9.01 Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
     (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by each L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
     (c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Secured Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
     Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
     Section 9.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any of their Subsidiaries or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Restricted Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any of their Subsidiaries or any Affiliate thereof.
     Section 9.04 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or any of their Subsidiaries), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
     Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

     Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any of their Subsidiaries thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party or any of their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any of their Subsidiaries which may come into the possession of any Agent-Related Person.
     Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided further that to the extent an L/C Issuer is entitled to indemnification under this Section 9.07 solely in connection with its role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section

9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
     Section 9.08 Agents in their Individual Capacities. JPMCB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Loan Party or any of their Subsidiaries as though JPMCB were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMCB or its Affiliates may receive information regarding any Loan Party or any of their Subsidiaries (including information that may be subject to confidentiality obligations in favor of such Loan Party or any of their Subsidiaries) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include JPMCB in its individual capacity.
     Section 9.09 Successor Agents. The Administrative Agent may resign as the Administrative Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Section 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or an L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent

shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
     Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     Section 9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent:
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (A) Secured Hedging Obligations, (B)

Secured Cash Management Obligations and (C) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (or provision therefor in full in a manner reasonably satisfactory to each L/C Issuer), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Subsidiary Guaranty pursuant to clause (b) below; and
     (b) to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any Permitted Subordinated Indebtedness unless and until such Subsidiary Guarantor is (or is being simultaneously) released from its guarantee with respect to such Permitted Subordinated Indebtedness.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
     Section 9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page and/or signature pages of this Agreement as a “documentation agent,” “joint bookrunner,” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
     Section 9.13 Appointment of Supplemental Administrative Agents. (a) (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the

Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).
     (b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Section 9.07 (obligating the Borrower to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
     (c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
ARTICLE 10
Miscellaneous
     Section 10.01 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:
     (i) no amendment, waiver or consent shall, without the written consent of each Lender directly affected thereby:
     (A) extend or increase the Commitment of any Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or

4.02 or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender);
     (B) postpone any date scheduled for any payment of principal or interest under Section 2.07 or 2.08 or fees under Section 2.03(i) or 2.09(a), it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest; or
     (C) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (3) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
     (ii) no amendment, waiver or consent shall, without the written consent of each Lender:
     (A) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder; or
     (B) release all or substantially all of the Collateral in any transaction or series of related transactions, or release all or substantially all of the value of the Subsidiary Guaranty; and
     (iii) no amendment, waiver or consent shall alter the allocation of payments set forth in Section 2.05(b)(iv) between the Term Loans without the consent of Lenders having more than 50% of the outstanding principal amount of each Class of Term Loans affected thereby, voting as separate Classes;
provided further that:
     (1) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it;
     (2) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement;

     (3) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and
     (4) Section 10.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.
     (b) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).
     (c) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Facility and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
     (d) Notwithstanding anything to the contrary contained in this Section 10.01, in the event that the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Required Lenders, then with the consent of the Borrower and the Required Lenders and subject to Section 10.01(e), the Borrower and the Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders that did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the “Dissenting Lenders”) to provide (subject to the payment of the Obligations to the Dissenting Lenders as described in clause (iii) below) for (i) the termination of the Commitment of each of the Dissenting Lenders, (ii) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Required Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment, (iii) if any Loans (including, for the avoidance of doubt, any L/C Advances and Swing Line Loans made by any Dissenting Lender) are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Required Lender or Lenders, as the case may be, as may be necessary to repay in full in cash, at par, the outstanding Obligations of the Dissenting Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (i), (ii) and (iii).
     (e) Notwithstanding Section 10.01(d) and without duplication of amounts paid in accordance with Section 2.05(a)(iv), in the event that this Agreement is amended at any time on or prior to the date that is one year after the Effective Date (other than in connection with a refinancing of all the facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)) and such amendment to this Agreement reduces or, upon the satisfaction of certain conditions, could have the effect of reducing, the Applicable Margin applicable to the Term B Loans on the Effective Date, the Borrower agrees to pay to the Administrative Agent for the benefit of each Term B Lender (whether or not such Term B Lender consents to such amendment) a fee in an amount equal to 1.00% of such Lender’s Term B Loans outstanding on the effective date of such amendment. Notwithstanding Section 10.01(a), this Section 10.01(e) shall not be waived, amended or modified without the written consent of each Term B Lender adversely affected thereby.
     Section 10.02 Notices and Other Communications; Facsimile Copies. (a) Generally. Unless otherwise expressly provided herein, all notices and other communications provided for under any Loan Document shall be in writing (including by facsimile transmission and, except as otherwise specifically provided herein, electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
     (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.
All such notices and other communications shall be deemed to be given or made upon the earlier of (x) actual receipt by the relevant party and (y) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (c) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     (d) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct.
     Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under each Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
     Section 10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single firm of attorneys acting as counsel to the Administrative Agent, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of counsel to the Administrative Agent. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges relevant to the Collateral and fees and taxes related thereto, and the related reasonable out-of-pocket expenses incurred by any Agent; provided, however, that for the provision of any title insurance or title searches, the Borrower shall have the right to select any nationally recognized title insurance company. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days after receipt by the Borrower of an invoice in reasonable detail. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.
     Section 10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, attorneys-in-fact, trustees and advisors (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims and costs (including Attorney Costs, which shall be limited to one counsel to the Administrative Agent and the Lenders (exclusive of one local counsel to the Administrative Agent and the Lenders in each relevant jurisdiction), unless (x) the interests of the Administrative Agent and the Lenders are sufficiently divergent, in which case one additional counsel may be appointed and (y) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one additional counsel for such Lender or group of Lenders in the case of clause (a) below) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with:
     (a) the execution, delivery, enforcement, performance or administration of any Loan Document, any Transaction Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby;
     (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); or
     (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Restricted Company or any of their Subsidiaries, or any Environmental Liability related in any way to any Restricted Company or any of their Subsidiaries; or
     (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto;
(all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims and costs (x) have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Loan Documents by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) arise from claims of any of the Lenders solely against one or more Lenders that have not resulted from any misrepresentation, default or the breach of any Loan Document or any actual or alleged performance or non-performance by the Borrower or one of its Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through SyndTrak or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct or gross negligence of such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid promptly after receipt by the Borrower of an invoice in reasonable detail. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then:
     (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and
     (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.
     Section 10.07 Assigns. (a) (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Notwithstanding Section 10.07(a), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender.
     (c) Notwithstanding Section 10.07(a), no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(d), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) and Section 10.07(j) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void).
     (d) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement; provided that
     (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or, in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Loans, unless each of the Administrative Agent and, so long as no Event of Default in respect of Section 8.01(a) or (f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x)

apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
     (iii) any assignment of a Term Loan or a Revolving Credit Commitment to an Eligible Assignee must be approved, if applicable, by the Persons specified for such assignment in the definition of Eligible Assignee;
     (iv) the parties (other than the Borrower unless its consent to such assignment is required hereunder) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Borrower shall have no obligation to pay such fee except as required in Section 3.09; and
     (v) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (and the Administrative Agent shall deliver such Notes to the Borrower). Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(e), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, 3.04, 3.05, 3.07, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (d) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).
     (e) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, each Agent and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (f) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, each Agent and each other Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a)(ii) that directly affects such Participant. Subject to Section 10.07(g), each Participant shall be entitled to the benefits of Section 3.01, and Sections 3.04 through 3.07 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(d). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.10 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
     (g) A Participant shall not be entitled to receive any greater payment under Section 3.01 and Sections 3.04 through 3.07 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and such Participant complies with Section 10.16 as if such Participant were a Lender under Section 10.16. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.16 as though it were a Lender.
     (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement under its Note, if any to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (i) Notwithstanding anything to the contrary contained herein:
     (i) any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
     (A) nothing herein shall constitute a commitment by any SPC to fund any Loan, and

     (B) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.
     (ii) (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01 or 3.04 through 3.07), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.
     (iii) any SPC may (A) with notice to, but without prior consent of the Borrower or the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
     (j) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 10.07(d)).
     Section 10.08 Successors. Notwithstanding anything to the contrary contained herein, JPMCB may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to JPMCB’s resignation as L/C Issuer, JPMCB shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint a successor L/C Issuer or Swing Line Lender from among the Lenders willing to accept such appointment; provided that a failure by the Borrower to appoint any such successor shall not affect the resignation of JPMCB as L/C Issuer or Swing Line Lender, as the case may be, except as provided above. If JPMCB resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in

Unreimbursed Amounts pursuant to Section 2.03(c)). If JPMCB resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loan pursuant to Section 2.04(c).
     Section 10.09 Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information, except that the Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and who have agreed or are otherwise obligated to keep such Information confidential, and the applicable Agent or Lender shall be responsible for compliance by such Persons with such obligations); (b) to the extent requested by any regulatory authority having jurisdiction over the applicable Agent or Lender; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall provide the Borrower prompt notice of such disclosure; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 10.09 (or as may otherwise be reasonably acceptable to the Borrower), (x) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (y) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to its obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.09; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall be informed of the confidential nature of the Information received by it from such Lender and instructed to preserve the confidentiality of such Information). In addition, any Agent and any Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to any Agent and any Lender in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.09, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.09.
     Section 10.10 Set-off. In addition to any rights and remedies of each Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each other Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity), at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.10 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.
     Section 10.11 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under any Loan Document shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     Section 10.12 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.
     Section 10.13 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or any Lender in any other Loan Document shall not be deemed a conflict with this Agreement and subject, in the case of Letter of Credit Applications, to the last sentence of Section 2.03(b)(i). Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
     Section 10.14 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     Section 10.15 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.16 Tax Forms. (a) (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     (ii) Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten Business Days after the Effective Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender pursuant to this Agreement or any other Loan Document), IRS Form W-8IMY or any successor thereto (with required attachments) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (A) a “bank” as defined in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (1) promptly submit to the Borrower and the Administrative Agent such additional duly and properly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender pursuant to this Agreement, or any other Loan Document, in each case, (x) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (z) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (2) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
     (iii) Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Borrower, as the Administrative Agent or the Borrower shall reasonably request, on or prior to the Effective Date (or the date it becomes a party to this Agreement), and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, the Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Effective Date (or the date it becomes a party to this Agreement), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
     (iv) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender with respect to any taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits pursuant to this Section 10.16(a) and that are excluded or considered excluded from Taxes and Other Taxes under Section 3.01, (B) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.16(a), or (C) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.16(b); provided that if such Lender shall have satisfied the requirement of Section 10.16(a) or 10.16(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in Section 10.16(a) or 10.16(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.
     (v) Each Lender shall deliver to the Administrative Agent and the Borrower such other tax forms or other documents as shall be prescribed by applicable law or as otherwise reasonably requested by Borrower or Administrative Agent as will enable Borrower and Administrative Agent to determine whether and to what extent payments to such Lender under any Loan Documents are exempt from any withholding under FATCA.
     (vi) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.
     (b) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Effective Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code and the Borrower shall not be liable for any additional amounts with respect to such withholding.
     (c) If (i) the IRS or any other Governmental Authority asserts a claim that a Withholding Agent did not properly withhold tax from amounts paid to or for the account of any Foreign Lender or U.S. Lender, and (ii) the Borrower is not required to pay any additional amount or indemnify the Lender or Agent for such amount as provided in Sections 3.01(e), 3.01(f), or Section 10.16(a)(iv), then the Lender shall indemnify the Withholding Agent, fully for all amounts paid by the Withholding Agent, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Withholding Agent, under this Section 10.16(c), together with all expenses related thereto. The obligation of the Foreign Lenders or U.S. Lenders, severally, under this Section 10.16 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.
     Section 10.17 Governing Law. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
     Section 10.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     Section 10.19 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, each Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
     Section 10.20 No Implied Duties. The Borrower acknowledges that (a) the sole role of the Arrangers is to syndicate the Facilities and to arrange for future amendments and other modifications hereto and (b) no Agent has any duty other than as expressly provided herein.

Without limiting the generality of the foregoing, the Borrower agrees that no Arranger or Agent shall in any event be subject to any fiduciary or other implied duties. Additionally, the Borrower acknowledges and agrees that the Arrangers are not advising the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Borrower has consulted and will continue to consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby (including any amendments or other modifications hereto), and no Arranger or Secured Party shall have any responsibility or liability to the Borrower with respect thereto. Any review by any Arranger or Secured Party of the Borrower, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Arranger or Secured Party and shall not be on behalf of the Borrower.
     Section 10.21 USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Subsidiary Guarantor, which information includes the name and address of the Borrower or such Subsidiary Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or such Subsidiary Guarantor in accordance with the Act.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

SCHEDULE 1.01A
EFFECTIVE DATE SUBSIDIARY GUARANTORS
Guarantors

Jurisdiction of
Entity Name	Organization
Aptitude Solutions, Inc.	Florida
Cyberhomes, LLC	Delaware
DOCX, LLC	Georgia
Espiel, Inc.	Delaware
FNRES Insurance Services LLC	Delaware
FNRES License Holdings Inc.	Delaware
Go Apply, LLC	Nevada
GO Holdings, Inc.	Delaware
Lender Processing Services, LLC	Delaware
Lender’s Service Title Agency, Inc.	Ohio
LPS Agency Sales and Posting, Inc.	California
LPS Applied Analytics, LLC	Delaware
LPS Asset Management Solutions, Inc.	Colorado
LPS Auction Solutions, LLC	Delaware
LPS Default Management, LLC	Delaware
LPS Default Solutions, Inc.	Delaware
LPS Field Services, Inc.	Delaware
LPS IP Holding Company, LLC	Delaware
LPS Management, LLC	Delaware
LPS Mortgage Processing Solutions, Inc.	Delaware
LPS National Flood, LLC	Delaware
LPS Portfolio Solutions, LLC	Delaware
LPS Property Tax Solutions, Inc.	Delaware
LPS Real Estate Data Solutions, Inc.	California
LPS Real Estate Group, Inc.	Delaware
LPS Valuation Solutions, LLC	California
LPS Verification Bureau, Inc.	Florida
LRT Record Services, Inc.	Texas
LSI Alabama, LLC	Alabama
LSI Appraisal, LLC	Delaware
LSI Maryland, Inc.	Maryland
LSI Title Agency, Inc.	Illinois
LSI Title Agency of Arkansas, LLC	Arkansas
LSI Title Company	California
LSI Title Company of Oregon, LLC	Oregon
LSI Title Insurance Agency of Utah, Inc.	Utah

Jurisdiction of
Entity Name	Organization
LSI Title Insurance Agency of Wyoming, LLC	Wyoming
McDash Analytics, LLC	Colorado
NewInvoice, L.L.C.	Georgia
OnePointCity, LLC	Ohio
PCLender.com, Inc.	Nevada
RealEC Technologies, Inc.	Delaware
SoftPro, LLC	Delaware
True Automation, Inc.	Texas

SCHEDULE 1.01B
UNRESTRICTED SUBSIDIARIES
NONE.

SCHEDULE 2.01
REVOLVING CREDIT AND TERM A COMMITMENTS

Lender	Revolving Credit Commitment	Term A Commitment
JPMorgan Chase Bank, N.A.	$44,064,000.00	$58,936,000.00
SunTrust Bank	$42,781,000.00	$57,219,000.00
U.S. Bank National Association	$42,781,000.00	$57,219,000.00
Wells Fargo Bank, N.A.	$42,781,000.00	$57,219,000.00
Bank of America, N.A.	$42,781,000.00	$57,219,000.00
ING Capital LLC	$32,086,000.00	$42,914,000.00
PNC Bank, National Association	$32,086,000.00	$42,914,000.00
BBVA Compass Bank	$17,112,000.00	$22,888,000.00
Regions Bank	$17,112,000.00	$22,888,000.00
Sumitomo Mitsui Banking Corporation	$17,112,000.00	$22,888,000.00
Branch Banking and Trust Company	$10,695,000.00	$14,305,000.00
Fifth Third Bank	$10,695,000.00	$14,305,000.00
Goldman Sachs Bank USA	$10,695,000.00	$14,305,000.00
Union Bank, N.A.	$10,695,000.00	$14,305,000.00
RBC Bank (USA)	$8,556,000.00	$11,444,000.00
Comerica Bank	$7,273,000.00	$9,727,000.00
Chang Hwa Commercial Bank, New York Branch	$4,278,000.00	$5,722,000.00
Israel Discount Bank of New York	$4,278,000.00	$5,722,000.00
Firstrust Bank	$2,139,000.00	$2,861,000.00

TOTAL	$400,000,000.00	$535,000,000.00

TERM B COMMITMENTS

Lender	Term B Commitment
JPMorgan Chase Bank, N.A.	$250,000,000.00	[1]

TOTAL	$250,000,000.00

[1]	This amount includes $38,115,590.29 in commitments from Rolling Term B Lenders (as defined in the Amendment Agreement).

2

SCHEDULE 5.06
LITIGATION
NONE.

SCHEDULE 5.10
SUBSIDIARIES
See attached Organizational Chart (entities that are included on the Organizational Chart but indicate less than majority ownership are not Subsidiaries).
The Regulated Subsidiaries are (i) I-Net Reinsurance Ltd, (ii) Masterpiece Escrow, Inc. and (iii) National Title Insurance of New York Inc.

Lender Processing Services, Inc. Corporate Organizational Chart Aptitude Solutions, Inc. Florida 59-3746614 2 Cyberhomes, LLC Delaware 27-1340613 8 DOCX, LLC Georgia 31-1379586 2 Espiel, Inc. Delaware 13-3737393 4 FNRES Insurance Services LLC Delaware 26-1132304 9 FNRES License Holdings Inc. Delaware 26-1132304 8 & 9 Go Apply, LLC Nevada 06-1638271 10 GO Holdings, Inc. Delaware 74-3210333 8 & 10 I-Net Reinsurance, Ltd. Turks & Caicos 98-0199800 2 Lender Processing Services, Inc. Delaware 26-1547801 1 Lender Processing Services, LLC Delaware 27-3732132 1 Lender's Service Title Agency, Inc. Ohio 25-1372340 7 ENTITY NAME JURISDICTION FEIN PAGE 07/27/2011

Lender Processing Services, Inc. Corporate Organizational Chart LPS Agency Sales and Posting, Inc. California 94-2882944 11 LPS Applied Analytics, LLC Delaware 27-3732223 1 & 4 LPS Asset Management Solutions, Inc. Colorado 84-1477780 11 LPS Auction Solutions, LLC Delaware 27-1178914 11 LPS Default Management, LLC Delaware 27-3732267 1 & 11 LPS Default Solutions, Inc. Delaware 01-0560689 11 LPS Field Services, Inc. Delaware 34-1856603 11 LPS IP Holding Company, LLC Delaware 51-0658830 1 LPS Management, LLC Delaware 26-1550692 2 LPS Mortgage Processing Solutions, Inc. Delaware 51-0658830 1 & 2 LPS National Flood, LLC Delaware 75-2597630 5 & 6 LPS Portfolio Solutions, LLC Delaware 01-0560689 2 & 3 ENTITY NAME JURISDICTION FEIN PAGE 07/27/2011

Lender Processing Services, Inc. Corporate Organizational Chart LPS Property Tax Solutions, Inc. Delaware 27-3732345 1 & 5 LPS Real Estate Data Solutions, Inc. California 95-4237556 4 LPS Real Estate Group, Inc. Delaware 68-0626237 5 & 8 LPS Valuation Solutions, LLC California 68-0505888 4 LPS Verification Bureau, Inc. Florida 01-0557789 5 LRT Record Services, Inc. Texas 75-2366840 7 LSI Alabama, LLC Alabama 25-1896393 7 LSI Appraisal, LLC Delaware 26-3873003 5 LSI Maryland, Inc. Maryland 52-1956911 7 LSI Title Agency, Inc. Illinois 90-0172717 7 LSI Title Agency of Arkansas, LLC Arkansas 45-2205485 7 LSI Title Company California 94-2696070 5 & 7 ENTITY NAME JURISDICTION FEIN PAGE 07/27/2011

Lender Processing Services, Inc. Corporate Organizational Chart LSI Title Company of Oregon, LLC Oregon 94-2696070 7 LSI Title Insurance Agency of Utah, Inc. Utah 34-2050114 7 LSI Title Insurance Agency of Wyoming, LLC Wyoming 94-2696070 7 Masterpiece Escrow, Inc. California 26-0895714 8 McDash Analytics, LLC Colorado 61-1527209 4 National Title Insurance of New York Inc. New York 11-0627325 5 NewInvoice, L.L.C. Georgia 58-2493294 3 OnePointCity, LLC Ohio 59-2900658 6 PCLender.com, Inc. Nevada 88-0425303 2 RealEC Technologies, Inc. Delaware 33-0912302 2 RealInfo, L.L.C. Illinois 36-3973379 5 Softpro, LLC Delaware 26-3287693 2 ENTITY NAME JURISDICTION FEIN PAGE 07/27/2011

Lender Processing Services, Inc.

Corporate Organizational Chart

07/27/2011

Lender Processing Services, Inc. Corporate Organizational Chart True Automation, Inc. Texas 75-2737469 2 ENTITY NAME JURISDICTION FEIN PAGE 07/27/2011

Lender Processing Services, Inc.
Corporate Organizational Chart

Lender Processing Services, Inc. (DE) 26-1547801
Lender Processing Services, LLC (DE) 27-3732132
LPS IP Holding Company, LLC (DE) 51-0658830
LPS Mortgage Processing Solutions, Inc. (DE) 51-0658830
LPS Applied Analytics, LLC (DE) 27-3732223
LPS Property Tax Solutions, Inc. (DE) 27-3732345
LPS Default Management, LLC (DE) 27-3732267
2
4
5
11

07/27/2011

1

Lender Processing Services, Inc. Corporate Organizational Chart 1 4 2 07/27/2011 Lender Processing Services, Inc. (DE) 26-1547801 LPS Mortgage Processing Solutions, Inc. (DE) 51-0658830 LPS Property Tax Solutions, Inc. (DE) 27-3732345 Lender Processing Services, LLC (DE) 27-3732132 LPS IP Holding Company, LLC (DE) 51-0658830 LPS Default Management, LLC (DE) 27-3732267 LPS Applied Analytics, LLC (DE) 27-3732223 5 11

Lender Processing Services, Inc. Corporate Organizational Chart LPS Mortgage Processing Solutions, Inc. (DE) 51-0658830 2 Aptitude Solutions, Inc. (FL) 59-3746614 RealEC Technologies, Inc. (DE) 33-0912302 LPS Management, LLC (DE) 26-1550692 True Automation, Inc. (TX)75-2737469 LPS Portfolio Solutions, LLC. (DE)01-0560689 Softpro, LLC (DE) 26-3287693 DOCX, LLC (GA) 31-1379586 PCLender.com, Inc. (NV) 88-0425303 1 07/27/2011 3 I-Net Reinsurance, Ltd. (Turks and Caicos) 98-0199800

Lender Processing Services, Inc. Corporate Organizational Chart LPS Portfolio Solutions, LLC (DE) 01-0560689 3 NewInvoice, L.L.C. (GA) 58-2493294 2 07/27/2011

Lender Processing Services, Inc. Corporate Organizational Chart LPS Applied Analytics, LLC (DE) 27-3732223 4 1 07/27/2011 LPS Valuation Solutions, LLC (CA) 68-0505888 McDash Analytics, LLC (CO) 61-1527209 Espiel, Inc. (DE)13-3737393 LPS Real Estate Data Solutions, Inc. (CA) 95-4237556

Lender Processing Services, Inc.

Corporate Organizational Chart

LPS Property Tax Solutions, Inc. (DE) 27-3732345
1
LPS National Flood, LLC (DE) 75-2597630
LPS Real Estate Group, Inc. (DE) 68-0626237
LPS Verification Bureau, Inc. (FL) 01-0557789
LSI Appraisal, LLC (DE) 26-3873003
LSI Title Company (CA) 94-2696070
National Title Insurance of New York, Inc. (NY) 11-0627325
RealInfo, L.L.C. (IL)36-3973379 (50%)
6
8
7

07/27/2011

5

Lender Processing Services, Inc. Corporate Organizational Chart LPS Property Tax Solutions, Inc. (DE) 27-3732345 5 RealInfo, L.L.C. (IL)36-3973379 (50%) LSI Appraisal, LLC (DE) 26-3873003 National Title Insurance of New York, Inc. (NY) 11-0627325 LPS Verification Bureau, Inc. (FL) 01-0557789 LPS Real Estate Group, Inc. (DE) 68-0626237 LSI Title Company (CA) 94-2696070 LPS National Flood, LLC (DE) 75-2597630 1 6 07/27/2011 7 8

Lender Processing Services, Inc.

Corporate Organizational Chart

07/27/2011

6

Lender Processing Services, Inc. Corporate Organizational Chart LPS National Flood, LLC (DE) 75-2597630 6 OnePointCity, LLC (OH) 59-2900658 5 07/27/2011

Lender Processing Services, Inc. Corporate Organizational Chart LSI Title Company (CA) 94-2696070 7 LSI Alabama, LLC (AL) 25-1896393 LSI Title Agency, Inc. (IL) 90-0172717 LSI Maryland, Inc. (MD) 52-1956911 Lender's Service Title Agency, Inc. (OH) 25-1372340 LSI Title Company of Oregon, LLC (OR) 94-2696070 LSI Title Insurance Agency of Utah, Inc. (UT) 34-2050114 LSI Title Insurance Agency of Wyoming, LLC (WY) 94-2696070 LRT Record Services, Inc. (TX) 75-2366840 5 07/27/2011 LSI Title Agency of Arkansas, LLC (AR) 45-2205485

Lender Processing Services, Inc.

Corporate Organizational Chart

LPS Real Estate Group, Inc.
(DE) 68-0626237
5
FNRES License Holdings, Inc.
(DE) 26-1132304
9
GO Holdings, Inc.
(DE) 74-3210333
10
Cyberhomes, LLC
(DE)26-3287693
Masterpiece Escrow, Inc.
(CA)26-0895714

07/27/2011

8

Lender Processing Services, Inc. Corporate Organizational Chart LPS Real Estate Group, Inc. (DE) 68-0626237 8 5 07/27/2011 FNRES License Holdings, Inc. (DE) 26-1132304 GO Holdings, Inc. (DE) 74-3210333 Cyberhomes, LLC (DE)26-3287693 9 10 Masterpiece Escrow, Inc. (CA)26-0895714

Lender Processing Services, Inc.

Corporate Organizational Chart

07/27/2011

9

Lender Processing Services, Inc. Corporate Organizational Chart FNRES License Holdings Inc. (DE) 26-1132304 9 FNRES Insurance Services LLC (DE) 26-1132304 8 07/27/2011

Lender Processing Services, Inc.

Corporate Organizational Chart

07/27/2011

10

Lender Processing Services, Inc. Corporate Organizational Chart GO Holdings, Inc. (DE) 74-3210333 10 Go Apply, LLC (NV) 06-1638271 8 07/27/2011

Lender Processing Services, Inc. Corporate Organizational Chart LPS Default Management, LLC (DE) 27-3732267 11 1 07/27/2011 LPS Default Solutions, Inc. (DE) 01-0560689 LPS Agency Sales and Posting, Inc. (CA) 94-2882944 LPS Auction Solutions, LLC (DE) 27-1178914 LPS Field Services, Inc. (DE) 34-1856603 LPS Asset Management Solutions, Inc. (CO) 84-1477780

SCHEDULE 7.01
EXISTING LIENS
1.	Lease documentation related to the leasing of aircraft (including engines and spare and other related parts) by Lender Processing Services, Inc. existing on the Effective Date or entered into upon the replacement or substitution of such aircraft including but not limited to that certain Assignment and Fourth Amendment to Lease and Assumption Agreement for Aircraft Lease (S/N 258568) between Fidelity National Information Services, Inc. and Lender Processing Services, Inc.
2.	The equity interests in Masterpiece Escrow, Inc. are subject to restrictions on transfer pursuant to applicable laws and regulations of the State of California.
3.	Liens identified on the attached chart.

Existing Liens

Summary
			File Date &	Collateral	Additional
Debtor	Jurisdiction	Secured Party	Number	Description	Filings
Fidelity National Asset Management	Colorado	US Bancorp	01-05-06 #2006F001661	Equipment	N/A

Fidelity National Field Services, Inc.	Delaware	IBM Credit LLC	11-01-06 #2006 3813789	Equipment	N/A

Fidelity National Field Services, Inc.	Florida	American Preservation Management LLC	09-16-08 #J08900016685	$5,329[1] Judgment Lien	N/A

FIS Asset Management Solutions, Inc.	Colorado	Toshiba Financial Services	10-04-07 #2007F101480	Equipment	N/A

LPS National Flood, LP (f/k/a FIS Flood Services, L.P.)	Delaware	AT&T Capital Services, Inc.	02-15-08 #2008 0564516	Equipment	Amendment 1-21-09

FNIS Flood Services, L.P.	Delaware	AT&T Capital Service, Inc.	11-14-06 #6397368 2	Equipment	Continuation 6/10/11

Lender Processing Services, Inc. (additional debtor Fidelity National Information Services, Inc.)	Delaware	Banc of America Leasing & Capital, LLC	07-01-08 #2008 2254520	Aircraft	N/A

Lender Processing Services, Inc.	Delaware	Fidelity National Capital, Inc.	10-09-08 #2008 3423447	Equipment	N/A

Lender Processing Services, Inc.	Delaware	Fidelity National Capital, Inc.	10-09-08 #2008 3423454	Equipment	N/A

[1]	Borrower is in the process of satisfying this judgment lien.

Summary
			File Date &	Collateral	Additional
Debtor	Jurisdiction	Secured Party	Number	Description	Filings
Lender Processing Services, Inc.	Delaware	Fidelity National Capital, Inc.	12-02-08 #2008 3994454	Equipment	N/A

Lender Processing Services, Inc.	Delaware	Fidelity National Capital, Inc.	12-02-08 #2008 3994470	Equipment	N/A

Lender Processing Services, Inc.	Delaware	Fidelity National Capital, Inc.	12-02-08 #2008 3994744	Equipment	N/A

Lender Processing Services, Inc.	Delaware	Fidelity National Capital, Inc.	12-02-08 #2008 3994751	Equipment	N/A

Lender Processing Services, Inc.	Delaware	Fidelity National Capital, Inc.	12-02-08 #2008 3994769	Equipment	N/A

Lender Processing Service, Inc.	Duval County, Florida	Vystar Credit Union	2-14-11 #2009-CC-007518	Garnishment of employee wages up to $7,813.44	N/A

Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-07-09 #2009 2541735	Equipment	Assignment from Fidelity National Capital, Inc. (“FNC”) 8-26-09 #2009 2869714

Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-07-09 #2009 2541974	Equipment	Assignment from FNC 8-26-09 #2009 2874490

Summary
			File Date &	Collateral	Additional
Debtor	Jurisdiction	Secured Party	Number	Description	Filings
Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-07-09 #2009 2541982	Equipment	Assignment from FNC 8-26-09 #2009 2874524

Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-07-09 #2009 2542212	Equipment	Assignment from FNC 8-26-09 #2009 2869821

Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-07-09 #2009 2542220	Equipment	Assignment from FNC 8-26-09 #2009 2874391

Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-10-09 #2009 2547948	Equipment	Assignment from FNC 8-26-09 #2009 2869839

Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-21-09 #2009 2692736	Equipment	Assignment from FNC 8-26-09 #2009 2875067

Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-21-09 #2009 2693320	Equipment	Assignment from FNC 8-26-09 #2009 2874011

Summary
			File Date &	Collateral	Additional
Debtor	Jurisdiction	Secured Party	Number	Description	Filings
Lender Processing Services, Inc.	Delaware	Fifth Third Bank	08-21-09 #2009 2693544	Equipment	Assignment 8-26-09 #2009 2869748

LPS Asset Management Solutions, Inc.	Colorado	Wells Fargo Financial Leasing, Inc.	10-22-10 #20102068551	Equipment	Amendment to restate the Collateral 11-02-10 #2010 2069461

LPS Management, LLC	Duval County, Florida	Florida Telco Credit Union	4-07-11 #16-2005-CC-004312	Garnishment of employee wages up to $10,003.06	N/A

LPS National Flood, LP	Delaware	AT&T Capital Services, Inc.	02-15-08 #2009 0564516	Equipment	Amendment to change Debtor’s name from FIS Flood Services, L.P. 01-21-09 #2009 0194685

LPS National Flood, LP	Delaware	AT&T Capital Services, Inc.	04-08-09 #2009 1114500	Equipment	N/A

LPS Real Estate Group, Inc.	Delaware	U.S. Bancorp Business Equipment Finance Group	02-19-11 #2011 0628282	Equipment	N/A

LPS Real Estate Group, Inc.	Delaware	U.S. Bancorp Business Equipment Finance Group	02-22-11 #2010 0637960	Equipment	N/A

Summary
			File Date &	Collateral	Additional
Debtor	Jurisdiction	Secured Party	Number	Description	Filings
PCLender.Com, Inc.	Nevada	Dell Financial Services, L.L.C.	10-28-09 #2009026033-9	Equipment	N/A

PCLender.Com, Inc.	Nevada	Dell Financial Services, L.L.C.	06-23-10 #2010015756-1	Equipment	N/A

True Automation, Inc.	Texas	Dell Financial Services, L.P.	09-26-05 #05-0029956703	Equipment	N/A

True Automation, Inc.	Texas	Dell Financial Services, L.P.	09-28-05 #05-0030194779	Equipment	N/A

True Automation, Inc.	Texas	Dell Financial Services, L.P.	11-01-05 #05-0033904882	Equipment	N/A

True Automation, Inc.	Texas	Dell Financial Services, L.P.	11-29-05 #05-0036549436	Equipment	N/A

True Automation, Inc.	Texas	Dell Financial Services, L.P.	06-13-06 #06-0020096124	Equipment	N/A

True Automation, Inc.	Texas	Dell Financial Services, L.P.	10-02-06 #06-0032740022	Equipment	N/A

True Automation, Inc.	Texas	Dell Financial Services, L.P.	10-06-06 #06-0033381569	Equipment	N/A

True Automation, Inc.	Texas	CIT Technology Financing Services, Inc.	08-13-10 #10-0023455848	Equipment	N/A

SCHEDULE 7.02
EXISTING INVESTMENTS
1.	Earnout obligations, as set forth on the attached chart entitled LPS Acquisitions and Accrued Earn-Out Liability.
2.	Various holdings of bonds, as set forth on attached chart entitled “Portfolio Holdings Report”, with an aggregate recent market value of approximately $42.2 million.
3.	To the extent constituting Investments, expenditures incurred in connection with the real property data and analytics expansion project, currently budgeted to be approximately $130 million.
4.	Existing Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties as set forth on the attached chart titled “Intercompany Investments in Restricted Subsidiaries that are not Loan Parties”.

LPS Acquisitions and Accrued Earn-Out Liability

				Total Accrued
Deal	2011	2012	2013	Earn-Out Liability
Acquisition of stock of PCLender.com, Inc.	$689,000	$958,000	$1,309,000	$2,956,000
Acquisition of assets of TerraMetro Data, LLC	$414,898	$760,644	—	$1,175,542
Acquisition of stock of True Automation, Inc.	$2,891,100	—	—	$2,891,100
Intercompany Investments in Restricted Subsidiaries that are not Loan Parties

	National Title
As of 6/30/11	Insurance of New	I-Net Reinsurance	Masterpiece Escrow,
USD (000)	York Inc.	Limited	Inc.
Receivable from related party			325
Total stockholders’ equity	26,884	8,700

Portfolio Holdings Report
Reported by Lot Detail
Grouped By: Category
National Title Insurance Company Of New York
Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
Bond — Corporate
500,000.00	AT&T INC DTD 07/30/10 2.500 08/15/			506,366.81	506,580.00	101.30100	506,505.00	2.66%	7,951.39	2.468	2.168	3.86898	A-	A2
	2.50000		08/15/2015	05/09/2011	05/12/2011	06/30/2011
	00206R-AV-4	1
100,000.00	AMERICAN HONDA FINANCE 144A PRIV P			103,475.48	103,964.00	105.31400	105,314.00	0.55%	3,500.00	3.323	2.006	3.45153	A+	A1
	3.50000		03/16/2015	12/13/2010	12/16/2010	06/30/2011
	02666Q-F4-0	1
200,000.00	AMGEN INC DTD 01/16/09 5.700 02/01			236,275.67	239,542.00	113.25100	226,502.00	1.19%	11,400.00	5.033	3.682	6.11642	A+	A3
	5.70000		02/01/2019	09/22/2010	09/27/2010	06/30/2011
	031162-AZ-3	1
400,000.00	BB&T CORPORATION MED TERM NOTE			411,589.49	419,880.00	103.28900	413,156.00	2.17%	15,400.00	3.727	0.771	1.04351	A	A2
	3.85000		07/27/2012	09/22/2010	09/27/2010	06/30/2011
	05531F-AC-7	1
400,000.00	BANK OF AMERICA CORP DTD 12/04/07			425,691.26	428,320.00	106.32800	425,312.00	2.24%	23,000.00	5.408	4.600	5.34670	A	A2
	5.75000		12/01/2017	09/22/2010	09/27/2010	06/30/2011
	060505-DP-6	1
500,000.00	BANK OF NEW YORK MELLON DTD 05/12/			554,264.72	556,500.00	110.91300	554,565.00	2.92%	23,768.06	4.914	3.831	6.42676	AA-	AA2
	5.45000		05/15/2019	02/14/2011	02/17/2011	06/30/2011
	06406H-BM-0	1
500,000.00	BANK OF NEW YORK MELLON MED TERM N			517,208.26	517,845.00	104.16500	520,825.00	2.74%	20,061.11	4.416	4.019	6.91139	AA-	AA2
	4.60000		01/15/2020	02/14/2011	02/17/2011	06/30/2011
	06406H-BP-3	1
125,000.00	BAXTER INTL DTD 08/08/06 5.900 09/			144,376.41	145,612.50	117.19900	146,498.75	0.77%	6,207.29	5.034	2.347	4.46196	A+	A3
	5.90000		09/01/2016	02/23/2011	02/28/2011	06/30/2011
	071813-AW-9	1
500,000.00	BEAR STEARNS COS LLC MED TERM NOTE			487,995.52	487,750.00	95.72400	478,620.00	2.52%	1,945.50	0.677	1.476	5.26228	A+	AA3
	0.64850		11/21/2016	05/20/2011	05/25/2011	06/30/2011
	073928-S4-6	1

Run Date: 7/11/2011	Page 1
Time: 2:44:22PM

National Title Insurance Company Of New York
(Continued)
Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
150,000.00	BEAR STERNS 6.95% 08/10/2012			151,113.72	153,405.00	106.76100	160,141.50	0.84%	10,425.00	6.510	0.824	1.05924	A+	AA3
	6.95000		08/10/2012	12/15/2008	12/18/2008	06/30/2011
	073928-X7-3	1
400,000.00	BERKSHIRE HATHAWAY FIN CORP DTD 01			442,303.98	451,228.00	110.40300	441,612.00	2.32%	19,400.00	4.393	1.804	3.21676	AA+	AA2
	4.85000		01/15/2015	09/22/2010	09/27/2010	06/30/2011
	084664-AT-8	1
300,000.00	BERKSHIRE HATHAWAY FIN DTD 08/06/0			322,826.83	326,847.60	108.00700	324,021.00	1.70%	13,083.33	4.629	1.173	2.00033	AA+	AA2
	5.00000		08/15/2013	02/14/2011	02/17/2011	06/30/2011
	084664-BG-5	1
500,000.00	BRISTOL MYERS SQUIBB CO DTD 02/15/			541,299.27	548,579.50	109.29000	546,450.00	2.87%	22,895.83	4.804	0.830	1.99934	A+	A2
	5.25000		08/15/2013	02/14/2011	02/17/2011	06/30/2011
	110122-AL-2	1
300,000.00	CATERPILLAR FIN SERV CRP MED TERM			332,995.50	344,160.00	111.27700	333,831.00	1.76%	18,600.00	5.572	1.110	2.10209	A	A2
	6.20000		09/30/2013	09/22/2010	09/27/2010	06/30/2011
	14912L-4C-2	1
400,000.00	CISCO SYSTEMS INC DTD 02/22/06 5.5			450,836.44	454,480.00	113.70100	454,804.00	2.39%	18,516.67	4.837	2.367	4.07929	A+	A1
	5.50000		02/22/2016	02/23/2011	02/28/2011	06/30/2011
	17275R-AC-6	1
50,000.00	CITIGROUP INC DTD 06/28/06 5.850 0			53,154.45	53,993.00	107.17600	53,588.00	0.28%	2,925.00	5.458	2.174	1.85397	A	A3
	5.85000		07/02/2013	12/13/2010	12/16/2010	06/30/2011
	172967-DP-3	1
200,000.00	CITIGROUP INC DTD 12/15/09 6.010 0			218,474.46	220,300.00	110.04400	220,088.00	1.16%	10,283.78	5.461	2.999	3.13299	A	A3
	6.01000		01/15/2015	02/17/2011	02/23/2011	06/30/2011
	172967-FA-4	1
300,000.00	COCA-COLA CO DTD 03/06/09 3.625 03			318,860.84	324,144.00	106.59500	319,785.00	1.68%	10,875.00	3.401	1.145	2.56861	A+	AA3
	3.62500		03/15/2014	09/22/2010	09/27/2010	06/30/2011
	191216-AL-4	1
400,000.00	CONOCOPHILLIPS DTD 05/21/09 4.600			441,715.44	450,552.00	110.45500	441,820.00	2.32%	18,400.00	4.165	1.554	3.23502	A	A1
	4.60000		01/15/2015	09/22/2010	09/27/2010	06/30/2011
	20825C-AT-1	1
400,000.00	JOHN DEERE CAPITAL CORP MED TERM N			421,931.12	435,408.00	105.69800	422,792.00	2.22%	21,000.00	4.967	0.674	1.21200	A	A2
	5.25000		10/01/2012	09/22/2010	09/27/2010	06/30/2011
	24422E-QW-2	1
400,000.00	DELL INC DTD 09/10/10 2.300 09/10/			402,144.55	402,520.00	100.40400	401,616.00	2.11%	9,200.00	2.291	2.198	3.95223	A-	A2
	2.30000		09/10/2015	09/22/2010	09/27/2010	06/30/2011
	24702R-AL-5	1

Run Date: 7/11/2011	Page 2
Time: 2:44:22PM

National Title Insurance Company Of New York
(Continued)
Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
200,000.00	WALT DISNEY COMPANY MED TERM NOTE			235,490.15	240,460.00	115.85500	231,710.00	1.22%	11,250.00	4.855	2.370	4.52218	A	A2
	5.62500		09/15/2016	09/22/2010	09/27/2010	06/30/2011
	25468P-CE-4	1
200,000.00	E.I. DU PONT DE NEMOURS DTD 12/15/			223,422.69	225,584.00	113.03400	226,068.00	1.19%	10,500.00	4.645	2.668	4.78897	A	A2
	5.25000		12/15/2016	12/13/2010	12/16/2010	06/30/2011
	263534-BQ-1	1
150,000.00	ELEC DE FRANCE 5.5% 01/26/14			149,674.05	149,404.50	109.88500	164,827.50	0.87%	8,250.00	5.005	1.564	2.37201	A+	AA3
	5.50000		01/26/2014	01/22/2009	01/26/2009	06/30/2011
	268317-AA-2	1
350,000.00	FRANKLIN RESOURCES INC DTD 05/20/1			355,991.02	358,417.50	101.63800	355,733.00	1.87%	7,000.00	1.968	1.121	1.84931	AA-	A1
	2.00000		05/20/2013	09/22/2010	09/27/2010	06/30/2011
	354613-AE-1	1
200,000.00	GENENTECH INC (USA) DTD 07/18/05 4			216,172.72	217,580.00	110.22500	220,450.00	1.16%	8,127.78	4.309	2.098	3.63262	AA-	WR
	4.75000		07/15/2015	02/17/2011	02/23/2011	06/30/2011
	368710-AG-4	1
150,000.00	GENERAL ELEC CAP CORP MED TERM NOT			161,240.28	162,214.50	109.35600	164,034.00	0.86%	8,100.00	4.938	3.550	4.78810	AA+	AA2
	5.40000		02/15/2017	12/13/2010	12/16/2010	06/30/2011
	36962G-2G-8	1
400,000.00	GENERAL ELEC CAP CORP DTD 04/21/08			423,135.46	432,712.00	106.18800	424,752.00	2.23%	19,200.00	4.520	1.375	1.75734	AA+	AA2
	4.80000		05/01/2013	09/22/2010	09/27/2010	06/30/2011
	36962G-3T-9	1
500,000.00	GENERAL ELEC CAP CORP DTD 01/07/11			504,555.68	504,765.00	100.57000	502,850.00	2.64%	3,447.89	1.138	0.915	2.46601	AA+	AA2
	1.14400		01/07/2014	05/19/2011	05/24/2011	06/30/2011
	36962G-4W-1	1
200,000.00	GENERAL ELEC CAP 5.375% 10/20/16			199,607.67	199,426.00	110.15800	220,316.00	1.16%	10,750.00	4.879	3.273	4.60297	AA+	AA2
	5.37500		10/20/2016	06/02/2008	06/05/2008	06/30/2011
	36962G-Y4-0	1
320,000.00	GENERAL ELEC CAP CORP DTD 06/07/02			334,659.60	343,020.80	105.14500	336,464.00	1.77%	19,200.00	5.706	0.607	0.94128	AA+	AA2
	6.00000		06/15/2012	12/13/2010	12/16/2010	06/30/2011
	36962G-YY-4	1
250,000.00	GLAXOSMITHKLINE CAPITAL DTD 05/13/			278,902.89	279,837.50	114.06300	285,157.50	1.50%	10,083.68	4.953	3.343	5.74245	A+	A1
	5.65000		05/15/2018	04/11/2011	04/14/2011	06/30/2011
	377372-AD-9	1
350,000.00	GOLDMAN SACHS GROUP INC DTD 02/05/			410,991.70	416,055.50	116.35400	407,239.00	2.14%	26,250.00	6.446	4.902	5.80025	A	A1
	7.50000		02/15/2019	09/22/2010	09/27/2010	06/30/2011
	38141E-A2-5	1

Run Date: 7/11/2011	Page 3
Time: 2:44:22PM

National Title Insurance Company Of New York
(Continued)
Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
200,000.00	JOHN HANCOCK GLOBAL 5.25% 02/25/15			200,931.24	201,594.00	109.10900	218,218.00	1.15%	10,500.00	4.812	2.618	3.28816	AA-	A1
	5.25000		02/25/2015	06/02/2008	06/05/2008	06/30/2011
	41011W-BJ-8	1
150,000.00	HEINZ H J FIN CO 6.625% 07/15/11			150,138.99	158,355.00	100.15400	150,231.00	0.79%	5,355.21	6.615	2.857	0.04108	BBB	BAA2
	6.62500		07/15/2011	01/21/2009	01/26/2009	06/30/2011
	42307T-AC-2	1
150,000.00	HEWLETT PACKARD 6.125% 3/01/14			149,638.86	149,341.50	112.17600	168,264.00	0.88%	9,187.50	5.460	1.457	2.45287	A	A2
	6.12500		03/01/2014	12/02/2008	12/05/2008	06/30/2011
	428236-AT-0	1
400,000.00	IBM INTL GROUP CAPITAL DTD 10/22/0			422,522.00	435,760.00	105.86900	423,476.00	2.23%	20,200.00	4.770	0.551	1.27225	A+	AA3
	5.05000		10/22/2012	09/22/2010	09/27/2010	06/30/2011
	44924E-AB-6	1
385,000.00	IBM CORPORATION DTD 10/15/08 7.625			483,395.64	489,700.75	127.18300	489,654.55	2.58%	29,356.25	5.995	3.385	5.76063	A+	AA3
	7.62500		10/15/2018	12/17/2010	12/22/2010	06/30/2011
	459200-GM-7	1
150,000.00	MCCORMICK & CO INC 5.8% 07/15/11			150,151.91	159,247.50	100.15100	150,226.50	0.79%	4,688.33	5.791	2.127	0.04123	A-	A2
	5.80000		07/15/2011	01/23/2009	01/28/2009	06/30/2011
	579780-AE-7	1
400,000.00	MCDONALD’S CORP DTD 10/18/07 5.800			459,648.00	464,324.00	117.35700	469,428.00	2.47%	23,200.00	4.942	2.774	5.31753	A	A2
	5.80000		10/15/2017	12/13/2010	12/16/2010	06/30/2011
	58013M-EB-6	1
400,000.00	MERCK & CO INC DTD 06/25/09 5.000			443,552.44	446,136.00	110.67700	442,708.00	2.33%	20,000.00	4.518	3.461	6.65277	AA	AA3
	5.00000		06/30/2019	12/13/2010	12/16/2010	06/30/2011
	589331-AN-7	1
150,000.00	METLIFE INC 5.5% 06/15/14			151,838.29	154,720.50	110.04000	165,060.00	0.87%	8,250.00	4.998	1.988	2.74808	A-	A3
	5.50000		06/15/2014	10/04/2005	10/07/2005	06/30/2011
	59156R-AH-1	1
150,000.00	MICROSOFT CORP			149,912.51	149,853.00	105.68300	158,524.50	0.83%	4,425.00	2.791	0.971	2.80249	AAA	AAA
	2.95000		06/01/2014	05/11/2009	05/14/2009	06/30/2011
	594918-AB-0	1
400,000.00	MORGAN STANLEY DTD 02/26/03 5.300			421,613.16	431,416.00	105.73100	422,924.00	2.22%	21,200.00	5.013	1.798	1.58192	A	A2
	5.30000		03/01/2013	09/22/2010	09/27/2010	06/30/2011
	617446-HR-3	1
330,000.00	MORGAN STANLEY FOR EQUITY ISSUES S			318,998.76	318,450.00	94.65400	312,358.20	1.64%	1,844.17	0.827	2.092	4.17590	A	A2
	0.78281		10/15/2015	04/11/2011	04/14/2011	06/30/2011
	61746S-BQ-1	1

Run Date: 7/11/2011	Page 4
Time: 2:44:22PM

National Title Insurance Company Of New York
(Continued)
Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
150,000.00	NORTHN STS PWR 8% 08/28/12			156,273.70	168,456.00	108.19100	162,286.50	0.85%	12,000.00	7.394	0.892	1.10225	A	A1
	8.00000		08/28/2012	01/22/2009	01/27/2009	06/30/2011
	665772-BW-8	1
300,000.00	ORACLE CORP DTD 04/09/08 4.950 04/			319,774.48	323,925.00	107.28500	321,855.00	1.69%	12,952.50	4.614	0.844	1.71624	A	A1
	4.95000		04/15/2013	02/14/2011	02/17/2011	06/30/2011
	68389X-AD-7	1
400,000.00	PNC FUNDING CORP DTD 06/09/09 5.40			438,033.17	447,648.00	110.34200	441,368.00	2.32%	21,600.00	4.894	1.779	2.74060	A	A3
	5.40000		06/10/2014	09/23/2010	09/28/2010	06/30/2011
	693476-BE-2	1
500,000.00	PROCTER & GAMBLE CO DTD 08/10/04 5			554,271.98	554,930.00	110.75100	553,755.00	2.91%	29,000.00	5.237	5.009	12.94598	AA-	AA3
	5.80000		08/15/2034	12/20/2010	12/23/2010	06/30/2011
	742718-DB-2	1
100,000.00	PROCTER & GAMBLE CO DTD 02/06/09 4			108,582.07	109,120.00	110.35400	110,354.00	0.58%	4,700.00	4.259	3.161	6.35833	AA-	AA3
	4.70000		02/15/2019	12/13/2010	12/16/2010	06/30/2011
	742718-DN-6	1
400,000.00	SBC COMMUNICATIONS DTD 11/03/04 5.			433,304.99	438,768.00	109.89400	439,576.00	2.31%	20,400.00	4.641	1.905	2.94457	A-	A2
	5.10000		09/15/2014	12/13/2010	12/16/2010	06/30/2011
	78387G-AP-8	1
150,000.00	SCHERING-PLOUGH 5.30% 12/01/13			155,466.76	159,681.00	110.57400	165,861.00	0.87%	7,950.00	4.793	0.873	2.29102	AA	AA3
	5.30000		12/01/2013	06/23/2009	06/26/2009	06/30/2011
	806605-AE-1	1
200,000.00	TOYOTA MOTOR CREDIT CORP DTD 06/17			210,425.77	212,380.00	103.93100	207,862.00	1.09%	6,400.00	3.079	2.160	3.71511	AA-	AA3
	3.20000		06/17/2015	09/22/2010	09/27/2010	06/30/2011
	89233P-4B-9	1
160,000.00	UNILEVER CAP CORP 3.65% 02/15/14			159,884.76	159,788.80	106.43200	170,291.20	0.90%	5,840.00	3.429	1.155	2.48483	A+	A1
	3.65000		02/15/2014	02/09/2009	02/12/2009	06/30/2011
	904764-AJ-6	1
150,000.00	UNITED PARCEL SERVICE DTD 01/15/08			168,819.33	170,224.50	113.39600	170,094.00	0.89%	8,250.00	4.850	3.213	5.44155	AA-	AA3
	5.50000		01/15/2018	12/13/2010	12/16/2010	06/30/2011
	911312-AH-9	1
400,000.00	US BANCORP MED TERM NOTE			401,307.83	401,760.00	100.45300	401,812.00	2.11%	5,500.00	1.369	1.166	2.15640	A+	AA3
	1.37500		09/13/2013	09/22/2010	09/27/2010	06/30/2011
	91159H-GY-0	1
400,000.00	WAL-MART STORES INC DTD 10/25/10 3			381,056.79	380,136.00	95.13100	380,524.00	2.00%	13,000.00	3.416	3.877	7.87632	AA	AA2
	3.25000		10/25/2020	12/13/2010	12/16/2010	06/30/2011
	931142-CZ-4	1

Run Date: 7/11/2011	Page 5
Time: 2:44:22PM

National Title Insurance Company Of New York
(Continued)
Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
400,000.00	WELLS FARGO & COMPANY MED TERM NOT			420,288.62	424,920.00	105.39100	421,564.00	2.22%	15,000.00	3.558	2.028	3.04076	AA-	A1
	3.75000		10/01/2014	09/22/2010	09/27/2010	06/30/2011
	94974B-ET-3	1
400,000.00	WYETH DTD 12/16/03 6.500 02/01/203			471,555.09	472,440.00	114.73200	458,928.00	2.41%	26,000.00	5.665	5.366	12.21437	AA	A1
	6.50000		02/01/2034	12/20/2010	12/23/2010	06/30/2011
	983024-AG-5	1
17,670,000.00	Total Bond — Corporate:			18,860,131.27	19,084,163.45		19,014,650.70	45.14%	777,796.27	4.316	2.294	4.05118	A+	A
Bond — Muni
250,000.00	BALTIMORE CNTY MD MET DIST-71ST IS			281,346.84	281,875.00	112.72300	281,807.50	1.95%	8,784.72	4.436	3.548	8.20153	AAA	AAA
	5.00000		02/01/2022	04/13/2011	04/18/2011	06/30/2011
	059132-7D-6	1
250,000.00	BOSTON MASS SER B			249,992.57	249,992.50	100.90300	252,257.50	1.75%	5,565.97	3.469	3.412	10.14753	AA+	AAA
	3.50000		04/01/2024	05/09/2011	05/12/2011	06/30/2011
	100853-NV-8	1
100,000.00	CLARK CNTY NV SCH 5.5% 06/15/14			106,565.30	112,298.00	112.12200	112,122.00	0.78%	5,500.00	4.905	1.309	2.75937	AA+	AA2
	5.50000		06/15/2014	09/04/2008	09/09/2008	06/30/2011
	181054-K2-2	1
250,000.00	CO DEPT TRANS REV 5% 12/15/14			259,215.72	271,610.00	113.88500	284,712.50	1.97%	12,500.00	4.390	0.912	3.21627	AA	AA2
	5.00000		12/15/2014	12/28/2005	12/29/2005	06/30/2011
	196454-FL-1	1
500,000.00	COLORADO SPRINGS COLO UTILS SER D-			527,214.17	527,555.00	106.07200	530,360.00	3.67%	26,250.00	4.949	4.804	13.29071	AA	AA2
	5.25000		11/15/2033	12/28/2010	12/31/2010	06/30/2011
	196632-LS-0	1
125,000.00	CORPUS CHRISTI TEX INDPT SCH SCH B			133,065.48	133,155.00	109.26700	136,583.75	0.95%	4,565.97	4.576	4.167	10.59607	AA	AA2
	5.00000		08/15/2026	04/05/2011	04/08/2011	06/30/2011
	220147-T4-4	1
60,000.00	DALLAS TEXAS DTD 11/01/08 5.000 02			66,726.99	66,780.00	108.35400	65,012.40	0.45%	1,900.00	4.615	4.189	9.82467	AA+	AA1
	5.00000		02/15/2025	05/10/2011	05/13/2011	06/30/2011
	235218-5Y-6	1
100,000.00	DENVER CO CTY/CNTY SCH 5% 12/01/17			103,479.69	107,664.00	110.97200	110,972.00	0.77%	5,000.00	4.506	3.101	3.16201	AA-	AA2
	5.00000		12/01/2017	09/08/2006	09/13/2006	06/30/2011
	249174-HD-8	1
150,000.00	DEXTER MI CMNTY SCHS 5% 05/01/16			159,869.85	164,877.00	113.26700	169,900.50	1.18%	7,500.00	4.414	2.100	4.31453	AA+	AA2
	5.00000		05/01/2016	09/11/2008	09/29/2008	06/30/2011
	252255-KE-3	1

Run Date: 7/11/2011	Page 6
Time: 2:44:22PM

National Title Insurance Company Of New York
(Continued)
Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
100,000.00	DC WTR & SWR AUTH UTIL 5% 10/01/14			104,951.93	109,358.00	112.23800	112,238.00	0.78%	5,000.00	4.455	1.155	3.00695	AA+	AA3
	5.00000		10/01/2014	04/10/2008	04/24/2008	06/30/2011
	254845-DX-5	1
100,000.00	DOUGLAS CNTY COLO SCH DIST NO REF			116,600.89	117,421.00	119.73700	119,737.00	0.83%	5,250.00	4.385	2.854	7.64172	N/R	AA1
	5.25000		12/15/2020	12/13/2010	12/16/2010	06/30/2011
	258885-C4-2	1
150,000.00	ELGIN ILL GO 5.5% 12/15/17			167,173.55	171,624.00	116.12700	174,190.50	1.21%	8,250.00	4.736	2.757	5.51593	AA+	AA1
	5.50000		12/15/2017	07/23/2009	07/28/2009	06/30/2011
	286299-B2-7	1
110,000.00	ENERGY NORTHWEST WASH ELEC REV REF			126,010.71	127,129.20	117.34300	129,077.30	0.89%	5,500.00	4.261	2.304	5.89191	AA	AAA
	5.00000		07/01/2018	12/16/2010	12/21/2010	06/30/2011
	29270C-UJ-2	1
70,000.00	ENERGY NORTHWEST WASH ELEC REV REF			79,710.79	80,386.60	117.34300	82,140.10	0.57%	3,500.00	4.261	2.304	5.89191	AA	AAA
	5.00000		07/01/2018	12/16/2010	12/21/2010	06/30/2011
	29270C-UM-5	1
185,000.00	ENERGY NORTHWEST WASH ELEC REV REF			212,315.89	214,209.65	118.95100	220,059.35	1.52%	9,712.50	4.414	2.304	5.85579	AA	AAA
	5.25000		07/01/2018	12/16/2010	12/21/2010	06/30/2011
	29270C-UN-3	1
415,000.00	FAIRFAX VA REF			480,463.46	480,985.00	112.32200	466,136.30	3.23%	13,199.31	4.451	3.855	10.09429	AAA	AAA
	5.00000		07/15/2025	05/09/2011	05/12/2011	06/30/2011
	304081-TX-0	1
100,000.00	GARFIELD CNTY CO SCH 5% 12/01/17			106,266.05	110,662.00	115.81300	115,813.00	0.80%	5,000.00	4.317	2.333	4.80299	N/R	AA2
	5.00000		12/01/2017	12/06/2006	12/14/2006	06/30/2011
	365653-GW-8	1
200,000.00	GREENSBORO N C CTFS PARTN GREENSBO			218,412.21	220,672.00	108.82700	217,654.00	1.51%	8,000.00	3.676	2.350	5.11771	AA+	AA2
	4.00000		04/01/2017	09/27/2010	09/30/2010	06/30/2011
	395465-DG-9	1
250,000.00	GWINNETT CNTY GA 5% 01/01/24			269,367.36	272,782.50	110.72900	276,822.50	1.92%	12,500.00	4.516	3.907	9.22875	AA+	N/R
	5.00000		01/01/2024	06/03/2008	06/06/2008	06/30/2011
	403715-BB-0	1
155,000.00	HARRIS CNTY TEX CULTURAL ED TECO P			176,558.25	178,256.20	117.00200	181,353.10	1.26%	7,750.00	4.273	2.133	5.52475	AA	AA3
	5.00000		11/15/2017	12/13/2010	12/16/2010	06/30/2011
	41401P-AG-8	1
150,000.00	HAWAII ST GO 5% 05/01/15			159,375.08	165,664.50	113.84000	170,760.00	1.18%	7,500.00	4.392	1.290	3.51338	AA	AA2
	5.00000		05/01/2015	08/19/2008	08/22/2008	06/30/2011
	419787-AG-1	1

Run Date: 7/11/2011	Page 7
Time: 2:44:22PM

National Title Insurance Company Of New York

(Continued)

Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
250,000.00	ILLINOIS EDL FACS 5.2% 11/01/2032			284,050.39	286,052.50	110.94100	277,352.50	1.92%	13,000.00	4.687	4.403	13.18492	AAA	AAA
	5.20000		11/01/2032	05/19/2009	05/20/2009	06/30/2011
	452001-WV-8	1
400,000.00	IN TRANS AUTH HWY 5.25% 06/01/18			413,219.66	448,376.00	109.23800	436,952.00	3.03%	21,000.00	4.806	3.723	1.84405	AA+	AA1
	5.25000		06/01/2018	09/09/2005	09/14/2005	06/30/2011
	455141-KD-2	1
400,000.00	KENTUCKY ST PPTY & BLDGS COMMN REF			470,804.63	478,776.00	116.52800	466,112.00	3.23%	21,000.00	4.505	2.388	5.36138	AA+	AA3
	5.25000		10/01/2017	09/27/2010	09/30/2010	06/30/2011
	49151E-UW-1	1
100,000.00	MSD WARREN TWP IN VIS 5% 07/10/14			104,220.67	108,168.00	111.57000	111,570.00	0.77%	5,000.00	4.481	1.104	2.78417	AA+	AA3
	5.00000		07/10/2014	05/07/2008	06/05/2008	06/30/2011
	553543-CY-3	1
500,000.00	MASSACHUSETTS ST GO 5.25% 11/01/18			503,315.52	532,005.00	101.66800	508,340.00	3.52%	21,947.92	5.164	4.975	0.33564	AA	AA1
	5.25000		11/01/2018	06/12/2008	06/17/2008	06/30/2011
	575827-5S-5	1
100,000.00	MASSACHUSETTS ST GO 5% 08/01/16			107,444.21	111,059.00	116.94300	116,943.00	0.81%	5,000.00	4.276	1.525	4.48788	AA	AA1
	5.00000		08/01/2016	09/05/2008	09/11/2008	06/30/2011
	57582P-KZ-2	1
250,000.00	MINNESOTA ST REF-VAR PURP-SER H			290,640.50	293,890.00	118.83500	297,087.50	2.06%	12,500.00	4.208	1.837	5.50214	AAA	AA1
	5.00000		11/01/2017	12/14/2010	12/17/2010	06/30/2011
	604129-QK-5	1
100,000.00	MS DEV BANK SPL OBLIG 5% 01/01/16			104,308.44	108,124.00	112.90300	112,903.00	0.78%	5,000.00	4.429	1.990	3.98823	AA-	AA3
	5.00000		01/01/2016	09/22/2006	10/11/2006	06/30/2011
	60534Q-NM-9	1
115,000.00	NM FIN AUTH ST TRANSN 5% 12/15/17			122,081.56	125,999.75	114.98700	132,235.05	0.92%	5,750.00	4.348	2.475	4.83474	AA	AA2
	5.00000		12/15/2017	12/05/2007	12/10/2007	06/30/2011
	64711R-ER-3	1
100,000.00	NEW YORK N Y CITY MUN WTR FIN REF-			94,014.69	93,938.00	99.30800	99,308.00	0.69%	4,500.00	4.531	4.550	13.80065	AAA	AA1
	4.50000		06/15/2033	12/27/2010	12/30/2010	06/30/2011
	64972F-BK-1	1
250,000.00	OHIO STATE REF-COMMON SCHS-SER C			259,604.90	259,977.50	108.35800	270,895.00	1.88%	10,625.00	3.922	3.349	8.88285	AA+	AA1
	4.25000		09/15/2022	12/14/2010	12/17/2010	06/30/2011
	677521-EQ-5	1
100,000.00	OHIO ST UNIV GEN RCPTS SER D			89,862.48	89,724.00	92.13400	92,134.00	0.64%	4,000.00	4.342	4.580	13.89399	AA	AA1
	4.00000		12/01/2032	12/27/2010	12/30/2010	06/30/2011
	677632-NH-0	1

Run Date: 7/11/2011	Page 8
Time: 2:44:22PM

National Title Insurance Company Of New York

(Continued)

Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
400,000.00	OHIO ST WTR DEV AUTH REV REF-WTR P			412,652.26	413,448.00	99.97200	399,888.00	2.77%	12,000.00	3.001	3.003	8.87034	AAA	AAA
	3.00000		12/01/2021	09/27/2010	09/30/2010	06/30/2011
	677659-W6-7	1
125,000.00	OKLAHOMA CITY OKLA DTD 03/01/11 4.			131,134.11	131,225.00	106.79400	133,492.50	0.92%	3,402.78	3.746	3.294	9.25585	AAA	AAA
	4.00000		03/01/2023	04/14/2011	04/26/2011	06/30/2011
	678519-MF-3	1
100,000.00	OR ST DEPT TRANSN HWY 5% 11/15/13			102,851.93	107,909.00	110.43000	110,430.00	0.76%	5,000.00	4.528	0.572	2.25655	AAA	AA1
	5.00000		11/15/2013	09/13/2006	09/18/2006	06/30/2011
	68607D-GP-4	1
500,000.00	OREGON ST ST BRD HIGHER ED-SER A			481,515.28	481,250.00	101.21800	506,090.00	3.51%	22,500.00	4.446	4.410	13.33655	AA+	AA1
	4.50000		08/01/2032	12/22/2010	12/28/2010	06/30/2011
	68608K-BG-2	1
105,000.00	PORT AUTH N Y & N J CONS-132ND SER			105,421.00	105,426.30	102.21600	107,326.80	0.74%	5,250.00	4.892	4.835	13.20500	AA-	AA2
	5.00000		09/01/2033	12/27/2010	12/30/2010	06/30/2011
	733581-7Y-2	1
395,000.00	PORT SEATTLE WASH REV SER A			394,609.79	394,605.00	100.45300	396,789.35	2.75%	19,475.69	4.977	4.966	12.95439	AA-	AA2
	5.00000		07/01/2033	01/03/2011	01/06/2011	06/30/2011
	735388-8A-1	1
400,000.00	RICHMOND VA PUB UTIL REV DTD 07/15			406,863.09	406,944.00	101.65100	406,604.00	2.82%	20,000.00	4.919	4.881	13.52995	AA+	AA2
	5.00000		01/15/2035	12/23/2010	12/29/2010	06/30/2011
	765433-EN-3	1
500,000.00	SALT LAKE CNTY UTAH SER A			489,378.78	489,250.00	100.78100	503,905.00	3.49%	12,201.39	3.473	3.427	10.66082	AAA	AAA
	3.50000		12/15/2024	04/15/2011	04/20/2011	06/30/2011
	795676-NM-3	1
300,000.00	SALT RIVER PROJ ARIZ AGRIC IMP SER			310,918.86	311,100.00	106.67900	320,037.00	2.22%	13,041.67	4.687	4.401	10.64261	AA	AA1
	5.00000		01/01/2027	02/15/2011	02/18/2011	06/30/2011
	79575D-XC-9	1
200,000.00	SALT RIVER PROJ ARIZ AGRIC IMP SER			206,912.32	207,026.00	106.67900	213,358.00	1.48%	8,583.33	4.687	4.401	10.64261	AA	AA1
	5.00000		01/01/2027	02/16/2011	02/22/2011	06/30/2011
	79575D-XC-9	2
170,000.00	SAN FRANCISCO CA GO 5% 06/15/15			175,029.83	183,336.50	105.88500	180,004.50	1.25%	8,500.00	4.722	3.398	0.94235	AA+	AA2
	5.00000		06/15/2015	12/28/2005	12/29/2005	06/30/2011
	797646-EJ-1	1
350,000.00	SEATTLE WASH BUILD AMERICA BONDS-T			359,112.22	359,212.00	107.42200	375,977.00	2.60%	12,477.89	4.543	4.210	10.59404	AAA	AA1
	4.88000		08/01/2026	04/05/2011	04/08/2011	06/30/2011
	812626-B7-3	1

Run Date: 7/11/2011	Page 9
Time: 2:44:22PM

National Title Insurance Company Of New York

(Continued)

Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
80,000.00	SNOHOMISH CNTY WASH REF-LTD TAX-SE			69,939.30	69,802.40	91.36800	73,094.40	0.51%	3,200.00	4.378	4.640	13.85679	AA	AA2
	4.00000		12/01/2032	12/23/2010	12/29/2010	06/30/2011
	833085-G3-1	1
500,000.00	SOUTH CAROLINA ST PUB SVC AUTH REF			428,527.80	427,500.00	88.29800	441,490.00	3.06%	20,000.00	4.530	4.912	13.09419	AA-	AA3
	4.00000		01/01/2032	12/22/2010	12/28/2010	06/30/2011
	837147-8S-9	1
500,000.00	TENNESSEE ST SCH BD AUTH HIGHER ED			522,297.28	522,750.00	106.83800	534,190.00	3.70%	14,611.11	3.744	3.184	8.11210	AA	AA1
	4.00000		05/01/2021	04/05/2011	04/08/2011	06/30/2011
	880557-6L-2	1
255,000.00	TULSA OKLA MET UTIL AUTH UTIL DTD			265,398.63	265,551.90	105.51400	269,060.70	1.86%	7,140.00	3.791	3.422	9.23356	AA	AA1
	4.00000		03/01/2023	04/14/2011	04/19/2011	06/30/2011
	899656-KT-8	1
120,000.00	UNION CNTY N C REF-SER B			132,920.45	133,399.20	112.74600	135,295.20	0.94%	6,000.00	4.435	3.648	8.86956	AA	AA1
	5.00000		03/01/2023	12/13/2010	12/16/2010	06/30/2011
	906395-M8-8	1
250,000.00	UNIVERSITY MASS BLDG AUTH PROJREV			233,458.90	232,857.50	95.41000	238,525.00	1.65%	9,875.00	4.140	4.470	8.92666	N/R	AA2
	3.95000		11/01/2022	12/13/2010	12/16/2010	06/30/2011
	914440-KZ-4	1
100,000.00	UNIVERSITY NE FACS CORP 5% 7/15/15			104,419.54	106,370.00	114.88400	114,884.00	0.80%	5,000.00	4.352	1.215	3.64106	AA	AA1
	5.00000		07/15/2015	09/20/2006	09/23/2006	06/30/2011
	914638-FH-9	1
100,000.00	UNIVERSITY N M UNIV REVS SUB LIEN-			102,718.78	102,758.00	102.67400	102,674.00	0.71%	5,000.00	4.870	4.796	12.95251	AA+	AA2
	5.00000		06/01/2032	12/23/2010	12/29/2010	06/30/2011
	914692-K2-3	1
100,000.00	UTAH TRAN AUTH SALES TAX REV REF-S			104,548.78	104,612.00	112.44000	112,440.00	0.78%	5,250.00	4.669	4.340	13.12866	AAA	AA2
	5.25000		06/15/2032	12/27/2010	12/30/2010	06/30/2011
	917565-EU-3	1
120,000.00	UTAH TRAN AUTH SALES TAX REV SER A			116,890.27	116,846.40	101.47700	121,772.40	0.84%	5,700.00	4.681	4.639	13.22241	AAA	AA2
	4.75000		06/15/2032	12/23/2010	12/29/2010	06/30/2011
	917565-HL-0	1
100,000.00	VIRGINIA BEACH VA DEV AUTH PUB REF			112,500.22	113,064.00	116.64900	116,649.00	0.81%	5,000.00	4.286	3.068	7.95612	AA+	AA2
	5.00000		08/01/2021	12/13/2010	12/16/2010	06/30/2011
	92774G-FJ-9	1
25,000.00	VIRGINIA PORT AUTH PORT FAC RE REF			25,913.30	25,929.00	104.74700	26,186.75	0.18%	878.47	4.773	4.408	7.68975	AA+	AA3
	5.00000		07/01/2021	04/13/2011	04/18/2011	06/30/2011
	928077-FQ-4	1

Run Date: 7/11/2011	Page 10
Time: 2:44:22PM

National Title Insurance Company Of New York

(Continued)

Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
420,000.00	VIRGINIA ST PUB BLDG AUTH PUB SER			480,219.55	483,403.20	115.48800	485,049.60	3.36%	14,991.67	4.329	1.112	3.68807	AA+	AA1
	5.00000		08/01/2015	04/11/2011	04/14/2011	06/30/2011
	928172-MQ-5	1
225,000.00	VIRGINIA ST PUB BLDG AUTH PUB REF-			237,795.19	238,050.00	109.44800	246,258.00	1.71%	6,575.00	3.655	2.912	8.24151	AA+	AA1
	4.00000		08/01/2021	04/05/2011	04/08/2011	06/30/2011
	928172-WS-0	1
500,000.00	WASHINGTON ST VAR PURP-SER C			518,237.52	518,490.00	104.28900	521,445.00	3.61%	25,000.00	4.794	4.682	13.05353	AA+	AA1
	5.00000		02/01/2033	12/23/2010	12/29/2010	06/30/2011
	93974C-EL-0	1
100,000.00	WHITLEY CNTY IN SCH 5% 07/15/2014			104,286.57	106,870.00	111.89900	111,899.00	0.78%	5,000.00	4.468	1.017	2.79958	AA+	AA3
	5.00000		07/15/2014	05/29/2008	06/02/2008	06/30/2011
	966412-ER-5	1
13,475,000.00	Total Bond — Muni:			14,084,721.98	14,260,032.30		14,436,356.55	34.27%	579,705.39	4.389	3.434	8.32808	AA	AA2

Bond - Other
250,000.00	DUKE ENERGY CAROLINAS DTD 06/07/10			252,003.14	252,072.50	103.69700	259,242.50	18.14%	9,346.53	4.147	3.809	7.40585	A	A1
	4.30000		06/15/2020	02/15/2011	02/18/2011	06/30/2011
	26442C-AJ-3	1
195,000.00	FLORIDA POWER & LIGHT DTD 10/10/07			218,483.97	219,731.85	116.97700	228,105.15	15.96%	9,409.56	4.745	2.624	5.39712	A	AA3
	5.55000		11/01/2017	02/15/2011	02/18/2011	06/30/2011
	341081-EZ-6	1
450,000.00	GEORGIA POWER COMPANY DTD 12/15/09			461,373.99	461,803.50	104.24700	469,111.50	32.82%	16,628.13	4.077	3.659	7.04472	A	A3
	4.25000		12/01/2019	02/15/2011	02/18/2011	06/30/2011
	373334-JP-7	1
500,000.00	VIRGINIA ELEC & POWER CO DTD 09/01			456,639.46	455,515.00	94.58600	472,930.00	33.09%	14,997.92	3.647	4.057	9.00863	A-	A3
	3.45000		09/01/2022	02/15/2011	02/18/2011	06/30/2011
	927804-FJ-8	1
1,395,000.00	Total Bond — Other:			1,388,500.56	1,389,122.85		1,429,389.15	3.39%	50,382.14	4.054	3.653	7.49707	A-	A3

Bond - US Treasury
750,000.00	US TREASURY BOND DTD 02/15/01 5.37			868,047.37	870,165.00	117.20300	879,022.50	17.81%	40,312.50	4.586	4.091	12.48667	N/R	AAA
	5.37500		02/15/2031	12/13/2010	12/14/2010	06/30/2011
	912810-FP-8	1

Run Date: 7/11/2011	Page 11
Time: 2:44:22PM

National Title Insurance Company Of New York

(Continued)

Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
1,000,000.00	US TREASURY 4.5% 2-15-2036			1,118,934.10	1,121,250.00	103.34400	1,033,440.00	20.94%	45,000.00	4.354	4.279	14.73623	N/R	AAA
	4.50000		02/15/2036	09/13/2010	09/14/2010	06/30/2011
	912810-FT-0	1
320,000.00	US TREASURY 5% 08/15/2011			320,139.72	324,288.00	100.62500	322,000.00	6.52%	9,956.52	4.969	0.080	0.12702	AAA	AAA
	5.00000		08/15/2011	08/07/2007	08/10/2007	06/30/2011
	912827-7B-2	1
20,000.00	US TREAS NOTE 4.875% 02/15/2012			19,999.58	19,996.00	107.13000	21,426.00	0.43%	975.00	4.551	(6.094)	0.63515	AAA	AAA
	4.87500		02/15/2012	04/13/2006	04/18/2006	06/30/2011
	912827-7L-0	1
200,000.00	US TREAS NOTE 4.75% 05/15/2014			199,594.26	199,080.00	111.32030	222,640.60	4.51%	9,493.22	4.267	0.761	2.70679	AAA	AAA
	4.75000		05/15/2014	02/05/2007	02/08/2007	06/30/2011
	912828-CJ-7	1
1,420,000.00	US TREASURY NOTE 5.125% 05/15/2016			1,436,030.38	1,492,420.00	116.21900	1,650,309.80	33.43%	72,723.08	4.410	1.648	4.35926	N/R	AAA
	5.12500		05/15/2016	07/25/2006	07/28/2006	06/30/2011
	912828-FF-2	1
250,000.00	US TREASURY NOTE DTD 05/15/08 3.87			268,504.15	269,843.75	109.53900	273,847.50	5.55%	9,680.59	3.538	2.363	6.04528	N/R	AAA
	3.87500		05/15/2018	12/13/2010	12/14/2010	06/30/2011
	912828-HZ-6	1
500,000.00	US TREASURY NOTE DTD 12/31/09 3.25			532,090.17	532,900.00	106.68000	533,400.00	10.81%	10,459.01	3.046	1.963	5.04750	N/R	AAA
	3.25000		12/31/2016	05/09/2011	05/10/2011	06/30/2011
	912828-MD-9	1
4,460,000.00	Total Bond — US Treasury:			4,763,339.73	4,829,942.75		4,936,086.40	11.72%	198,599.92	4.265	2.532	7.78029	AAA	AAA

C1 MMMF
0.00	BlackRock Temp Fund			0.00	0.00	1.00000	0.00	0.00%	0.00	0.000	0.000	N/A	UN	UN
	0.00000			06/30/2010	06/30/2010	06/30/2010
	09248U-61-9	1
0.00	Wells Fargo Bank			0.00	0.00	1.00000	0.00	0.00%	0.00	0.000	0.000	N/A	UN	UN
	0.00000			04/30/2010	04/30/2010	04/30/2010
	949917-39-7	1
0.00	WELLS FARGO ADVANTAGE HERTIAGE MMF			0.00	0.00	1.00000	0.00	0.00%	0.00	0.000	0.000	N/A	UN	UN
	0.00000			11/09/2009	11/09/2009	11/09/2009
	VP7000-22-8	1
0.00	WELLS FARGO ADVANTAGE HERTIAGE MMF			0.00	0.00	1.00000	0.00	0.00%	0.00	0.000	0.000	N/A	UN	UN
	0.00000			02/01/2010	02/01/2010	11/09/2009
	VP7000-22-8	2

Run Date: 7/11/2011	Page 12
Time: 2:44:22PM

National Title Insurance Company Of New York

(Continued)

Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
0.00	WELLS FARGO ADVANTAGE HERTIAGE MMF			0.00	0.00	1.00000	0.00	0.00%	0.00	0.000	0.000	N/A	UN	UN
	0.00000			02/28/2010	02/28/2010	11/09/2009
	VP7000-22-8	3
0.00	Total C1 MMMF:			0.00	0.00		0.00	0.00%	0.00	0.000	0.000	0.00000	AAA	AAA

Other MMF
0.00	WELLS FARGO ADVANTAGE MMF 3279			0.00	0.00	1.00000	0.00	0.00%	0.00	0.000	0.000	N/A	UN	UN
	0.00000			08/04/2009	08/04/2009	08/04/2009
	VP3000-01-6	1
0.00	Total Other MMF:			0.00	0.00		0.00	0.00%	0.00	0.000	0.000	0.00000	AAA	AAA

US Sponsored Agency
300,000.00	FHLB NOTE 5.25% 06/18/14			309,333.60	317,908.20	112.70700	338,121.00	14.65%	15,750.00	4.658	0.900	2.78151	AAA	AAA
	5.25000		06/18/2014	06/02/2008	06/03/2008	06/30/2011
	3133X7-FK-5	1
150,000.00	FHLB NOTE 5.25% 06/18/14			154,292.79	157,993.35	112.70700	169,060.50	7.32%	7,875.00	4.658	0.900	2.78151	AAA	AAA
	5.25000		06/18/2014	08/12/2008	08/13/2008	06/30/2011
	3133X7-FK-5	2
250,000.00	FHLB NOTE 5.375% 05/18/16			248,866.61	247,986.00	115.99000	289,975.00	12.56%	13,437.50	4.634	1.928	4.33967	AAA	AAA
	5.37500		05/18/2016	07/20/2006	07/21/2006	06/30/2011
	3133XF-JF-4	1
200,000.00	FNMA NOTE 5.25% 08/01/12			201,423.96	205,110.00	105.19800	210,396.00	9.12%	10,500.00	4.991	0.447	1.04714	A	AA2
	5.25000		08/01/2012	06/02/2008	06/03/2008	06/30/2011
	31359M-NU-3	1
300,000.00	FNMA NOTE 5.25% 08/01/12			302,135.95	305,664.05	105.19800	315,594.00	13.67%	15,750.00	4.991	0.447	1.04714	A	AA2
	5.25000		08/01/2012	08/01/2009	08/01/2009	06/30/2011
	31359M-NU-3	2
200,000.00	FNMA NOTE 5.25% 08/01/12			201,423.96	203,425.97	105.19800	210,396.00	9.12%	10,500.00	4.991	0.447	1.04714	A	AA2
	5.25000		08/01/2012	11/18/2009	11/18/2009	06/30/2011
	31359M-NU-3	3
120,000.00	FHLMC NOTE 5% 04/18/17			118,044.44	117,026.88	115.35000	138,420.00	6.00%	6,000.00	4.335	2.202	5.14330	AAA	AAA
	5.00000		04/18/2017	08/06/2007	08/07/2007	05/31/2011
	3137EA-AS-8	1

Run Date: 7/11/2011	Page 13
Time: 2:44:22PM

National Title Insurance Company Of New York

(Continued)

Holdings as of June 30, 2011 Accounting Date

	Security Description
	Int/Div Rate		Maturity Date	Book Value	Cost	Market / Unit			Estimated Annual	Current	Market	Modified	S&P	Moodys
Par or Shares	Cusip	Lot	Option Date	Trade Date	Settlement Date	Pricing Date	Market Value	% of Type	Income	Yield	YTM	Duration	Rating	Rating
600,000.00	FNMA NOTE 4.75% 11/19/12			607,169.93	621,827.40	106.01600	636,096.00	27.56%	28,500.00	4.480	0.393	1.35010	AAA	AAA
	4.75000		11/19/2012	06/02/2008	06/03/2008	06/30/2011
	31398A-HZ-8	1
2,120,000.00	Total US Sponsored Agency:			2,142,691.24	2,176,941.85		2,308,058.50	5.48%	108,312.50	4.693	0.823	2.17107	AA	AA1
			Total Portfolio:	41,239,384.78	41,740,203.20		42,124,541.30	100.00%	1,714,796.22	4.347	2.678	5.96779	AA-	AA3

Run Date: 7/11/2011	Page 14
Time: 2:44:22PM

SCHEDULE 7.03
EXISTING INDEBTEDNESS
1.	Lease documentation related to the leasing of aircraft (including engines and spare and other related parts) by Lender Processing Services, Inc. existing on the Effective Date or entered into upon the replacement or substitution of such aircraft including but not limited to that certain Assignment and Fourth Amendment to Lease and Assumption Agreement for Aircraft Lease (S/N 258568) between Fidelity National Information Services, Inc. and Lender Processing Services, Inc.
2.	Earn-out obligations as set forth on Schedule 7.02.

SCHEDULE 7.07
TRANSACTIONS WITH AFFILIATES
NONE

SCHEDULE 7.08
EXISTING RESTRICTIONS
NONE

SCHEDULE 10.02
ADDRESSES FOR NOTICES
ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES
Administrative Agent, Swing Line Lender and L/C Issuer

Administrative Contact:	Administrative Contact (copy):

JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10	383 Madison Avenue, Floor 24
Houston, Texas 77002-6925	New York, NY 10179
Attention: Shannon Handcox	Attention: Tina Ruyter
Tel: 713-427-6103	Tel: 212-270-4676
Fax: 713-750-2878	Fax: 212-270-5127
Email: Shannon.L.Handcox@jpmorgan.com	Email: Tina.Ruyter@jpmorgan.com
Additional Email:
covenant.compliance@jpmchase.com

Swing Line Lender:	L/C Issuer:

JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10	1111 Fannin Street, Floor 10
Houston, Texas 77002-6925	Houston, Texas 77002-6925
Attention: Shannon Handcox	Attention: Shannon Handcox
Tel: 713-427-6103	Tel: 713-427-6103
Fax: 713-750-2878	Fax: 713-750-2878
Email: Shannon.L.Handcox@jpmorgan.com	Email: Shannon.L.Handcox@jpmorgan.com

Account No: 9008113381H2680
ABA#: 021000021

BORROWER

Copy:

Lender Processing Services, Inc.	Lender Processing Services, Inc.
601 Riverside Avenue	601 Riverside Avenue
Jacksonville, Florida 32204	Jacksonville, Florida 32204
Attention: Todd C. Johnson, EVP & General Counsel	Attention: Jennifer F. Alvarado, SVP & Treasurer
Tel: 904-854-8547	Tel: 904-854-3948
Fax: 904-357-1036	E-Mail: jenny.alvarado@lpsvcs.com
E-Mail: todd.johnson@lpsvcs.com

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To: JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to the Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Lender Processing Services, Inc., a Delaware corporation (the “Borrower”), each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The Borrower hereby requests (select one):
     ☐ A Borrowing of Committed Loans          ☐ A conversion or continuation of Loans
1.	On __________________________ (a Business Day).

2.	In the amount of _______________________.

3.	Comprised of

__Revolver __Term Loan A __Term Loan B

___Eurocurrency (LIBOR) ___Base Rate

4.	For Eurodollar Rate Loans: with an Interest Period [ending August 31, 2011][of ______ [month[s]][week[s]].
     In cases of Revolver borrowings, the Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(c) of the Agreement.

A-1

LENDER PROCESSING SERVICES, INC.
By:
Name:
Title:

A-2

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____

To:	[ATTN: ___________] JPMorgan Chase Bank, N.A., as Swing Line Lender and Administrative Agent
Ladies and Gentlemen:
     Reference is made to the Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Lender Processing Services, Inc., a Delaware corporation (the “Borrower”), each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The Borrower hereby requests a Swing Line Loan:
1.	On _________________________ (a Business Day).

2.	Borrowing $________________________

OR Repayment in the amount of: $_________________________

Date of Borrowing	Repayment Amount $	Amount $ Remaining

3.	The aggregate principal balance of Swing Line Loans outstanding (after giving effect to advance request hereunder) is $________________________ (after giving effect to all repayment of the Swing Line Loans being made on such date).

B-1

     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

LENDER PROCESSING SERVICES, INC.
By:
Name:
Title:

B-2

EXHIBIT C-1
FORM OF TERM A NOTE
___________
     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Term A Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term A Loan made by the Term A Lender to the Borrower under that certain Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Lender Processing Services, Inc., a Delaware corporation, each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term A Loan made by the Term A Lender to the Borrower under the Agreement from the date of such Term A Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term A Lender in Dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Term A Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term A Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term A Loans made by the Term A Lender shall be evidenced by one or more loan accounts or records maintained by the Term A Lender in the ordinary course of business. The Term A Lender may also attach schedules to this Term A Note and endorse thereon the date, amount and maturity of its Term A Loans and payments with respect thereto.

C-1-1

     The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term A Note.
     THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

LENDER PROCESSING SERVICES, INC.
By:
Name:
Title:

C-1-2

TERM A LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
	Type of	Amount of	End of	Principal or	Principal
	Term A	Term A	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

C-1-3

EXHIBIT C-2
FORM OF TERM B NOTE
___________
     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Term B Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term B Loan made by the Term B Lender the Borrower under that certain Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Lender Processing Services, Inc., a Delaware corporation, each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term B Loan made by the Term B Lender to the Borrower under the Agreement from the date of such Term B Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term B Lender in Dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Term B Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term B Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term B Loans made by the Term B Lender shall be evidenced by one or more loan accounts or records maintained by the Term B Lender in the ordinary course of business. The Term B Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of its Term B Loans and payments with respect thereto.
     The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.

C-2-1

     THIS TERM B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

LENDER PROCESSING SERVICES, INC.
By:
Name:
Title:

C-2-2

TERM B LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
	Type of	Amount of	End of	Principal or	Principal
	Term B	Term B	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

C-2-3

EXHIBIT C-3
FORM OF REVOLVING CREDIT NOTE
___________
     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Revolving Credit Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Revolving Credit Loan made by the Revolving Credit Lender from time to time to the Borrower under that certain Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Lender Processing Services, Inc., a Delaware corporation, each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The Borrower promises to pay interest on the aggregate unpaid principal amount of each Revolving Credit Loan made from time to time by the Revolving Credit Lender to the Borrower under the Agreement from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent (or, in the case of Swing Line Loans, to the Swing Line Lender) for the account of the Revolving Credit Lender in Dollars and in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business. The Revolving Credit Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date,

C-3-1

amount and maturity of its Revolving Credit Loans and payments with respect thereto.
     The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.
     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

LENDER PROCESSING SERVICES, INC.
By:
Name:
Title:

C-3-2

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

C-3-3

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: _______, ____
To: JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Lender Processing Services, Inc., a Delaware corporation (the “Borrower”), each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that he/she is the _________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower and its Restricted Subsidiaries, and hereby certifies on behalf of the Borrower that:
     [Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower and its Subsidiaries ended as of the above date, together with the report and opinion of the independent certified public accountant required by such Section.
     [Use following paragraph 1 for fiscal quarter financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. To the knowledge of the undersigned Responsible Officer, the Borrower has caused to be made, a review of the activities of the Borrower and its Restricted Subsidiaries in regard to the matters relevant to this Compliance Certificate during such fiscal period and has required that the results thereof be reported to the undersigned Responsible Officer.

D-1

[select one:]
     [To the knowledge of the undersigned Responsible Officer after taking into account the review reports described above, no Default has occurred during such fiscal period and is continuing on the Financial Statement Date.]
—or—
     [To the knowledge of the undersigned Responsible Officer after taking into account the review reports described above, the following is a list of each Default (and its nature and status) that has occurred during such fiscal period and is continuing on the Financial Statement Date:]
     3. The financial covenant analyses and information set forth on Schedule 2 attached hereto are delivered in compliance with Section 6.02(b).
     4. Attached hereto as Schedule 3 are (a) a report identifying all Material Real Property disposed of by any Loan Party or any of its Restricted Subsidiaries since the delivery of the last supplements and a list and description of all Material Real Property acquired since the delivery of the last supplements (including the street address (if available), county or other relevant jurisdiction, state and the record owner), (b) a description of all events, conditions or circumstances during the fiscal quarter ended as of the above date requiring a mandatory prepayment under Section 2.05(b) of the Agreement (excluding any event regarding which the Borrower has notified the Administrative Agent that the Borrower intends to reinvest the Net Cash Proceeds thereof, provided that either such reinvestment has been made or the time permitted for such reinvestment has not expired during such period) and (c) a list of each Subsidiary that is a Regulated Subsidiary as of the date of delivery of this Compliance Certificate that was not identified as such either in Schedule 5.10 to the Agreement or in any Compliance Certificate previously delivered pursuant to Section 6.02(f) of the Agreement, in each case as required by Section 6.02(f) of the Agreement.
     [Include the following paragraph 5 if proceeds of Dispositions of assets other than Excluded Dispositions and Casualty Events were deducted from Excess Cash Flow during the relevant period.]
     5. The following sum was deducted from Excess Cash Flow for the fiscal year ending on the Financial Statement Date pursuant to clause (b)(vi) of the definition of “Excess Cash Flow”: $_______.

D-2

     IN WITNESS WHEREOF, the undersigned Responsible Officer has executed this Certificate on behalf of the Borrower as of _______________.

LENDER PROCESSING SERVICES, INC.
By:
Name:
Title:

D-3

SCHEDULE 1
to the Compliance Certificate
[Audited or unaudited financial statements required by Section 6.01(a) or (b) of the Agreement]

1

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
For the Quarter/Year ended _______________ (“Financial Statement Date”)
“Subject Period” means the four consecutive fiscal quarters ending on the Financial Statement Date.
All Section references refer to the Agreement.

I. Section 7.09 (a)—Leverage Ratio[1]

A. Consolidated EBITDA of the Borrower and its Restricted Subsidiaries

1. Consolidated Net Income:	$

2. The sum of the amount which, in the determination of Consolidated Net Income for such period, was deducted for, without duplication:
(i) total interest expense:	$

(ii) income, franchise and similar taxes:	$

(iii) depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs):	$

(iv) letter of credit fees:	$

(v)   non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees pursuant to a written plan or agreement or the treatment of such options under variable plan accounting:
$

(vi) extraordinary charges:	$

(vii) non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Loans):	$

(viii) cash expenses incurred in connection with the Transaction or, to the extent permitted under the Agreement, any Investment permitted under Section 7.02 (including any Permitted Acquisition), Equity Issuance or Debt Issuance (in each case, whether or not consummated):
$

[1]	Calculated as of the end of any fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2011) for the Subject Period.

2

(ix) losses realized upon the Disposition of property or assets outside of the ordinary course of business:	$

(x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition:	$

(xi) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption:	$

(xii)   non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with any Investment permitted under Section 7.02 (including any Permitted Acquisition):
$

(xiii) non-cash losses from Joint Ventures and non-cash minority interest reductions:	$

(xiv) fees and expenses in connection with exchanges or refinancings permitted by Section 7.10:	$

(xv)   (A) non-cash, non-recurring charges with respect to employee severance, (B) other non-cash, non-recurring charges so long as such charges described in this clause (B) do not result in a cash charge in a future period (except as permitted in clause (C) below) and (C) non-recurring charges other than those referred to in clauses (A) and (B) so long as such charges described in this clause (C) do not exceed $35,000,000 during any fiscal year:
$

(xvi) other expenses or charges reducing Consolidated Net Income which do not represent a cash item in such period or any future period:	$

Total	$

3. The sum of the amount which, in the determination of Consolidated Net Income, has been included for:
(i) non-cash gains (other than with respect to cash actually received) and extraordinary gains:	$

(ii) gains realized upon the Disposition of property outside of the ordinary course of business:	$

Total	$

3

4. An amount which, in the determination of Consolidated Net Income, has been reflected for unrealized losses/gains in respect of Swap Contracts:	$

5. Consolidated EBITDA (Line I.A.1 + Total for I.A.2 — Total for I.A.3 (+/-) Line I.A.4)	$

B. Total Indebtedness of the Borrower and its Restricted Subsidiaries at the Financial Statement Date

1. The aggregate Outstanding Amount of all Loans, the aggregate undrawn amount of all outstanding trade Letters of Credit and all Unreimbursed Amounts:	$

2. The sum of the following other Indebtedness of the Borrower and its Restricted Subsidiaries, in each case other than Specified Non-Recourse Indebtedness:[2]

(i) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements:	$

(ii) the maximum available amount of all letters of credit (including standby and commercial) and bankers’ acceptances, in each case solely to the extent drawn and unreimbursed:	$

(iii)   all obligations to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet, to the extent (A) indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefor are in escrow):
$

[2]	Item 2 shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any of its Subsidiaries is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person.

4

(iv)   indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (the amount for purposes of this Item (iv) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith):
$

(v) all Attributable Indebtedness:	$

(vi) all indebtedness or similar financing obligations under any Securitization Financing:	$

(vii) all Guarantees of the Borrower and its Restricted Subsidiaries of any of items (i) through (vi):	$

Subtotal:	$

3. Total Indebtedness (Item 1 + Subtotal for Item 2):[3]	$

Leverage Ratio (Line I.B.3 ÷ Line I.A.5)		__: 1.00
Maximum permitted:

Period Ending Date	Leverage Ratio
September 30, 2011 through June 30, 2013	3.25:1.00
September 30, 2013 through June 30, 2014	3.00:1.00
September 30, 2014 and thereafter	2.75:1.00

[3]	To be reduced, in the case of any Indebtedness of a Majority-Owned Subsidiary, by an amount directly proportional to the amount (if any) by which Consolidated EBITDA determined pursuant to Section I.A. above was reduced (including through the calculation of Consolidated Net Income) by the elimination of a minority interest in such Majority-Owned Subsidiary owned by a Person other than a Consolidated Company.

5

II. Section 7.09 (b)—Interest Coverage Ratio[4]

A. Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (Line I.A.5 above):	$

B. Consolidated Interest Charges of the Borrower and its Restricted Subsidiaries for the Subject Period, which is the amount payable with respect to:

1. total interest expense payable in cash plus pay-in-kind interest in respect of Indebtedness (other than Specified Non-Recourse Indebtedness) for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and (v) amortization of deferred financing costs):
$

2. interest income earned by the Borrower and its Restricted Subsidiaries:	$

Consolidated Interest Charges Total (Line II.B.1 — Line II.B.2)

Interest Coverage Ratio (Line II.A.5 ÷ Line II.B)		__:1.00

     Minimum required:

Period Ending Date	Interest Coverage Ratio
September 30, 2011 and thereafter	3.00:1.00

[4]	Calculated as of the end of any fiscal quarter (beginning with the fiscal quarter ending September 30, 2011) of the Borrower for the four fiscal quarters ending on such date.

6

III. Excess Cash Flow[5]

A. The sum, without duplication, of:
(i) Consolidated Net Income:	$

(ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income:	$

(iii) decreases in Working Capital for such fiscal year:	$

(iv)   the aggregate net amount of non-cash loss on the disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income:
$

Total	$

B. The sum, without duplication, of:
(i) the amount of all non-cash credits included in arriving at such Consolidated Net Income:	$

(ii)  Capital Expenditures and Permitted Acquisitions (including any earnout or other payments made with respect to such Permitted Acquisitions) made in cash to the extent not financed with (x) the proceeds of long-term Indebtedness (other than the Obligations) or (y) the proceeds of asset Dispositions and Casualty Events referred to in clause (vi) below for such fiscal year or any prior fiscal year:
$

(iii)  the aggregate amount of all regularly scheduled principal payments of Indebtedness (including the Term Loans and Capitalized Leases) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder):
$

(iv) increases in Working Capital for such fiscal year:	$

[5]	Calculated only as of the end of any fiscal year of the Borrower for the four fiscal quarters ending on such date (for purposes of Section 2.05(b), beginning with the fiscal year ending December 31, 2012 and for purposes of the calculation of Available Amount, beginning with the fiscal year ending December 31, 2011 with the calculations for the fiscal year ending December 31, 2011 being made for the period starting with the Effective Date and ending on December 31, 2011).

7

(v)   the aggregate net amount of non-cash gain on the disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income:
$

(vi)   proceeds of all Dispositions of assets other than Excluded Dispositions and all Casualty Events, in each case to the extent received in such fiscal year and to the extent included in arriving at such Consolidated Net Income:
$

(vii)  proceeds received by the Restricted Companies from insurance claims (including, without limitation, with respect to casualty events, business interruption or product recalls) which reimburse prior business expenses, to the extent included in arriving at such Consolidated Net Income:
$

(viii)  cash payments made in satisfaction of non-current liabilities (other than (A) payments in respect of Indebtedness under the Agreement or (B) regularly scheduled principal payments of any other Indebtedness):
$

(ix) cash fees and expenses incurred in connection with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated):	$

(x) cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with any Permitted Acquisition or any other Investment permitted under the Agreement:	$

(xi)   increases in the regulatory capital of each Regulated Subsidiary, which shall be calculated by reference to the increase in the minimum statutory capital and surplus of such Regulated Subsidiary during such fiscal period times 110%:
$

Total	$

C. Excess Cash Flow (Total for III.A — Total for III.B)	$

8

IV. Available Amount[6]

A. 50% of Consolidated Net Income determined on a cumulative basis for all fiscal quarters beginning with the fiscal quarter ending on September 30, 2011 and ending most recently prior to the date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or(b) (or, if such Consolidated Net Income is negative, minus 100% of the absolute value of such Consolidated Net Income for such period) [7]
$

B. 100% of the Net Cash Proceeds received by the Borrower following the Effective Date from the issuance of Qualified Equity Interests (except to the extent such proceeds have been applied pursuant to Section 7.06(g)):
$

C. Usage of Available Amount

(i) the aggregate amount of any investments outstanding at such time pursuant to Section 7.02(t);

(ii) the aggregate amount of Restricted Payments made prior to such time pursuant to Section 7.06(i)(ii)(y)

Total (Line IV.C(i) + Line IV.C(ii))	$

D. Available Amount (Line IV.A + Line IV.B — Total for IV.C)	$

[6]	Calculated as of the end of any fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2011) for the Subject Period.

[7]	If Consolidated Net Income for the Subject Period is negative, include $0.00 in this Line IV.A(i).

9

SCHEDULE 3
to the Compliance Certificate
(Items required by Section 6.02(f) of the Agreement)
(a) Material Real Property:
(b) Mandatory Prepayment Events:
(c) Regulated Subsidiaries:

10

EXHIBIT E
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions as set forth in Annex 1 hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Lender Processing Services, Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time; the terms defined therein being used herein as therein defined), among Lender Processing Services, Inc., a Delaware corporation, each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

6.	Assigned Interest:

Aggregate
	Amount of	Amount of	Percentage
	Commitment/Loans	Commitment/Loans	Assigned of
Facility Assigned	for all Lenders	Assigned	Commitment/Loans		CUSIP Number
Revolving Credit Facility				%

Term A Loans				%

Term B Loans				%

7.	Trade Date:
Effective Date:                     , 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:
JPMORGAN CHASE BANK, N.A., as Administrative Agent[, Swing Line Lender and L/C Issuer]

By:
Title:

[Consented to:
LENDER PROCESSING SERVICES, INC.

By:

Title: ]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Assumption in accordance with the terms and conditions contained in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.
     4. GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT F
FORM OF SUBSIDIARY GUARANTY
[attached]

F-1

EXHIBIT F
FORM OF SUBSIDIARY GUARANTY
AMENDED AND RESTATED SUBSIDIARY GUARANTY
Dated as of August 18, 2011
From
THE SUBSIDIARY GUARANTORS NAMED HEREIN
and
THE ADDITIONAL SUBSIDIARY GUARANTORS REFERRED TO HEREIN
as Subsidiary Guarantors
in favor of
THE SECURED PARTIES REFERRED TO IN THE AMENDED AND
RESTATED CREDIT AGREEMENT REFERRED TO HEREIN

AMENDED AND RESTATED SUBSIDIARY GUARANTY
     AMENDED AND RESTATED SUBSIDIARY GUARANTY dated as of August 18, 2011 (this “Guaranty”) made by the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” and the Additional Subsidiary Guarantors (as defined in Section 8) (such Persons so listed and the Additional Subsidiary Guarantors being, collectively, the “Subsidiary Guarantors” and, individually, a “Subsidiary Guarantor”) in favor of the Secured Parties (as defined in the Amended and Restated Credit Agreement referred to below).
PRELIMINARY STATEMENT
     Reference is made to (i) the Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) among Lender Processing Services, Inc., a Delaware corporation (the “Borrower”), certain Lenders party thereto and JPMorgan Chase Bank, N.A., as L/C Issuer, Swing Line Lender and Administrative Agent. Each Subsidiary Guarantor may receive, directly or indirectly, a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Documents. It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement that each Subsidiary Guarantor shall have executed and delivered this Guaranty. Certain of the Subsidiary Guarantors entered into that certain Subsidiary Guaranty dated as of July 2, 2008 (the “Existing Subsidiary Guaranty”) with respect to the guaranties made by such Subsidiary Guarantors in favor of the Secured Parties under (and as defined in) that certain Credit Agreement dated as of July 2, 2008 (which is being amended and restated in the form of the Credit Agreement on the date hereof) and the other loan documents related thereto.
     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and to issue Letters of Credit under the Credit Agreement, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby agrees that the Existing Subsidiary Guaranty shall be amended and restated in its entirety as follows:
     SECTION 1. Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Secured Obligations. Without limiting the generality of the foregoing, the liability of each Subsidiary Guarantor shall extend to all amounts that constitute part of the Secured Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.
     (B) Each Subsidiary Guarantor, and by its acceptance of this Guaranty, the Administrative Agent, on behalf of itself and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Secured Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Secured Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Subsidiary Guarantors hereby irrevocably agree that the Secured Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Secured Obligations of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 8.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
     (C) Subject to Section 4 of this Guaranty, each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
     (D) Each Subsidiary Guarantor hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Secured Obligations of such Subsidiary Guarantor and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Secured Obligations of such other Loan Party, it being understood that such Subsidiary Guarantor or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.
     SECTION 2. Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Secured Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured

2

Party with respect thereto. The Secured Obligations of each Subsidiary Guarantor under or in respect of this Guaranty are independent of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, and each Subsidiary Guarantor hereby irrevocably waives any defenses (other than payment in full of the Secured Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:
     (A) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
     (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;
     (C) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Secured Obligations;
     (D) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;
     (E) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
     (F) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information);
     (G) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or

3

agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Secured Obligations; or
     (H) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety other than satisfaction in full of the Secured Obligations.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.
     SECTION 3. Waivers and Acknowledgments. (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Secured Obligations and this Guaranty (other than any demand, presentment or notice required by the Loan Documents) and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.
     (B) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.
     (C) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any other Loan Party, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Secured Obligations of such Subsidiary Guarantor hereunder.
     (D) Each Subsidiary Guarantor acknowledges that the Administrative Agent may, in accordance with the Loan Documents, without notice to or demand upon such Subsidiary Guarantor and without affecting the liability of such Subsidiary Guarantor under this Guaranty, to the extent permitted by applicable Law, foreclose under any mortgage or the Liens created under the Security Agreement or by nonjudicial sale, and each Subsidiary Guarantor hereby waives any defense to the recovery by the Administrative Agent and the

4

other Secured Parties against such Subsidiary Guarantor of any deficiency after such non-judicial sale and, to the extent permitted by applicable law, any defense or benefits that may be afforded by applicable law.
     (E) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.
     (F) Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.
     SECTION 4. Subrogation. Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Loan Party that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s Secured Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any other Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Secured Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated or otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer and the Commitments shall have expired or been terminated. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Secured Obligations and all other amounts payable under this Guaranty, (b) the final Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Secured Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be

5

held as Collateral for any of such Subsidiary Guarantor’s Secured Obligations or other amounts payable by it under this Guaranty thereafter arising. If (i) all of the Secured Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (ii) the final Maturity Date shall have occurred and (iii) all Letters of Credit shall have expired or been terminated or other provision therefor in full shall have been made in a manner reasonably satisfactory to the L/C Issuer, the Secured Parties will, at any Subsidiary Guarantor’s request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Secured Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Guaranty.
     SECTION 5. Payments Free and Clear of Taxes, Etc. Any and all payments by any Subsidiary Guarantor under this Guaranty or any other Loan Document shall be made in accordance with the terms of the Credit Agreement, including the provisions of Section 3.01 of the Credit Agreement (and such Subsidiary Guarantor shall make such payments of Taxes and Other Taxes to the extent described in Section 3.01), as though such payments were made by a Borrower. For the avoidance of doubt, any and all payments by any Subsidiary Guarantor under this Guaranty or any other Loan Document shall be applied in accordance with Section 8.03 of the Credit Agreement.
     SECTION 6. Covenants. Each Subsidiary Guarantor covenants and agrees that, so long as any part of the Secured Obligations shall remain unpaid, any Letter of Credit shall be outstanding or not otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer or any Lender shall have any Commitment, such Subsidiary Guarantor will perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Subsidiary Guarantor or such Restricted Subsidiaries to perform or observe.
     SECTION 7. Amendments, Release of Subsidiary Guarantors, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Subsidiary Guarantors (with the consent of the requisite number of Lenders specified in the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. A Subsidiary Guarantor shall automatically be released from this Guaranty and its obligations hereunder (a) upon consummation of any transaction or designation permitted by the Credit Agreement as a result of which such Subsidiary Guarantor (i) ceases to be a Restricted Subsidiary, (ii) ceases to be a Subsidiary or (iii) becomes a Foreign Subsidiary or a Domestic

6

Subsidiary of a Foreign Subsidiary, in each case to the extent permitted by the Credit Agreement (provided that no such release shall occur if such Subsidiary Guarantor is a guarantor in respect of Permitted Subordinated Indebtedness) or (b) if the Borrower determines that such Subsidiary Guarantor is no longer required under Section 6.12 of the Credit Agreement to be a Subsidiary Guarantor and gives notice to that effect to the Administrative Agent. The Administrative Agent will, at the Borrower’s expense, execute and deliver to such Subsidiary Guarantor such documents as the Borrower shall reasonably request to evidence the release of such Subsidiary Guarantor from its Guarantee hereunder pursuant to this Section 7; provided that the Borrower shall have delivered to the Administrative Agent a written request therefor and a certificate of the Borrower to the effect that the transaction, designation or determination, as the case may be, is in compliance with the Loan Documents. The Administrative Agent shall be authorized to rely on any such certificate without independent investigation.
     SECTION 8. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Annex A hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Subsidiary Guarantor” and shall become and be a Subsidiary Guarantor hereunder, and each reference in this Guaranty to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.
     SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Subsidiary Guarantor, addressed to it in care of the Borrower at its address specified in Section 10.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 10.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

7

     SECTION 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 of the Credit Agreement to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of said Section 8.02, the Administrative Agent and, after obtaining the prior written consent of the Administrative Agent, each other Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held and other indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Subsidiary Guarantor against any and all of the Secured Obligations of such Subsidiary Guarantor now or hereafter existing under any Loan Document, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Secured Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Subsidiary Guarantor after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Lender may have.
     SECTION 12. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Secured Obligations and all other amounts payable under this Guaranty, (ii) the final Maturity Date and (iii) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their permitted successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or

8

otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. Except as expressly provided in the Credit Agreement, no Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.
     SECTION 13. Reaffirmation. Each of the Guarantors under the Existing Subsidiary Guaranty hereby confirms its respective guarantees, pledges and grants of security interests as applicable under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of the amendment and restatement of the Original Credit Agreement, the Existing Subsidiary Guaranty and the Existing Security Agreement (as defined in the Security Agreement), such guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders and the other Secured Parties.
     SECTION 14. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.
     SECTION 15. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS (AND IN THE CASE OF EACH GUARANTOR, FOR ANY COLLATERAL OR SIMILAR ENFORCEMENT PROCEEDING, TO THE COURTS OF ANY JURISDICTION WHERE ITS ASSETS ARE LOCATED). EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

9

     (C) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

10

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized signatory as of the date first above written.

APTITUDE SOLUTIONS, INC.	LPS REAL ESTATE DATA SOLUTIONS,
CYBERHOMES, LLC	INC.
DOCX, LLC	LPS REAL ESTATE GROUP, INC.
ESPIEL, INC.	LPS VALUATION SOLUTIONS, LLC
FNRES INSURANCE SERVICES LLC	LPS VERIFICATION BUREAU, INC.
FNRES LICENSE HOLDINGS INC.	LRT RECORD SERVICES, INC.
GO APPLY, LLC	LSI ALABAMA, LLC
GO HOLDINGS, INC.	LSI APPRAISAL, LLC
LENDER PROCESSING SERVICES, INC.	LSI MARYLAND, INC.
LENDER PROCESSING SERVICES, LLC	LSI TITLE AGENCY, INC.
LENDER’S SERVICE TITLE AGENCY, INC.	LSI TITLE AGENCY OF ARKANSAS, LLC
LPS AGENCY SALES AND POSTING, INC.	LSI TITLE COMPANY
LPS APPLIED ANALYTICS, LLC	LSI TITLE COMPANY OF OREGON, LLC
LPS ASSET MANAGEMENT SOLUTIONS, INC.	LSI TITLE INSURANCE AGENCY OF
LPS DEFAULT MANAGEMENT, LLC	UTAH, INC.
LPS DEFAULT SOLUTIONS, INC.	LSI TITLE INSURANCE AGENCY OF
LPS FIELD SERVICES, INC.	WYOMING, LLC
LPS IP HOLDING COMPANY, LLC	MCDASH ANALYTICS LLC
LPS MANAGEMENT, LLC	NEWINVOICE, L.L.C.
LPS MORTGAGE PROCESSING SOLUTIONS, INC.	ONEPOINTCITY, LLC
LPS NATIONAL FLOOD, LLC	PCLENDER.COM, INC.
LPS PORTFOLIO SOLUTIONS, LLC	REALEC TECHNOLOGIES, INC.
LPS PROPERTY TAX SOLUTIONS, INC.	SOFTPRO, LLC TRUE AUTOMATION, INC.

Each By:
Name: Jennifer F. Alvarado
Title: Senior Vice President

11

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

12

Annex A
to the
Subsidiary Guaranty
FORM OF SUBSIDIARY GUARANTY SUPPLEMENT
_________ __, ____
JPMorgan Chase Bank, N.A., as Administrative Agent
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: _________
Re: Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lender Processing Services, Inc., a Delaware corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as L/C Issuer, Swing Line Lender and Administrative Agent.
Ladies and Gentlemen:
     Reference is made to (i) the Credit Agreement and (ii) the Amended and Restated Subsidiary Guaranty dated as of August 18, 2011, made by the Subsidiary Guarantors party thereto in favor of the Secured Parties described therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement (this “Guaranty Supplement”), being the “Subsidiary Guaranty”). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
     Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby, jointly and severally with the other Subsidiary Guarantors, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Secured Obligations. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Secured Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.
     (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent, on behalf of itself and each other Secured

Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Secured Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement and the Secured Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Secured Obligations of the undersigned Guarantor under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Secured Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law.
     (c) Subject to Section 4 of the Subsidiary Guaranty, the undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Subsidiary Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Subsidiary Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
     (d) The undersigned hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Secured Obligations of the undersigned and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Secured Obligations of such other Loan Party, it being understood that the undersigned or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.
     Section 2. Secured Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Subsidiary Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Subsidiary Guarantor” or a “Subsidiary Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.
     Section 3. Delivery by Telecopier. This Guaranty Supplement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty

Supplement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.
     Section 4. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

Very truly yours, [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]
By:
Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By:
Name:
Title:

EXHIBIT G
FORM OF SECURITY AGREEMENT
[attached]

G-1

EXHIBIT G
FORM OF SECURITY AGREEMENT
AMENDED AND RESTATED SECURITY AGREEMENT
Dated as of August 18, 2011
among
The Grantors referred to herein,
as Grantors
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

SCHEDULES:

Schedule I	—	Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule II	—	Pledged Equity
Schedule III	—	Commercial Tort Claims
Schedule IV	—	Collateral Description
Schedule V	—	Intellectual Property

EXHIBITS:

Exhibit A	—	Form of Security Agreement Supplement
Exhibit B	—	Form of Copyright Security Agreement
Exhibit C	—	Form of Patent Security Agreement
Exhibit D	—	Form of Trademark Security Agreement

AMENDED AND RESTATED SECURITY AGREEMENT
     AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) dated as of August 18, 2011 among LENDER PROCESSING SERVICES, INC., a Delaware corporation (the “Company”), the other Persons listed on the signature pages hereof and the Additional Grantors (as hereinafter defined) (the Company and the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), and JPMORGAN CHASE BANK, N.A., as collateral agent (in its capacity as collateral agent, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties.
PRELIMINARY STATEMENTS
     (1) The Company has entered into an Amended and Restated Credit Agreement dated as of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     (2) Certain of the Grantors and the Collateral Agent have entered into that certain Security Agreement dated as of July 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”) with respect to their respective rights in respect of the Collateral and certain other matters related to that certain Credit Agreement dated as of July 2, 2008 (which is being amended and restated in the form of the Credit Agreement on the date hereof) and the other loan documents related thereto.
     (3) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined) to secure their respective Secured Obligations (as hereinafter defined).
     (4) It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement, the entry into Secured Hedge Agreements by the Secured Hedge Banks from time to time and the providing of treasury, depositary and cash management services and automated clearing house transfer of funds (collectively, the “Cash Management Services”) by certain Lenders and their Affiliates from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.
     (5) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents, the Secured Hedge Agreements and the instruments, agreements or other documents evidencing the Secured Cash Management Obligations (collectively, the “Finance Documents”).

     (6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including, without limitation, Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Securities Accounts, Security, Supporting Obligations and Uncertificated Security). “UCC” means the “Uniform Commercial Code” as defined in the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and participate in Letters of Credit, and the L/C Issuer to issue Letters of Credit under the Credit Agreement, to induce the Secured Hedge Banks to enter into Secured Hedge Agreements from time to time and to induce certain Lenders and their Affiliates to provide Cash Management Services to any Grantor from time to time each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties that the Existing Security Agreement shall be amended and restated in its entirety as follows:
     SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising, subject to the exceptions more particularly set forth in this Agreement (collectively, the “Collateral”):
     (A) all Accounts;
     (B) all cash, Cash Equivalents and Cash Collateral;
     (C) all Chattel Paper;
     (D) all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule III hereto);
     (E) the Cash Collateral Account, and all cash deposited therein from time to time;
     (F) all Documents;
     (G) all Equipment;
     (H) all Fixtures;

2

     (I) all General Intangibles;
     (J) all Goods;
     (K) all Instruments;
     (L) all Inventory;
     (M) all Letter-of-Credit Rights;
     (N) the following (the “Security Collateral”):
     (i) all indebtedness evidenced by promissory notes or other instruments from time to time owed to such Grantor (the “Pledged Debt”; all such indebtedness owed by the Borrower or any Subsidiary is referred to herein as the “Pledged Intercompany Debt”), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;
     (ii) all Equity Interests from time to time acquired, owned or held directly by such Grantor in any manner (the “Pledged Equity”; all such Equity Interests held in a Subsidiary of such Grantor is referred to herein as the “Pledged Subsidiary Equity” and, together with the Pledged Intercompany Debt, the “Specified Security Collateral”), including, without limitation, the Equity Interests directly held by each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule II, and the certificates, if any, representing any such Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; provided that no Grantor shall be required to pledge, and the terms “Collateral”, “Pledged Equity” and “Security Collateral” used in this Agreement shall not include, (A) Equity Interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (“Voting Foreign Stock”) in any Foreign Subsidiary acquired, owned or otherwise held by such Grantor except to the extent that, when aggregated with all of the other shares of Voting Foreign Stock in such Foreign Subsidiary pledged by the Grantors, such pledge would not result in more than 65% of the shares of Voting Foreign Stock in such Foreign Subsidiary being pledged to the Collateral Agent, on behalf of the Secured Parties under this Agreement (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness), provided further that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary other than Voting Foreign Stock shall be pledged by such Grantor, (B) Equity Interests in any Joint Venture which cannot be

3

pledged without the consent of any third party (and which such consent has not been obtained) to the extent such restriction is enforceable, (C) Equity Interests issued by any Restricted Subsidiary that is not required to be made a Subsidiary Guarantor in accordance with Section 6.12(a) of the Credit Agreement so long as such Equity Interests are subject to a Lien permitted by Section 7.01(p) of the Credit Agreement securing Indebtedness assumed by a Grantor in connection with a Permitted Acquisition, (D) Equity Interests of any Foreign Subsidiary that are held directly by a Foreign Subsidiary (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness), and (E) Equity Interests issued by a Regulated Subsidiary (except to the extent such Equity Interests are pledged to support obligations under any Permitted Subordinated Indebtedness); and
     (iii) all other Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;
     (O) all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements) and the IP Agreements (as hereinafter defined), in each case as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements (all such Collateral being the “Agreement Collateral”); provided that such Grantor shall not be required to grant a security interest in or a lien on, and the terms “Collateral”, “Assigned Agreements” and “Agreement Collateral” shall not include, those contracts, instruments, licenses or other documents described in clause (C) of the proviso to this Section 1;
     (P) the following (collectively, the “Intellectual Property Collateral”):
     (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);
     (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or

4

enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
     (iii) all copyrights whether registered or unregistered (“Copyrights”), including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof;
     (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);
     (v) all confidential and proprietary information, including, without limitation, confidential and proprietary know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
     (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth on Schedule V hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
     (vii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and
     (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but

5

not the obligation, to sue for and collect, or otherwise recover, such damages;
     (Q) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;
     (R) all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and
     (S) all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof or an additional insured thereunder, as applicable), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any of the following (and the following shall not constitute “Collateral” or any component thereof) (A) motor vehicles, vessels or aircraft (or any part thereof) the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) any Letter-of-Credit Rights to the extent any Grantor is required by applicable law to apply the Proceeds of such Letter-of-Credit Rights for a specified purpose, (C) any General Intangible (including any Intellectual Property Collateral), Investment Property or other right of a Grantor arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other right in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained; provided that the limitation set forth in this clause (C) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by the UCC, (D) any leasehold interest of any Grantor in any real property, (E) any deposits permitted to be made with third parties pursuant to Section 7.01(e), (f), (h), (i), (k), (m), (v) and (x) and Section 7.02(p) of the Credit Agreement (and, in the case of Section 7.01(i) of the Credit Agreement, cash and Cash Equivalents permitted to secure borrowings specified in the definition of “Cash Management Practices”), (F) any assets of any Regulated Subsidiary (except to the extent such assets are pledged to support obligations under any Permitted Subordinated Indebtedness), (G) assets in any Joint Venture which cannot be pledged without the consent of any third party (and which consent has not been obtained) to the extent such restriction is enforceable, and (H) any other

6

asset if the Collateral Agent reasonably determines that the costs (including, without limitation, any mortgage, stamp, intangible or other tax, title insurance or similar items) of obtaining the security interest in such asset are unreasonably excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby. For the avoidance of doubt, no escrow account, trust account or similar fiduciary arrangement maintained by any Loan Party from time to time for the exclusive benefit of unaffiliated third parties (which for the avoidance of doubt shall not include employees in their capacity as such) in the ordinary course of business (nor the amounts on deposit therein held for such exclusive purpose) shall constitute Collateral.
     SECTION 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all (a) Obligations, (b) Secured Hedging Obligations and (c) Secured Cash Management Obligations, in each case of such Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).
     SECTION 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Finance Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     SECTION 4. Delivery and Control of Security Collateral. (a) (i) All certificates representing or evidencing the Pledged Subsidiary Equity and all other certificates representing or evidencing Pledged Equity (other than certificated Pledged Equity having a fair market value of less than $5,000,000 in the aggregate for all such equity (collectively, the “Immaterial Non-Subsidiary Pledged Equity”)), (ii) all instruments representing or evidencing the Pledged Debt (other than Pledged Intercompany Debt) in an aggregate principal amount in excess of $5,000,000 and (iii) all instruments representing or evidencing Pledged Intercompany Debt, including any global intercompany note (and any and all updates and amendments thereto) representing or evidencing intercompany indebtedness owed to any Grantor by any other Restricted Company (the “Pledged Global Intercompany Note”) shall be delivered (with respect to all certificates and instruments referred to in clauses (i) and (ii) above acquired or received by a Grantor after the Effective Date, no later than the fifteenth day

7

following the month of such acquisition or receipt) to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; it being understood and agreed that any Indebtedness of a Restricted Company (other than a Regulated Subsidiary) owing to a Grantor (other than such Indebtedness of up to $10,000,000 in the aggregate for all Grantors) shall be evidenced by the Pledged Global Intercompany Note or another promissory note. To the extent any Pledged Global Intercompany Note is updated or amended in any calendar quarter to reflect changes to the parties thereto, the Company shall deliver to the Collateral Agent an update to or a replacement of Schedule I to such Pledged Global Intercompany Note and any additional counterparts and related note powers to such Pledged Global Intercompany Note, on or prior to the delivery of the Compliance Certificate pursuant to Section 6.02(b) of the Credit Agreement for such calendar quarter. During the continuation of an Event of Default and subject to Section 4(c), the Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 10(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and (iii) convert Security Collateral consisting of Financial Assets held directly by the Collateral Agent to Security Collateral consisting of Financial Assets credited to any Securities Account.
     (B) During the continuation of an Event of Default and subject to Section 4(c), promptly upon the request of the Collateral Agent, with respect to any Specified Security Collateral in which any Grantor has any right, title or interest and that constitutes an Uncertificated Security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such Security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent. During the continuation of an Event of Default and subject to Section 4(c), with respect to any Specified Security Collateral in which any Grantor has any right, title or interest and that is not an Uncertificated Security, promptly upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Subsidiary Equity that such Pledged Subsidiary Equity is subject to the security interest granted hereunder.
     (C) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no control agreement shall be required with respect to any Deposit Account or Securities Account.

8

     SECTION 5. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or shall not have been otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer or any Lender shall have any Commitment:
     (A) During the continuation of an Event of Default, promptly upon the request of the Collateral Agent, each Grantor will maintain (i) all Electronic Chattel Paper so that the Collateral Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record. Notwithstanding anything to the contrary in this Agreement, except during the continuation of an Event of Default, no Grantor shall be required to deliver possession of tangible Chattel Paper to Collateral Agent; and
     (B) Each Grantor will give prompt notice to the Collateral Agent of any Commercial Tort Claim individually in excess of $5,000,000 that may arise in the future (which notice shall be given on or prior to the delivery of the Compliance Certificate delivered pursuant to Section 6.02(b) of the Credit Agreement for any calendar quarter in which the general counsel of the company shall have reasonably concluded that such Commercial Tort Claim meeting this requirement has been filed in pending litigation by the relevant Grantor) and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the security interest created under this Agreement.
     SECTION 6. Representations and Warranties. Each Grantor represents and warrants as follows:
     (A) As of the Effective Date, (i) such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto and (ii) such Grantor is located (within the meaning of Section 9-307 of the UCC) in the state or jurisdiction of its organization set forth in Schedule I hereto. As of the Effective Date, the information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.
     (B) All Pledged Subsidiary Equity (other than Immaterial Non-Subsidiary Pledged Equity) has been or will be delivered to the Collateral Agent in accordance herewith.
     (C) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, except for the security interest created

9

under this Agreement and Liens permitted under Section 7.01 of the Credit Agreement.
     (D) The Pledged Subsidiary Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and (except as otherwise provided by Law) non-assessable.
     (E) The Pledged Subsidiary Equity pledged by such Grantor constitutes, as of the Effective Date, the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.
     (F) (i) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in all of the Collateral of each Grantor, securing the payment of the Secured Obligations of such Grantor; (ii) upon the filing of a UCC financing statement in the UCC filing office in the jurisdiction set forth in Schedule I under the heading “Jurisdiction of Organization” with respect to such Grantor, naming such Grantor as the debtor and the Collateral Agent as the secured party and including the collateral description set forth in Schedule IV, all actions necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing pursuant to the UCC, including, without limitation, unregistered Copyrights (all such Collateral, “Filing Collateral”) shall have been duly made or taken and be in full force and effect, and the Lien created under this Agreement in such Grantor’s Filing Collateral shall be perfected; (iii) upon the timely recordation of a Copyright Security Agreement substantially in the form of Exhibit B (or such other form as may be reasonably approved by the Collateral Agent) naming such Grantor as the grantor and the Collateral Agent as the secured party with the U.S. Copyright Office, all actions necessary to perfect the security interest in the Collateral of such Grantor consisting of the Copyrights described therein and IP Agreements with respect thereto (“Copyright Collateral”), in each case, with respect to which a Lien may be perfected by such filing, shall have been duly made or taken and the Lien created under this Agreement in such Grantor’s Copyright Collateral shall be perfected; and (iv) upon the timely recordation of a Patent Security Agreement substantially in the form of Exhibit C (or such other form as may be reasonably approved by the Collateral Agent) and a Trademark Security Agreement substantially in the form of Exhibit D (or such other form as may be reasonably approved by the Collateral Agent) naming such Grantor as the grantor and the Collateral Agent as the secured party with the U.S. Patent and Trademark Office, all actions necessary to perfect the security interest in the Collateral of such Grantor consisting of the Patents and Trademarks described therein (“Patent and Trademark Collateral”), in each case, with respect to which a Lien may be perfected by such filing, shall have been duly made or taken and the Lien created under this Agreement in such Grantor’s Patent and Trademark Collateral shall be perfected.

10

     (G) Except as could not reasonably be expected to have a Material Adverse Effect:
     (i) To such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.
     (ii) The registered Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor’s knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral by a Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable.
     (iii) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in its registered Intellectual Property Collateral in full force and effect in the United States, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and recordation of any of its interests in the Copyrights with the U.S. Copyright Office. Such Grantor has used any statutory notice required in the United States in connection with its use of each registered Patent, Trademark and Copyright in the Intellectual Property Collateral.
     (iv) To such Grantor’s knowledge, (A) none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral.
     (v) To such Grantor’s knowledge, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral by such Grantor or that would impair the validity or enforceability of such Intellectual Property Collateral.

11

     SECTION 7. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.
     (B) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the Original Closing Date or the Effective Date.
     (C) No Grantor will permit any Collateral consisting of Equity Interests of any Subsidiary of such Grantor to constitute at any time a Financial Asset credited to a Securities Account.
     SECTION 8. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts. (a) If any Grantor changes its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Section 6(a) of this Agreement, the Company or such Grantor will provide a written notice thereof to the Collateral Agent no later than the fifteenth day immediately following the calendar month in which such change occurred (or such longer period of time as the Collateral Agent may agree in its sole and absolute discretion) and shall take all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.
     (B) During the continuation of an Event of Default, if any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, upon the request of the Collateral Agent, such Grantor will promptly (i) notify such warehouseman, bailee or agent of the security interest created hereunder and (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent’s account subject only to the Collateral Agent’s instructions.

12

     (C) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction during the continuation of an Event of Default, shall take) such commercially reasonable action as such Grantor (or, during the continuation of an Event of Default, the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided that the Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, all amounts and Proceeds (including, without limitation, Instruments) received by such Grantor in respect of the Accounts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 8.03 of the Credit Agreement.
     SECTION 9. As to Intellectual Property Collateral. (a) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to any registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation

13

in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
     (B) Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.
     (C) Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all commercially reasonable steps which it (or the Collateral Agent during the continuation of an Event of Default) deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.
     (D) With respect to its Intellectual Property Collateral, each Grantor agrees on or prior to the Effective Date to execute and deliver (i) a copyright security agreement substantially in the form of Exhibit B hereto (the “Copyright Security Agreement”), (ii) a patent security agreement substantially in the form of Exhibit C hereto and (iii) a trademark security agreement substantially in the form of Exhibit D hereto, in each case for recording the security interest granted hereunder to the Collateral Agent in the Intellectual Property Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.
     (E) Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property Collateral after the Effective Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto and (iii) concurrently with the delivery of each Compliance Certificate pursuant to Section 6.02(b) of the Credit Agreement, such Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to any After-Acquired Intellectual Property registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office; provided that an Intellectual Property Security Agreement shall not be required to be delivered with respect to After-Acquired Intellectual Property for which such Grantor reasonably believes the fair market value at the time acquired to be less than $2,000,000 individually and less than $5,000,000 in the aggregate for all such After-Acquired Intellectual Property for which Intellectual Property Security Agreements have not been delivered.

14

     SECTION 10. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.
     (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof (or retention by Grantor) is not otherwise prohibited by the terms of the Loan Documents; provided that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall constitute Collateral and, to the extent in the form of indebtedness evidenced by promissory notes or other instruments or in the form of Equity Interests, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent and be forthwith delivered (no later than the fifteenth day after the end of the month in which received by such Grantor) to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).
     (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
     (B) Upon the occurrence and during the continuance of an Event of Default:
     (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall, upon notice to such Grantor by the Collateral Agent, cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such

15

voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
     (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).
     SECTION 11. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and other Liens permitted under the Credit Agreement.
     (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Subsidiary Equity pledged by such Grantor not to issue any Equity Interests in substitution for or with respect to the Pledged Equity issued by such issuer, except to such Grantor, and (ii) deliver no later than the fifteenth day following the month of its acquisition (directly) thereof, any and all certificates representing additional Pledged Equity in accordance with the first sentence of Section 4(a).
     SECTION 12. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
     (A) to obtain and adjust insurance required to be paid to the Collateral Agent,
     (B) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
     (C) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above, and
     (D) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of

16

the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.
     SECTION 13. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 16.
     SECTION 14. Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.
     SECTION 15. Remedies. If any Event of Default shall have occurred and be continuing:
     (A) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or, to the

17

extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral and (B) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Collateral Agent shall give the applicable Grantors at least ten Business Days written notice (or such longer period as may be required by applicable Law) of the time and place of any public sale or the time after which any private sale is to be made and each Grantor agrees that such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (B) Immediately upon the request of the Collateral Agent, all payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).
     (C) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 15, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.
     (D) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 15, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.
     (E) The Collateral Agent shall apply the proceeds of any sale or other disposition of all or any part of the Collateral in the order of priorities set forth in Section 8.03 of the Credit Agreement.

18

     SECTION 16. Indemnity and Expenses. (a) Each Grantor shall indemnify and hold harmless each Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims and costs (including, without limitation, Attorney Costs (which shall be limited to one (1) counsel to the Secured Parties (exclusive of one local counsel in each relevant jurisdiction), unless (x) the interests of the Collateral Agent and the other Secured Parties are sufficiently divergent, in which case one (1) additional counsel may be appointed and (y) if the interests of any Secured Party or group of Secured Parties (other than all of the Secured Parties) are distinctly or disproportionately affected, one (1) additional counsel for such Secured Party or group of Secured Parties)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (1) the execution, delivery, enforcement, performance or administration of this Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (2) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Grantor, or any Environmental Liability related in any way to any Grantor, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including, without limitation, any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or costs (x) have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Loan Documents by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) arise from claims of any of the Secured Parties solely against one or more Secured Parties that have not resulted from any misrepresentation, default or the breach of any Loan Document or any actual or alleged performance or non-performance by a Grantor, the Company or one of their Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 16 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 16 shall be paid promptly after receipt by the relevant Grantor of an invoice in reasonable detail. The agreements in this Section 16 shall survive

19

the resignation of the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Secured Obligations, the termination of the security interests created hereunder and the release of the Liens created hereunder on all or any portion of the Collateral.
     (B) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of its counsel (which shall be limited to one (1) counsel (exclusive of one local counsel in each relevant jurisdiction)) and of any experts and agents, that the Collateral Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor or (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder.
     SECTION 17. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor to which such amendment or waiver is to apply and the Collateral Agent (with the consent of the requisite number of Lenders specified in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     (B) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto or such other form as may be reasonably approved by the Collateral Agent (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I through V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through V, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

20

     SECTION 18. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Company at the Company’s address specified in Section 10.02 of the Credit Agreement, and if to the Collateral Agent, at its address specified in Section 10.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier or electronic mail of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
     SECTION 19. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Secured Obligations, (other than Obligations with respect to contingent indemnification obligations, Secured Hedging Obligations and Cash Management Obligations not yet due and payable) and the termination of the Commitments and (ii) the termination or expiration of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their permitted respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.
     SECTION 20. Reaffirmation. Each of the Grantors under the Existing Security Agreement hereby confirms its respective guarantees, pledges and grants of security interests as applicable under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of the amendment and restatement of the Original Credit Agreement, the Existing Subsidiary Guaranty (as defined in the Subsidiary Guaranty) and the Existing Security Agreement, such guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders and the other Secured Parties.
     SECTION 21 Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in

21

accordance with, the terms of the Loan Documents to any Person other than a Loan Party or upon the effectiveness of any consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.11 of the Credit Agreement, the Lien created under this Agreement on such Collateral (but not on any Proceeds thereof) shall automatically terminate; provided that, with respect to any Collateral that is also subject to any Lien securing any Permitted Subordinated Indebtedness, the Lien created under this Agreement shall not terminate unless the Lien securing such Permitted Subordinated Indebtedness is (or is simultaneously) terminated. Upon the release of any Grantor (other than the Company) from its Subsidiary Guaranty, if any, in accordance with the terms of the Loan Documents, the Lien created under this Agreement on the Collateral of such Grantor shall automatically terminate and such Grantor shall automatically be released from its obligations hereunder. The Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents (together with any applicable possessory Collateral if then in the possession of the Collateral Agent) as such Grantor shall reasonably request to evidence any release of the Lien created under this Agreement on any Collateral pursuant to this Section 21(a); provided that such Grantor shall have delivered to the Collateral Agent a written request therefor describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request. The Collateral Agent shall be authorized to rely on any such certificate without independent investigation.
     (B) Upon the later of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations, Secured Hedging Obligations and Cash Management Obligations not yet due and payable) and the termination of the Commitments and (ii) the termination or expiration of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, the Lien on all Collateral created under this Agreement shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     SECTION 22. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.
     SECTION 23. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this

22

Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.
     SECTION 24. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS (AND IN THE CASE OF EACH GRANTOR, FOR ANY COLLATERAL OR SIMILAR ENFORCEMENT PROCEEDING, TO THE COURTS OF ANY JURISDICTION WHERE ITS ASSETS ARE LOCATED). EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
     (C) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
     SECTION 25. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.
     [The remainder of this page is intentionally blank.]

23

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written

APTITUDE SOLUTIONS, INC.
CYBERHOMES, LLC
DOCX, LLC
ESPIEL, INC.
FNRES INSURANCE SERVICES LLC
FNRES LICENSE HOLDINGS INC.
GO APPLY, LLC
GO HOLDINGS, INC.
LENDER PROCESSING SERVICES, INC.
LENDER PROCESSING SERVICES, LLC
LENDER’S SERVICE TITLE AGENCY, INC.
LPS AGENCY SALES AND POSTING, INC.
LPS APPLIED ANALYTICS, LLC
LPS ASSET MANAGEMENT SOLUTIONS, INC.
LPS DEFAULT MANAGEMENT, LLC
LPS DEFAULT SOLUTIONS, INC.
LPS FIELD SERVICES, INC.
LPS IP HOLDING COMPANY, LLC
LPS MANAGEMENT, LLC
LPS MORTGAGE PROCESSING SOLUTIONS, INC.
LPS NATIONAL FLOOD, LLC
LPS PORTFOLIO SOLUTIONS, LLC
LPS PROPERTY TAX SOLUTIONS, INC.
LPS REAL ESTATE DATA SOLUTIONS, INC.
LPS REAL ESTATE GROUP, INC.
LPS VALUATION SOLUTIONS, LLC
LPS VERIFICATION BUREAU, INC.
LRT RECORD SERVICES, INC.
LSI ALABAMA, LLC
LSI APPRAISAL, LLC
LSI MARYLAND, INC.
LSI TITLE AGENCY, INC.
LSI TITLE AGENCY OF ARKANSAS, LLC
LSI TITLE COMPANY
LSI TITLE COMPANY OF OREGON, LLC
LSI TITLE INSURANCE AGENCY OF UTAH, INC.
LSI TITLE INSURANCE AGENCY OF WYOMING, LLC
MCDASH ANALYTICS LLC
NEWINVOICE, L.L.C.
ONEPOINTCITY, LLC
PCLENDER.COM, INC.
REALEC TECHNOLOGIES, INC.
SOFTPRO, LLC
TRUE AUTOMATION, INC.

Each By:

Name:	Jennifer F. Alvarado
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:
Name:
Title:

A-2

Schedule I to the
Security Agreement
TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND
ORGANIZATIONAL IDENTIFICATION NUMBER

	Type of	Jurisdiction of	Organizational
Grantor	Organization	Organization	I.D. No. (if any)

Schedule II to the
Security Agreement
PLEDGED EQUITY

Percentage
		Class of				of
		Equity	Par Value (if	Certificate	Number	Outstanding
Grantor	Issuer	Interest	applicable)	No(s)	of Shares	Shares[1]

[1]	Required only for Pledged Subsidiary Equity.

Schedule III to the
Security Agreement
COMMERCIAL TORT CLAIMS

Schedule IV to the
Security Agreement
COLLATERAL DESCRIPTION
“All personal property, subject, however, to the limitations set forth in that certain Amended and Restated Security Agreement dated as of August 18, 2011 (as the same may be amended or replaced from time to time) by and among Lender Processing Services, Inc., the other parties identified as “grantor” therein (which includes the Debtor hereunder), and JPMorgan Chase Bank, N.A. (or any successor thereto), as collateral agent.”

Schedule V to the
Security Agreement
INTELLECTUAL PROPERTY
I. Patents

Patent
Grantor	Titles	Country	Patent No.	Applic. No.	Filing Date	Issue Date

II. Trademarks

	Domain			Reg.	Applic.	Filing	Issue
Grantor	Name/Mark	Country	Mark	No.	No.	Date	Date

III. Trade Names
Names
IV. Copyrights (including exclusive copyright licenses)

	Title of					Filing	Issue
Grantor	Work	Country	Title	Reg. No.	Applic. No.	Date	Date

Exhibit A to the
Security Agreement
FORM OF SECURITY AGREEMENT SUPPLEMENT
[Date of Security Agreement Supplement]
JPMorgan Chase Bank, N.A.,
     as the Collateral Agent for the
     Secured Parties referred to in the
     Credit Agreement referred to below
Ladies and Gentlemen:
     Reference is made to (i) the Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lender Processing Services, Inc., a Delaware corporation, the Lenders from time to time party thereto and JPMorgan Chase Bank N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and (ii) the Amended and Restated Security Agreement dated August 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties (together with any successor collateral agent, the “Collateral Agent”). Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
     Section 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.
     Section 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

A-1

     Section 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through V to Schedules I through V, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.
     Section 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Security Agreement (as supplemented by the attached supplemental schedules) as of the date hereof.
     Section 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of and after the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.
     Section 6. GOVERNING LAW. THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours, [NAME OF ADDITIONAL GRANTOR]
By:
Title:

Address for Notices:

A-2

Exhibit B to the
Security Agreement
FORM OF COPYRIGHT SECURITY AGREEMENT
     This Copyright Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”) dated _________, 20__ is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
     WHEREAS, Lender Processing Services, Inc., a Delaware corporation, has entered into an Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders from time to time party thereto.
     WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement, entry into Secured Hedge Agreements by the Secured Hedge Banks from time to time and the providing of Cash Management Services by certain Lenders and their Affiliates from time to time, each Grantor has executed and delivered that certain Amended and Restated Security Agreement dated August 18, 2011 made by the Grantors to the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
     WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Copyrights of the Grantors, and have agreed as a condition thereof to execute this Copyright Security Agreement for recording with the U.S. Copyright Office and any other appropriate governmental authorities.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
     Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the

“Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:
     (i) each Copyright owned by the Grantor, including, without limitation, each U.S. Copyright registration and application therefor, referred to in Schedule 1 hereto;
     (ii) each exclusive Copyright license to which the Grantor is a party, including, without limitation, each U.S. Copyright license referred to in Schedule 1 hereto; and
     (iii) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.
     Section 2. Security for Obligations. The grant of a continuing security interest in the Copyright Collateral by each Grantor under this Copyright Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, indemnifications, contract causes of action, costs, expenses or otherwise.
     Section 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this Copyright Security Agreement.
     Section 4. Execution in Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 5. Grants, Rights and Remedies. This Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Copyright Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto.
     Section 6. GOVERNING LAW. THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[GRANTOR]
By:
Title:

Schedule 1
to Copyright
Security Agreement
U.S. COPYRIGHTS AND EXCLUSIVE U.S. COPYRIGHT LICENSES

Title	Reg. No.	Applic. No.	Filing Date	Issue Date

Exhibit C to the
Security Agreement
FORM OF PATENT SECURITY AGREEMENT
     This Patent Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Patent Security Agreement”) dated __________, 20__ is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
     WHEREAS, Lender Processing Services, Inc., a Delaware corporation, has entered into an Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders from time to time party thereto.
     WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement, entry into Secured Hedge Agreements by the Secured Hedge Banks from time to time and the providing of Cash Management Services by certain Lenders and their Affiliates from time to time, each Grantor has executed and delivered that certain Amended and Restated Security Agreement dated August 18, 2011 made by the Grantors to the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
     WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Patents of the Grantors, and have agreed as a condition thereof to execute this Patent Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
     Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:
          (a) each Patent owned by the Grantor, including, without limitation, each U.S. Patent referred to in Schedule 1 hereto; and
          (b) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.
     Section 2. Security for Obligations. The grant of continuing security interest in the Patent Collateral by each Grantor under this Patent Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, indemnifications, contract causes of action, costs, expenses or otherwise.
     Section 3. Recordation. Each Grantor authorizes and requests that the Commissioner for Patents and any other applicable government officer record this Patent Security Agreement.
     Section 4. Execution in Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 5. Grants, Rights and Remedies. This Patent Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto.
     Section 6. GOVERNING LAW. THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[GRANTOR]
By:
Title:

Schedule 1
to Patent
Security Agreement
U.S. PATENTS AND U.S. DESIGN PATENTS

Patent No.	Issued	Expiration	Title

U.S. PATENT APPLICATIONS

Case No.	Serial No.	Date	Filing Title

Exhibit D to the
Security Agreement
FORM OF TRADEMARK SECURITY AGREEMENT
     This Trademark Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”) dated ___________, 20__ is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
     WHEREAS, Lender Processing Services, Inc., a Delaware corporation, has entered into an Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders from time to time party thereto.
     WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement, entry into Secured Hedge Agreements by the Secured Hedge Banks from time to time and the providing of Cash Management Services by certain Lenders and their Affiliates from time to time, each Grantor has executed and delivered that certain Amended and Restated Security Agreement dated August 18, 2011 made by the Grantors to the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
     WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Trademarks of the Grantors, and have agreed as a condition thereof to execute this Trademark Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
     Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:
          (i) each U.S. Trademark owned by the Grantor, including, without limitation, each U.S. Trademark registration and application therefor, referred to in Schedule 1 hereto (provided that no security interest shall be granted in U.S. intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law), and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark; and
          (ii) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.
     Section 2. Security for Obligations. The grant of continuing security interest in the Trademark Collateral by each Grantor under this Trademark Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.
     Section 3. Recordation. Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Trademark Security Agreement.
     Section 4. Execution in Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 5. Grants, Rights and Remedies. This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto.

     Section 6. GOVERNING LAW. THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[GRANTOR]
By:
Title:

Schedule 1
to Trademark
Security Agreement
U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	REG. NO.	REG. DATE

EXHIBIT H
FORM OF SUBORDINATION TERMS
     Section 1. Agreement to Subordinate. The Borrower’s obligations to [INSERT NAME OF LENDER] (“Subordinated Lender”) under this [INSERT NAME OF DOCUMENT] (the “Subordinated Obligations”) are subordinated in right of payment, to the extent and in the manner provided in [this Note/Instrument], to the prior payment of all Senior Debt. “Senior Debt” shall include the Obligations (as defined in the Amended and Restated Credit Agreement dated as of August 18, 2011 (as in effect from time to time, the “Credit Agreement”) among Lender Processing Services, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) and as Swing Line Lender and L/C Issuer, and the Lenders party thereto), and “Senior Lenders” means the holders from time to time of the Senior Debt. The subordination provisions of [this Note/Instrument] are for the benefit of and enforceable by the Senior Lenders.
     Section 2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Borrower to creditors upon a total or partial liquidation or a total or partial dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property:
     (1) the Senior Lenders are entitled to receive payment in full in cash of all Senior Debt, including all interest accrued or accruing on the Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the Credit Agreement, whether or not the claim for the interest is allowed or allowable as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting “payment in full”) before the Subordinated Lender will be entitled to receive any payment of principal of or interest on the Subordinated Obligations (except for payments made in permitted junior securities or from a satisfaction and discharge or defeasance trust); and
     (2) until the Senior Debt is paid in full, any payment or distribution to which the Subordinated Lender would be entitled but for these subordination provisions shall instead be made to the Senior Lenders as their interests may appear.
     Section 3. Default on Senior Debt. (a) The Borrower shall not pay the principal of or interest on the Subordinated Obligations (“pay the Subordinated

Obligations”) if either of the following occurs (each a “Payment Default”) (i) at the time any Senior Debt has not been paid in full in cash when due, whether at maturity, upon acceleration, or otherwise, and the default has not been cured or waived or (ii) any other default on the Senior Debt occurs and the maturity of the Senior Debt is accelerated in accordance with its terms, unless such acceleration has been rescinded or such Senior Debt has been paid in full in cash.
     (b) During the continuance of any default other than a Payment Default with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, the Borrower may not pay the Subordinated Obligations for a period (a “Payment Blockage Period”)
     (1) commencing upon the receipt by the Borrower of written notice of default from the Administrative Agent specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and
     (2) ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated) (i) by written notice to the Borrower from the Administrative Agent, (ii) by repayment in full of such Senior Debt or (iii) because the default giving rise to the Blockage Notice is no longer continuing.
Subject to the preceding paragraph, unless the Senior Lenders have accelerated the maturity of the Senior Debt, the Borrower may resume payments on the Subordinated Obligations after the Payment Blockage Period.
     (c) Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the Senior Lenders, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.
     Section 4. When Distribution Must Be Paid Over. If a payment or other distribution is made to the Subordinated Lender that because of these subordination provisions should not have been made to it, the Subordinated Lender shall hold it in trust for the Senior Lenders and pay it over to them as their interests may appear.
     Section 5. Subrogation. For purposes of subrogation, a distribution made under these subordination provisions to the Senior Lenders which otherwise would have been made to the Subordinated Lender is not, as between the Borrower and the Subordinated Lender, a payment by the Borrower on the Senior Debt. After all Senior Debt is paid in full and until the Subordinated Obligations are paid in full, the Subordinated Lender will be subrogated to the rights of the Senior Lenders to receive payments in respect of the Senior Debt.
     Section 6. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of the Subordinated Lender and the Senior Lenders and do not impair, as between the Borrower and the Subordinated Lender, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest on the Subordinated Obligations in accordance with their terms. The failure to make a payment pursuant to the Subordinated Obligations by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions prevent the Subordinated Lender from exercising its available remedies upon a Default, subject to the rights of the Senior Lenders to receive distributions otherwise payable to the Subordinated Lender.
     Section 7. Subordination May Not Be Impaired By Borrower. No right of any Senior Lender to enforce the subordination of the Subordinated Obligations will be impaired by any act or failure to act by the Borrower or by its failure to comply with [Sections 1—9].
     Section 8. Subordinated Lender Entitled to Rely. For the purpose of ascertaining the outstanding amount of the Senior Debt, the Senior Lenders, and all other information relevant to making any payment or distribution to the Senior Lenders pursuant to [Sections 1—9], the Subordinated Lender is entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2 above are pending, a certificate of the liquidating trustee or other person making a payment or distribution to the Subordinated Lender, or information provided by the Senior Lenders or the Administrative Agent.
     Section 9. Reliance by Senior Lenders on Subordination Provisions; No Waiver. (a) The Subordinated Lender acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each Senior Lender, whether the Senior Debt was created or acquired before or after the incurrence of the Subordinated Obligations, to acquire or to hold the Senior Debt, and each Senior Lender will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.
     (b) The Senior Lenders may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring any liability or responsibility to the Subordinated Lender, and without impairing the rights of the Senior Lenders under these subordination provisions, do any of the following:
     (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;
     (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt;
     (3) release any person liable in any manner for the payment of the Senior Debt; or
     (4) exercise or refrain from exercising any rights against the Borrower and any other person.

EXHIBIT I
FORM OF PERFECTION CERTIFICATE
     Reference is made to the Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lender Processing Services, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.
     Each of the undersigned (each a “Grantor”), hereby certifies the following (with respect to itself) to the Administrative Agent, the Lenders and each other Secured Party as follows:
1.	Set forth in columns 1, 2, 3 and 4, respectively, of Schedule 1 hereto is the current exact legal name of each Grantor, as well as its type of legal entity, its jurisdiction of organization (and any change in such jurisdiction, and, if applicable, any organizational identification number issued to such Grantor by such jurisdiction.

2.	Set forth in column 5 of Schedule 1 hereto is each other legal name that has been used by each Grantor since June 1, 2006 (excluding the names of any legal entities that have been merged or consolidated into Grantor).

3.	Set forth in column 6 of Schedule 1 hereto, is the legal name of each other entity that has been merged or consolidated into the Grantor since: (i) June 1, 2006, if the entity merged or consolidated into the Grantor was organized under the laws of the same jurisdiction as the Grantor; and (ii) June 1, 2010, if the entity merged or consolidated into the Grantor was organized under the laws of a jurisdiction different than that of the Grantor (and in which case such different jurisdiction is also listed).

4.	Set forth in column 7 of Schedule 1 hereto, is the legal name of each entity (and its jurisdiction of organization) in regard to which all, or substantially all, of its assets were acquired by the Grantor (other than through a merger or consolidation) since June 1, 2006.
     IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of August 18, 2011.

[GRANTORS]

By:
Name:
Title:

I-1

(1)	(2)	(3)	(4)	(5)	(6)	(7)
	Entity	Jurisdiction of	Organizational		Mergers and
Entity Name	Type[1]	Organization	ID Number	Prior Names	Consolidations	Asset Acquisitions

[1]	Entity Types: corporation (C); limited liability company (LLC); general partnership (GP); and limited partnership (LP)

1

EXHIBIT J
FORM OF OPINIONS OF COUNSEL

J-1

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 tel (212) 259-8000 fax (212) 259-6333
August 18, 2011
To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below
Ladies and Gentlemen:
     We have acted as special counsel to Lender Processing Services, Inc., a Delaware corporation (“LPS”), and the entities listed on Schedule I attached hereto, each of which is organized under the laws of a state of the United States (the “Guarantors” and collectively with LPS, the “Companies”, and individually, each a “Company”, and each such entity listed in Part 1 of Schedule I, together with LPS, the “Opinion Companies”), in connection with the Amended and Restated Credit Agreement, dated as of the date hereof (the “Amended Credit Agreement”), by and among LPS, as Borrower, the lenders from time to time parties thereto, as Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). This opinion is furnished to you pursuant to Section 4.03(a)(vii) of the Amended Credit Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Amended Credit Agreement.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of each of the Companies and such other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the following:
     (a) the Amended Credit Agreement;
New York | London multinational partnership | Washington, DC
Albany | Almaty | Beijing | Boston | Brussels | Chicago | Doha | Dubai
Frankfurt | Hong Kong | Houston | Johannesburg (pty ) ltd. | Los Angeles | Madrid | Milan | Moscow
Paris multinational partnership | Riyadh affiliated office | Rome | San Francisco | Silicon Valley | Warsaw

     (b) the Notes set forth on Exhibit A dated as of the date hereof made by LPS in favor of each Lender who has requested that a Note be issued to it on the date hereof (the “Notes”);
     (c) the Amendment, Restatement and Joinder Agreement, dated as of the date hereof (the “Amendment Agreement”), in respect of the Credit Agreement, dated as of July 2, 2008 (as amended to the date hereof (immediately prior to the Amendment Agreement), the “Existing Credit Agreement”), among LPS, as Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer;
     (d) the Amended and Restated Subsidiary Guaranty dated as of the date hereof by the Guarantors in favor of the Secured Parties (the “Amended Guaranty”), which amends and restates the Subsidiary Guaranty, dated as of July 2, 2008 (as amended to the date hereof (immediately prior to the Amendment Agreement), the “Existing Guaranty”);
     (e) the Amended and Restated Security Agreement dated as of the date hereof by LPS and the Guarantors in favor of the Collateral Agent (the “Amended Security Agreement”, and collectively with the Amended Credit Agreement, the Notes, the Amendment Agreement and the Amended Guaranty, the “Loan Documents”), which amends and restates the Security Agreement, dated as of July 2, 2008 (as amended to the date hereof (immediately prior to the Amendment Agreement), the “Existing Security Agreement”);
     (f) a copy of the organizational/formation documents of each Opinion Company;
     (g) a copy of the bylaws, operating agreement or limited liability company agreement, as the case may be, of each Opinion Company; and
     (h) a record of corporate proceedings of each Opinion Company relating to the authorization of the execution, delivery and performance of the Loan Documents to which such Company is a party (the items in this clause (h) together with the items in clauses (f) and (g) above, collectively, the “Organizational Documents”).
     In our examination of the foregoing documents, we have assumed, with your permission and without independent verification of any kind, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as copies, (v) the due formation or organization, as the case

2

may be, and valid existence of each of the parties to the Loan Documents (other than the Opinion Companies) under the laws of the jurisdiction of its organization or formation, as the case may be, (vi) the due authorization of the Loan Documents by each of the parties to the Loan Documents (other than the Opinion Companies), (vii) the due execution and delivery of the Loan Documents by each of the parties to the Loan Documents (other than the Companies), (viii) the enforceability thereof against each of the parties to the Loan Documents (other than the Companies), (ix) the correctness of all statements of fact in all documents examined, and (x) each Opinion Company is organized solely under the law of the jurisdiction listed opposite its name on Schedule I attached hereto (or, in the case of LPS, solely under the law of the State of Delaware). In rendering the opinions set forth below, we have relied as to factual matters upon certificates, statements and representations of each of the Companies, their respective officers and representatives, public officials and others (including, without limitation, the representations contained in or made pursuant to the Loan Documents).
     As used in this opinion, the phrase “to our knowledge” or “known to us” means to our actual knowledge, which knowledge is based solely on inquiry of those attorneys within our firm actively involved in the transactions contemplated by the Loan Documents, as we have deemed appropriate, without other inquiry or investigation. We have not conducted a search of the docket of any court or other tribunal.
     You should be aware that an opinion of counsel represents our best legal judgment, which may be subject to challenge by any governmental agency and is not binding on any governmental agency or the courts. Our opinion is based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change at any time, prospectively and retroactively. New developments in rulings of any agency, administrative regulations, court decisions, legislative changes or changes in the facts or other information upon which our opinion is based may have an adverse effect on the legal consequences described herein. Any such change could be retroactive so as to apply to any of the transactions contemplated by the Loan Documents.
     On the basis of and subject to the foregoing, and subject to the additional limitations, qualifications and exceptions set forth below, we are of the opinion that:
     1. Each Opinion Company is validly existing as a corporation or limited liability company, as the case may be, and is in good standing under the laws of the state of its incorporation or formation, as the case may be.
     2. Each Opinion Company has the corporate or limited liability company power, as the case may be, to execute and deliver each Loan Document to which it is a party and to perform its obligations under each Loan Document to which it is a party.

3

     3. The execution and delivery by each Opinion Company of, and the performance by each Opinion Company of its obligations under, the Loan Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as the case may be, of such Opinion Company. Each Company has duly executed and delivered each Loan Document to which it is a party.
     4. Each Loan Document constitutes a legal, valid and binding obligation of each Company party thereto, enforceable against such Company in accordance with its terms.
     5. The execution and delivery by each Company of the Loan Documents to which it is a party do not, and if such Company were now to perform its obligations under such Loan Documents, such performance would not:
     (a) solely with respect to each Opinion Company, violate the Organizational Documents of such Opinion Company; or
     (b) violate (i) any law of the State of New York, (ii) any federal law of the United States of America or (iii) in each case solely with respect to the Opinion Companies organized thereunder, any law of the State of California, any law of the State of Illinois, any law of the State of Texas, the Delaware Limited Liability Company Act or the Delaware General Corporation Law, in each case which, in our experience, is typically applicable to corporations or limited liability companies (as applicable) in relation to transactions of the type contemplated by the Loan Documents (such laws as so applicable, collectively, “Applicable Law”).
     6. The execution and delivery by each Company of the Loan Documents to which it is a party do not, and if such Company were now to perform its obligations under such Loan Documents, such performance would not:
     (a) breach or cause a default under the terms of any agreement set forth on Schedule II hereto (each a “Material Contract”) (except that we express no opinion as to (i) any cross-default or cross acceleration provision of any Material Contract which may be triggered by a default under any agreement to which the Borrower or any Subsidiary is a party or (ii) whether the execution or delivery of the Loan Documents or performance by the Borrower of its obligations under any Loan Document will constitute a violation of, or a default under, any covenant, restriction or provision of any Material Contract that requires a determination with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Borrower); or

4

     (b) create or impose any lien or require the creation or imposition of any lien (except pursuant to the Loan Documents) upon any asset of such Company pursuant to any such Material Contract.
     7. No consent, approval, authorization, or other action by, or filing with, any Governmental Authority of the United States of America or the State of New York or, in each case solely with respect to the Opinion Companies organized thereunder, the Secretary of State of the State of Delaware or any Governmental Authority of the State of California, the State of Illinois or the State of Texas, in each case pursuant to Applicable Law, is required in connection with (a) the execution and delivery by any Company of any of the Loan Documents to which it is a party, or (b) the performance by any Company of its obligations thereunder, except for (i) those already obtained and in full force and effect and (ii) filings and other actions as may be necessary to perfect any security interest or lien in any collateral.
     8. The Specified Amendments (as such term is defined below) do not themselves (without regard to any other facts) adversely affect the validity, under Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the “New York UCC”), of the security interest of the Collateral Agent in each Company’s rights in those items and types of personal property in which a security interest may be created under Article 9 of the New York UCC and described in the definition of “Collateral” set forth in the Amended Security Agreement (such collateral, collectively, the “UCC Collateral”). After giving effect to the Specified Amendments, the security interest of the Collateral Agent in each Company’s rights in the UCC Collateral will be a valid security interest to the same extent (if any) that it was a valid security interest immediately prior to giving effect to the Specified Amendments. “Specified Amendments” means (i) the provisions of the Existing Credit Agreement that are amended by the Amendment Agreement and the Amended Credit Agreement, (ii) the provisions of the Existing Security Agreement that are amended by the Amendment Agreement and the Amended Security Agreement and (iii) the provisions of the Existing Guaranty that are amended by the Amendment Agreement and the Amended Guaranty.
     9. With respect to each Opinion Company organized under the law of the State of Delaware within the meaning of Section 9-307 of the New York UCC, the Specified Amendments do not themselves (without regard to any other facts) adversely affect the perfection of the security interest of the Collateral Agent in that portion of the UCC Collateral of such Opinion Companies in which, immediately prior to the effectiveness of the Specified Amendments, the Collateral Agent had a perfected security interest solely by virtue of the filing of any financing statements in the Office of the Secretary of State of the State of Delaware. After giving effect to the Specified

5

Amendments, the Collateral Agent’s security interest in such UCC Collateral will be a perfected security interest under Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) to the same extent (if any) that it was a perfected security interest immediately prior to giving effect to the Specified Amendments.
     10. With respect to each Opinion Company organized under the law of the State of California within the meaning of 9-307 of the New York UCC, , the Specified Amendments do not themselves (without regard to any other facts) adversely affect the perfection of the security interest of the Collateral Agent in that portion of the UCC Collateral of such Opinion Companies in which, immediately prior to the effectiveness of the Specified Amendments, the Collateral Agent had a perfected security interest solely by virtue of the filing of any financing statements in the Office of the Secretary of State of the State of California. After giving effect to the Specified Amendments, the Collateral Agent’s security interest in such UCC Collateral will be a perfected security interest under Article 9 of the Uniform Commercial Code as in effect in the State of California (the “California UCC”) to the same extent (if any) that it was a perfected security interest immediately prior to giving effect to the Specified Amendments
     11. With respect to each Opinion Company organized under the law of the State of Illinois within the meaning of Section 9-307 of the New York UCC, the Specified Amendments do not themselves (without regard to any other facts) adversely affect the perfection of the security interest of the Collateral Agent in that portion of the UCC Collateral of such Opinion Companies in which, immediately prior to the effectiveness of the Specified Amendments, the Collateral Agent had a perfected security interest solely by virtue of the filing of any financing statements in the Office of the Secretary of State of the State of Illinois. After giving effect to the Specified Amendments, the Collateral Agent’s security interest in such UCC Collateral will be a perfected security interest under Article 9 of the Uniform Commercial Code as in effect in the State of Illinois (the “Illinois UCC”) to the same extent (if any) that it was a perfected security interest immediately prior to giving effect to the Specified Amendments.
     12. With respect to each Opinion Company organized under the law of the State of Texas within the meaning of Section 9-307 of the New York UCC, the Specified Amendments do not themselves (without regard to any other facts) adversely affect the perfection of the security interest of the Collateral Agent in that portion of the UCC Collateral of such Opinion Companies in which, immediately prior to the effectiveness of the Specified Amendments, the Collateral Agent had a perfected security interest solely by virtue of the filing of any financing statements in the Office of the Secretary of State of the State of Texas. After giving effect to the Specified Amendments, the Collateral

6

Agent’s security interest in such UCC Collateral will be a perfected security interest under Article 9 of the Uniform Commercial Code as in effect in the State of Texas (the “Texas UCC”) to the same extent (if any) that it was a perfected security interest immediately prior to giving effect to the Specified Amendments.
     13. Provided that the Collateral Agent has retained possession in the State of New York of the certificated securities owned by each applicable Company representing the common stock of or the membership interests in those entities identified on Schedule 2 to the Security Agreement together with instruments of transfer properly completed and executed in blank with respect thereto (its “Pledged Equity Interests”) pursuant to the Existing Security Agreement and assuming that neither the Collateral Agent nor the Lenders had “notice of an adverse claim” (within the meaning of Section 8-105 of the New York UCC) with respect to such Pledged Equity Interests at the time such Pledged Equity Interests were delivered to the Collateral Agent, then, after giving effect to the Specified Amendments, the respective security interests in such Pledged Equity Interests created in favor of the Collateral Agent for the benefit of the Secured Parties under the Existing Security Agreement will remain a perfected security interest in such Pledged Equity Interests, free of any “adverse claim” (as defined the New York UCC), to the same extent (if any) such security interests in such Pledged Equity Interests constituted a perfected security interest immediately prior to giving effect to the Specified Amendments, free of any “adverse claim” as defined in the New York UCC.
     14. No Opinion Company is, and after giving effect to the application of the proceeds of the Loans for purposes permitted by the Amended Credit Agreement, no Opinion Company will then be (solely as a result of such application), an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     15. The consummation of the transactions contemplated by the Amended Credit Agreement, including, without limitation, the use of the proceeds of any Loan made to LPS pursuant to the terms of the Amended Credit Agreement, will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.
     Our opinions expressed herein are subject to the following qualifications:
     A. Our opinions are subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium, rearrangement, liquidation, conservatorship or other laws relating to or affecting creditor rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity). These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. Without limiting the foregoing qualifications, the opinions expressed herein do not purport to cover, and we express no opinion with respect to, the applicability of Section

7

548 of the federal Bankruptcy Code or any comparable provision of state law, including the provisions relating to fraudulent conveyances. In addition, we express no opinion as to the enforceability of the provisions of any savings clause in any guaranty or security agreement to the extent such provisions limit the obligations of a guarantor or as to the effect of any such provisions on the enforceability of such agreement.
     B. Certain rights, remedies, waivers, releases or disclaimers contained in the Loan Documents may be limited or rendered unenforceable by applicable law. In our opinion, however, applicable law does not render the remedies afforded by the Loan Documents invalid as a whole or inadequate for the practical realization of the principal benefits intended to be provided by the Loan Documents (and in the case of remedies with respect to any Collateral constituting Accounts from any Governmental Authority, exercise of such remedies may require compliance with applicable laws including without limitation relating to limitations or prohibitions on assignments thereof).
     C. Indemnities, rights of contribution, exculpatory provisions, waivers and provisions requiring arbitration of disputes may be limited by statute or on public policy grounds. Without limiting the generality of the foregoing, we advise you that Section 9-602 of the New York UCC prohibits the waiver by debtors of certain rights, including the right under Section 9-610(b) of the New York UCC to require that all aspects of a disposition of collateral be commercially reasonable. While Section 9-603(a) of the New York UCC permits the parties to a secured transaction to determine by agreement the standards measuring the fulfillment of their respective rights and duties referred to in Section 9-602 of the New York UCC (other than with respect to the duty to refrain from breaches of the peace), provided that the standards are not manifestly unreasonable, we express no opinion as to whether or not any standards set forth in the Loan Documents are manifestly unreasonable.
     D. We express no opinion with respect to the enforceability of any provisions of the Loan Documents that purport to require payment or reimbursement of attorneys’ fees or litigation expenses of another party.
     E. We express no opinion, either directly or indirectly, as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) in each case solely with respect to the Opinion Companies organized thereunder, the laws of the State of California, the laws of the State of Illinois, the laws of the State of Texas, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, (iii) solely with respect to paragraph 9, the Delaware UCC and (iv) the federal laws of the United States of America, as currently in effect. We are not admitted to practice in the State of Delaware. To the extent our opinion set forth in paragraph 9 relates to the laws of the State of Delaware, we have, with your consent, based our opinion solely upon our review of Sections 9-310, 9-312, 9-501, 9-502, 9-503, 9-504 and 9-509 of the Uniform

8

Commercial Code as reported by the Secured Transactions Guide (CCH), at intelliconnect.cch.com, to be in effect in the State of Delaware as of [August _, 2011]. Notwithstanding the foregoing, we express no opinion as to (i) any federal or state securities or “blue sky” laws, (ii) any tax laws, (iii) any state or United States federal laws relating to environmental, land use, health, safety, or welfare matters, (iv) matters involving fraudulent transfer or fraudulent conveyance laws, (v) any local laws or ordinances, (vi) any intellectual property laws, (vii) the enforceability of the choice of law provisions in the Loan Documents except insofar as such provisions designate New York law and enforcement of the Loan Documents is sought in the courts of the State of New York or (viii) the enforceability of any provision regarding the conclusive effect of any judgment or the enforcement thereof in any jurisdiction other than the jurisdiction in which rendered.
     F. No opinion is expressed with respect to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectible.
     G. Our opinions are subject to the effect of general principles exonerating a guarantor or surety if the creditor materially alters the original obligation of the principal without the consent of the guarantor or surety, elects remedies for default that impair the subrogation rights of the guarantor or surety against the principal, takes action without notice or consent of the guarantor or surety that materially prejudices the guarantor or surety and the like; while we believe that a court should hold that the explicit language contained in the Loan Documents waiving such rights is enforceable, we express no opinion with respect to the effect of (i) any modification to or amendment of the obligations of any guarantor or surety that materially increases such obligations, (ii) any election of remedies by the Administrative Agent or the holders of obligations arising under the Loan Documents following the occurrence of an event of default, or (iii) any other action by the Administrative Agent or such holders contemplated by such waivers that materially prejudices the guarantor or surety.
     H. Our opinions relating to the creation and perfection of security interests may be limited by the effect of Sections 9-320, 9-321, 9-335, 9-336, 9-406, 9-407 and 9-408 of the New York UCC and the corresponding sections of the Delaware UCC, the California UCC, the Illinois UCC and the Texas UCC. Except as expressly set forth in paragraphs 8 through 13, we express no opinion with respect to the creation and perfection of any security interest or lien. Except as expressly set forth in paragraph 13, we express no opinion with respect to the priority of any security interest or lien.
     I. We express no opinion with respect to the classification of any collateral. We express no opinion with respect to the creation, attachment or perfection of any

9

security interest in or lien on any commercial tort claim, any intellectual property or any interest in real property (including without limitation any fixture).
     J. We have assumed that the Collateral exists or, with respect to after acquired property, will exist, that the applicable Company, has “rights” or the power to transfer “rights” in, or, with respect to after acquired property, will have “rights” or the power to transfer “rights” in, such collateral, and that “value” has been given in connection therewith; and we express no opinion as to the nature or extent of any Company’s rights in or title to any collateral; and we note with respect to after acquired property that the security interest in respect thereof will not attach until the applicable Company acquires rights therein.
     K. We express no opinion as to the accuracy, sufficiency, or completeness of the description of any collateral (including the location thereof) set forth in any Loan Document or any financing statement.
     L. We call to your attention the fact that the perfection of a security interest in “proceeds” (as defined in the New York UCC) of collateral is governed and restricted by Sections 9-203, 9-315, 9-322 and 9-332 of the New York UCC and the corresponding sections of the Delaware UCC, the California UCC, the Illinois UCC and the Texas UCC.
     M. The enforcement of any Loan Document with respect to the instruments, leases, contracts or other agreements between an Opinion Company and the other parties to such agreements which constitute collateral may be subject to the terms of such instruments, leases, contracts and other agreements and to the rights of such other parties and any claims or defenses of such other parties against such Opinion Company under such agreements.
     O. We express no opinion herein with respect to any collateral of a type described in Section 9-501(a)(1) of the New York UCC and the corresponding sections of the Delaware UCC, the California UCC, the Illinois UCC and the Texas UCC.
     P. We express no opinion as to the subject matter jurisdiction of any United States District Court with regard to the adjudication of any disputes arising under the Loan Documents.
     This opinion is being furnished to you in connection with the transactions evidenced by the Loan Documents. The Administrative Agent (and its permitted assigns) and each Lender (and its permitted assigns) may rely upon our opinions set forth herein in connection with those transactions. None of the Administrative Agent (and its permitted assigns) or any Lender (or its permitted assigns) may rely upon our opinions set forth herein for any other purpose. Our opinions set forth herein may not be relied upon

10

by any other person, firm, corporation, partnership or other entity without our prior written consent except that it may be disclosed (i) to your bank examiners and any other Governmental Authority or self-regulatory body to which you report or to which you are subject to review, (ii) as required by law or pursuant to legal process, and (iii) to your accountants, lawyers and other advisors so long as such accountants, lawyers and other advisors agree not to disclose, quote or file this opinion, but no such person may rely upon this opinion without our prior written consent.
     The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.
Very truly yours,

11

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 tel (212) 259-8000 fax (212) 259-6333
SCHEDULE I
Part 1 — Opinion Companies

JURISDICTION OF
	NAME OF ENTITY	ORGANIZATION
1.	CYBERHOMES, LLC	DELAWARE
2.	ESPIEL, INC.	DELAWARE
3.	FNRES INSURANCE SERVICES LLC	DELAWARE
4.	FNRES LICENSE HOLDINGS INC.	DELAWARE
5.	GO HOLDINGS, INC.	DELAWARE
6.	LENDER PROCESSING SERVICES, LLC	DELAWARE
7.	LPS APPLIED ANALYTICS, LLC	DELAWARE
8.	LPS AUCTION SOLUTIONS, LLC	DELAWARE
9.	LPS DEFAULT MANAGEMENT, LLC	DELAWARE
10.	LPS DEFAULT SOLUTIONS, INC.	DELAWARE
11.	LPS FIELD SERVICES, INC.	DELAWARE
12.	LPS IP HOLDING COMPANY, LLC	DELAWARE
13.	LPS MANAGEMENT, LLC	DELAWARE
14.	LPS MORTGAGE PROCESSING SOLUTIONS, INC.	DELAWARE
15.	LPS NATIONAL FLOOD, LLC	DELAWARE
16.	LPS PORTFOLIO SOLUTIONS, LLC	DELAWARE
17.	LPS PROPERTY TAX SOLUTIONS, INC.	DELAWARE
18.	LPS REAL ESTATE GROUP, INC.	DELAWARE
19.	LSI APPRAISAL, LLC	DELAWARE

1

JURISDICTION OF
	NAME OF ENTITY	ORGANIZATION
20.	REALEC TECHNOLOGIES, INC.	DELAWARE
21.	SOFTPRO, L.L.C.	DELAWARE

JURISDICTION OF
	NAME OF ENTITY	ORGANIZATION
1.	LPS AGENCY SALES AND POSTING, INC.	CALIFORNIA
2.	LPS REAL ESTATE DATA SOLUTIONS, INC.	CALIFORNIA
3.	LPS VALUATION SOLUTIONS, LLC	CALIFORNIA
4.	LSI TITLE COMPANY	CALIFORNIA

JURISDICTION OF
	NAME OF ENTITY	ORGANIZATION
1.	LSI TITLE AGENCY, INC.	ILLINOIS

JURISDICTION OF
	NAME OF ENTITY	ORGANIZATION
1.	LRT RECORD SERVICES, INC.	TEXAS
2.	TRUE AUTOMATION, INC.	TEXAS
Part 2 — Other Companies

JURISDICTION OF
	NAME OF ENTITY	ORGANIZATION
1.	APITITUDE SOLUTIONS, INC.	FLORIDA
2.	DOCX, LLC	GEORGIA

2

JURISDICTION OF
	NAME OF ENTITY	ORGANIZATION
3.	GO APPLY, LLC	NEVADA
4.	LENDER’S SERVICE TITLE AGENCY, INC.	OHIO
5.	LPS ASSET MANAGEMENT SOLUTIONS, INC.	COLORADO
6.	LPS VERIFICATION BUREAU, INC.	FLORIDA
7.	LSI ALABAMA, LLC	ALABAMA
8.	LSI MARYLAND, INC.	MARYLAND
9.	LSI TITLE AGENCY OF ARKANSAS, LLC	ARKANSAS
10.	LSI TITLE COMPANY OF OREGON, LLC	OREGON
11.	LSI TITLE INSURANCE AGENCY OF UTAH, INC.	UTAH
12.	LSI TITLE INSURANCE AGENCY OF WYOMING, LLC	WYOMING
13.	MCDASH ANALYTICS, LLC	COLORADO
14.	NEWINVOICE, L.L.C.	GEORGIA
15.	ONEPOINTCITY, LLC	OHIO
16.	PCLENDER.COM, INC.	NEVADA

3

SCHEDULE II
1. The Indenture, dated as of July 2, 2008, among LPS, each of the guarantors named therein and U.S. Bank Corporate Trust Services, as trustee, in respect of the senior unsecured notes of LPS due 2016 issued on July 2, 2008 in the aggregate principal amount of $375,000,000.

4

EXHIBIT A
Notes

5

FORM OF IN-HOUSE COUNSEL OPINION
LENDER PROCESSING SERVICES, INC.
601 Riverside Avenue
Jacksonville, Florida 32204
August 18, 2011
To the Lenders party to the Credit Agreement
     referred to below and JPMorgan Chase Bank, N.A.,
     as Administrative Agent for the Lenders
Ladies and Gentlemen:
     I am Executive Vice President, General Counsel and Corporate Secretary of Lender Processing Services, Inc., a Delaware corporation (“LPS”), and am acting as counsel to the subsidiaries of LPS set forth on Schedule A hereto (the “Opinion Parties”) in connection with the execution and delivery by LPS and certain of its subsidiaries, as applicable, of (i) that certain Amended and Restated Credit Agreement dated as of the date hereof (the “Amended Credit Agreement”), among LPS, as borrower, the parties signatory thereto from time to time as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”), Swing Line Lender and L/C Issuer, (ii) the Amended Guaranty (hereinafter defined), and (iii) the Amended Security Agreement (hereinafter defined). Capitalized terms used herein and not otherwise defined herein are used herein with the meanings ascribed to them in the Amended Credit Agreement.
     In connection with this representation, I have examined copies of fully executed counterparts of the following documents (collectively, the “Opinion Documents”):
(a)	the Amended and Restated Subsidiary Guaranty (the “Amended Guaranty”) dated as of the date hereof made by the Opinion Parties and certain other subsidiary guarantors party thereto in favor of the Secured Parties;

(b)	the Amended and Restated Security Agreement (the “Amended Security Agreement”) dated as of the date hereof among the Opinion Parties, certain other subsidiary guarantors and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties; and

(c)	the Amendment, Restatement and Joinder Agreement (the “Amendment Agreement”), dated as of the date hereof, in respect of the Credit Agreement dated as of July 2, 2008 among LPS, as Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
     In the capacity described above, I also have made such investigations of law, and I have examined and relied upon and assumed the accuracy of, with your permission, such other records and documents of the Opinion Parties, certificates of officers or other representatives of the Opinion Parties, certificates of public officials, and such other documents as I have deemed appropriate as a basis for these opinions.

Lenders party to the Credit Agreement
and JPMorgan Chase Bank, N.A.
August 18, 2011

     I am admitted to practice law solely in the State of Florida (the “Primary Opinion Jurisdiction”). Other lawyers employed by the Opinion Parties (the “Supporting Lawyers”) are admitted in the States of Georgia and Ohio (the “Reliance Opinion Jurisdiction”). The opinions herein are limited to the laws of the Primary Opinion Jurisdiction; provided, however, that, where specifically identified herein, certain opinions involving the law of the Reliance Opinion Jurisdiction (the “Ancillary Opinions”) are given in reliance on opinions provided to the undersigned by the Supporting Lawyers (the “Supporting Opinions”), with such Ancillary Opinions being given, with your permission, solely upon reliance of the Supporting Opinions (and the undersigned expresses no independent legal opinion regarding the Ancillary Opinions or the application of the law of the Reliance Opinion Jurisdiction thereto).
     I express no opinion with respect to any matters regarding compliance with any fiduciary or similar obligations by any Person, or regarding any matters related to solvency or capitalization or otherwise involving the financial capacity or viability of any Person (including, without limitation, compliance with financial covenants) or as to statistical or financial matters.
     I refer you to the opinion letter of Dewey & LeBoeuf LLP, of even date herewith addressed to you with respect to the matters covered thereby. I express no opinion as to any of the matters set forth in such opinions.
     Based upon the foregoing, and subject to the other exceptions, assumptions and qualifications set forth or incorporated herein by reference, it is my opinion that:
1.	Each of the Florida Opinion Parties is a corporation validly existing and in good standing under the laws of the State of Florida. The opinion in the immediately preceding sentence is based solely upon review of copies of certificates issued by the Secretary of State of the State of Florida for each of the Florida Opinion Parties, and is limited to the meaning ascribed to such certificates by the State of Florida and to the status of the Florida Opinion Parties on the date of the certificate relating to it. Each of the Florida Opinion Parties has the corporate power to execute and deliver the Opinion Documents to which it is a party and to perform its obligations thereunder. Each of the Florida Opinion Parties has duly authorized the execution and delivery of the Opinion Documents to which it is a party and the performance of its obligations thereunder. The execution and delivery by each of the Florida Opinion Parties of each Opinion Document to which it is a party does not, and if each of the Florida Opinion Parties was now to perform its obligations thereunder such performance would not, result in any violation of the articles of incorporation or bylaws of the Florida Opinion Parties or the Florida Business Corporation Act.
2.	Each of the Georgia Opinion Parties is a limited liability company validly existing and in good standing under the laws of the State of Georgia. The opinion in the immediately preceding sentence is based solely upon review of copies of certificates issued by the

Lenders party to the Credit Agreement
and JPMorgan Chase Bank, N.A.
August 18, 2011

Secretary of State of the State of Georgia for each of the Georgia Opinion Parties, and is limited to the meaning ascribed to such certificates by the State of Georgia and to the status of the Georgia Opinion Parties on the date of the certificate relating to it. Each of the Georgia Opinion Parties has the limited liability company power to execute and deliver the Opinion Documents to which it is a party and to perform its obligations thereunder. Each of the Georgia Opinion Parties has duly authorized the execution and delivery of the Opinion Documents to which it is a party and the performance of its obligations thereunder. The execution and delivery by each of the Georgia Opinion Parties of each Opinion Document to which it is a party does not, and if each of the Georgia Opinion Parties was now to perform its obligations thereunder such performance would not, result in any violation of the articles of organization or operating agreement of the Georgia Opinion Parties or the Georgia Limited Liability Company Act. The opinions in this paragraph are Ancillary Opinions limited to the laws of the State of Georgia and are made in reliance solely on the Supporting Opinions.
3.	Each of the Ohio Opinion Parties is a corporation or limited liability company (as applicable) validly existing and in good standing under the laws of the State of Ohio. The opinion in the immediately preceding sentence is based solely upon review of copies of certificates issued by the Secretary of State of the State of Ohio for each of the Ohio Opinion Parties, and is limited to the meaning ascribed to such certificates by the State of Ohio and to the status of each of the Ohio Opinion Parties on the date of the certificate relating to it. Each of the Ohio Opinion Parties has the corporate or limited liability company (as applicable) power to execute and deliver the Opinion Documents to which it is a party and to perform its obligations thereunder. Each of the Ohio Opinion Parties has duly authorized the execution and delivery of the Opinion Documents to which it is a party and the performance of its obligations thereunder. The execution and delivery by each of the Ohio Opinion Parties of each Opinion Document to which it is a party does not, and if each of the Ohio Opinion Parties was now to perform its obligations thereunder such performance would not, result in any violation of the articles of incorporation, articles of organization, bylaws, or operating agreement (as applicable) of the Ohio Opinion Parties, Chapter 1701 of the Ohio Revised Code, or Chapter 1705 of the Ohio Revised Code. The opinions in this paragraph are Ancillary Opinions limited to the laws of the State of Ohio and are made in reliance solely on the Supporting Opinions.
4.	The execution and delivery by each of the Florida Opinion Parties, the Georgia Opinion Parties and the Ohio Opinion Parties of the Opinion Documents to which they are a party and the performance by such Opinion Party of its obligations thereunder (if such Opinion Party were to perform its obligations on the date hereof) do not violate, respectively, any applicable Florida, Georgia or Ohio law or regulation which, in my experience and the experience of the Supporting Lawyers, is typically applicable to corporations or limited liability companies (as applicable) in relation to transactions of the type contemplated by the Opinion Documents to which they are a party. The opinions in this paragraph (other than as such opinions relate to the Florida Opinion Parties) are Ancillary Opinions

Lenders party to the Credit Agreement
and JPMorgan Chase Bank, N.A.
August 18, 2011

limited to the laws of the States of Georgia and Ohio and are made in reliance solely on the Supporting Opinions.
5.	No consent, approval, waiver, license or authorization or other action by or filing with any Florida, Georgia or Ohio governmental authority pursuant to applicable law is required in connection with the execution and delivery by each of the Florida Opinion Parties, the Georgia Opinion Parties or the Ohio Opinion Parties, respectively, of the Opinion Documents to which they are a party or the performance by such Opinion Party of its obligations thereunder on the date hereof, except for those already obtained and in full force and effect and any security agreements regarding intellectual property required by the Amended Security Agreement. The opinions in this paragraph (other than as such opinions relate to the Florida Opinion Party) are Ancillary Opinions limited to the laws of the States of Georgia and Ohio and are made in reliance solely on the Supporting Opinions.
6.	With respect to each Opinion Party organized under the law of the State of Florida, Georgia or Ohio, the Specified Amendments do not themselves (without regard to any other facts) adversely affect the perfection of the security interest of the Collateral Agent in that portion of the UCC Collateral of such Opinion Parties in which, immediately prior to the effectiveness of the Specified Amendments, the Collateral Agent had a perfected security interest solely by virtue of the filing of any financing statements with the Secretary of State of Florida, Georgia and Ohio. After giving effect to the Specified Amendments, the Collateral Agent’s security interest in such UCC Collateral will be a perfected security interest under the Florida, Georgia and Ohio UCC to the same extent that it was a perfected security interest immediately prior to giving effect to the Specified Amendments. The opinions in this paragraph (other than as such opinions relate to the Florida Opinion Party) are Ancillary Opinions limited to the laws of the States of Georgia and Ohio and are made in reliance solely on the Supporting Opinions.
“Specified Amendments” means (i) the provisions of the Original Credit Agreement that are amended by the Amendment Agreement and the Credit Agreement, (ii) the provisions of the Existing Security Agreement (as defined in the Amended Security Agreement) that are amended by the Amendment Agreement and the Amended Security Agreement and (iii) the provisions of the Existing Subsidiary Guaranty (as defined in the Amended Guaranty) that are amended by the Amendment Agreement and the Amended Guaranty.
“UCC Collateral” means that portion of the Collateral to the extent Article 9 of the New York Uniform Commercial Code governs a security interest in such collateral.
     In rendering the opinions set forth herein, I have relied upon and assumed that all natural persons who are signatories to the Opinion Documents or the other documents reviewed by me were legally competent at the time of execution; all signatures on the Opinion Documents and the other documents reviewed by me are genuine; the copies of all documents submitted to me

Lenders party to the Credit Agreement
and JPMorgan Chase Bank, N.A.
August 18, 2011

are accurate and complete, each such document that is original is authentic, and each such document that is a copy conforms to an authentic original; and the documents executed and delivered by the parties are identical to the documents that I have reviewed in rendering this opinion letter.
     Wherever any opinion herein as to any matter is “to my knowledge” or the like, such opinion is, with your permission, based solely upon my current conscious awareness of facts or other information that I recognize as relevant to such matter, without investigation or inquiry.
     I express no opinion as to the laws of any jurisdiction other than the Primary Opinion Jurisdiction, and then only to the extent set forth herein. To the extent any Opinion Document states that the interpretation and enforcement thereof are controlled by the laws of a jurisdiction (such as New York) other than the Primary Opinion Jurisdiction, for purposes of the opinions rendered herein, I have, with your permission, disregarded the choice of law provision in such Opinion Document and, instead, have assumed that the laws and judicial interpretations of the Primary Opinion Jurisdiction exclusively govern and control such interpretation and enforcement.
     I express no opinion as to (a) the creation, validity, perfection or priority of any security interest (except, with respect to perfection only, to the extent expressly set forth in opinion 6), or (b) the effect of, or compliance with (i) provisions of state law restricting dividends, loans or other distributions by a corporation to or for the benefit of its shareholders or (ii) any federal or state securities or “blue sky” laws, rules or regulations.
     I express no opinion concerning local law, antitrust laws, bankruptcy laws, fraudulent transfer or conveyance laws, environmental laws or laws relating to worker health or safety, zoning, permitting or land use matters, tax laws, or laws relating to pension benefits or other laws, rules or regulations generally applicable to the current or proposed conduct of business by the Opinion Parties (or as to consents, approvals or other actions by federal or state regulatory authorities generally required for such conduct of business).
     I express no opinion as to the laws of any country (other than the laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Opinion Parties or of any other party to or beneficiary of any of the Opinion Documents.
     I have assumed, with your permission, that the execution and delivery of each of the Opinion Documents by each of the parties thereto and the performance of their respective obligations thereunder will not violate any fundamental public policy under applicable law.
     I express no opinion as to usury laws.

Lenders party to the Credit Agreement
and JPMorgan Chase Bank, N.A.
August 18, 2011

With regard to opinion 6:
A.	perfection of the security interest of the Collateral Agent for the benefit of the Secured Parties (as defined in the Amended Security Agreement) in any proceeds of the Article 9 Collateral is subject to the limitations set forth in Section 9-315 of Article 9 of the Uniform Commercial Code as in effect in the States of Florida, Georgia or Ohio, as applicable, and, in addition, I note that with respect to certain types of proceeds, other parties (such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business) may acquire a superior interest or may take their interest free of the security interest of the Collateral Agent;
B.	the continued perfected security interest of the Collateral Agent for the benefit of the Secured Parties in that portion of the Article 9 Collateral perfected by the filing of the Financing Statements (i) requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of filing of the Financing Statements, and (ii) may also depend on (a) the continued incorporation of each Opinion Party in the state of its incorporation as of the date hereof and (b) the continuation of each Opinion Party’s present corporate name and structure;
C.	in the case of any Article 9 Collateral hereafter acquired by any Opinion Party, Section 552 of the Bankruptcy Code (11 U.S.C. Section 101 et seq., as amended from time to time) limits the extent to which the property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;
D.	I have assumed that no Opinion Party is incorporated in any jurisdiction other than as indicated in its articles or certificate of incorporation, certificate of authority, articles of organization, or certificate of formation (as applicable); and
E.	I express no opinion with respect to the perfection of the security interest of the Collateral Agent in any commercial tort claims.
     This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Third-Party Legal Opinions of Florida Counsel, dated January 21, 2010 (the “Report”). The Report is incorporated by reference into this opinion letter. For convenience of reference, clarity or avoidance of doubt, certain of the qualifications, limitations, assumptions, interpretations or standards contained in the Report are repeated in this opinion letter, but the setting forth in this opinion letter of those particular qualifications, limitations, assumptions, interpretations or standards does not diminish the applicability of the entirety of the Report to this opinion letter, and all of the qualifications, limitations, assumptions,

Lenders party to the Credit Agreement
and JPMorgan Chase Bank, N.A.
August 18, 2011

interpretations, standards and other provisions and matters contained in the Report are part of, incorporated in, and applicable to this opinion letter.
     This opinion letter is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter has been delivered solely for the benefit of the addressees, as well as Dewey & LeBoeuf LLP, and may not be relied upon by any other person or entity or for any other purpose (nor may this letter or any copies hereof be furnished to any third party, filed with a governmental agency, quoted, cited or otherwise referred to unless required by law or legal process) without the express written permission of the undersigned, other than permitted assigns of any Lender or bank regulatory authorities having jurisdiction over a Lender or its permitted assigns. This opinion letter is limited to the date hereof, and I expressly disclaim any responsibility to update these opinions for changes in law, facts or other developments occurring after the date hereof (including, without limitation, the effect of any assignment of any interest of any Lender under the Amended Credit Agreement). Any reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or other developments known to or reasonably knowable by the assignee at such time.
Very truly yours,
Todd C. Johnson
Executive Vice President, General Counsel and
Corporate Secretary of
Lender Processing Services, Inc.

SCHEDULE A
OPINION PARTIES
1.	APTItude Solutions, Inc., a Florida corporation (“APTItude”);
2.	DOCX, LLC, a Georgia limited liability company (“DOCX”);
3.	Lender’s Service Title Agency, Inc., an Ohio corporation (“LSTA”);
4.	LPS Verification Bureau, Inc., a Florida corporation (together with APTItude, the “Florida Opinion Parties”);
5.	NewInvoice, LLC, a Georgia limited liability company (together with DOCX, the “Georgia Opinion Parties”); and
6.	OnePointCity, LLC, an Ohio limited liability company (together with LSTA, the “Ohio Opinion Parties”).

EXHIBIT K
FORM OF MORTGAGE
This instrument was prepared by the
attorney described below in consultation
with counsel in the State in which the
Property is located and, when recorded,
the recorded counterparts should be returned to:
________________, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND
RENTS AND FIXTURE FILING
dated as of __________, 20__
by
[NAME OF MORTGAGOR]
the “Mortgagor”,
to
JPMORGAN CHASE BANK, N.A.
as Collateral Agent for the Lenders,
the “Mortgagee”
Property:
____________________

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES. THIS INSTRUMENT ALSO SECURES FUTURE ADVANCES.

K-1

TABLE OF CONTENTS

Page
ARTICLE 1
Definitions And Interpretations

Section 1.01. Definitions	7
Section 1.02. Interpretation	11
Section 1.03. Resolution of Drafting Ambiguities	12

ARTICLE 2
Certain Representations, Warranties And Covenants

Section 2.01. Title, Authority and Effectiveness	12
Section 2.02. Impositions	14
Section 2.03. Legal and Insurance Requirements	14
Section 2.04. Status and Care of the Property	15
Section 2.05. Liens	15
Section 2.06. Transfers	16
Section 2.07. Credit Agreement; Certain Amounts	16

ARTICLE 3
Insurance, Casualty Event And Condemnation

Section 3.01. Insurance	17
Section 3.02. Casualty Event	18
Section 3.03. Insurance Claims and Proceeds	18
Section 3.04. Condemnation	18
Section 3.05. Condemnation Proceedings and Awards	19

ARTICLE 4
Certain Secured Obligations

Section 4.01. Revolving Credit Loans	19
Section 4.02. Right to Perform Obligations	20
Section 4.03. Changes in the Laws Regarding Taxation	20
Section 4.04. Indemnity and Expenses	20

ARTICLE 5
Defaults, Remedies and Rights

Section 5.01. Events of Default	22
Section 5.02. Remedies	22

i

Exhibit A — Description of the Land
Exhibit B — Permitted Encumbrances
Appendix — Local Law Provisions

ii

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES
AND RENTS AND FIXTURE FILING
     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Mortgage”) is dated as of _________, 20__ by [NAME OF MORTGAGOR], a ______________ (the “Mortgagor”), having an address at _______, to JPMORGAN CHASE BANK, N.A., as collateral agent for itself and the other Lenders (in its capacity as collateral agent, together with any successor collateral agent, the “Mortgagee”), having an address at_____________.
W I T N E S S E T H:
RECITALS
     (A) Credit Agreement. Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lender Processing Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Pursuant to the Credit Agreement, the Lenders may from time to time extend Loans to and issue Letters of Credit for the account of the Borrower. Pursuant to the Credit Agreement, the Borrower may also become obligated to one or more of the Secured Hedge Banks by the Borrower or any of its Subsidiaries entering into Secured Hedge Agreements or one or more of the Lenders or an Affiliate thereof providing the Cash Management Services.
     (B) Guaranty. Pursuant to Section 6.12 of the Credit Agreement and the Amended and Restated Subsidiary Guaranty, the Mortgagor has unconditionally guaranteed, subject to the limitations set forth in the Credit Agreement and the Guaranty, the full and punctual payment, observance and performance of all Obligations of the Borrower, all Secured Hedging Obligations of each Loan Party and all Secured Cash Management Obligations of each Loan Party, in each case, whether now or hereafter existing, direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise.
     (C) Mortgage. The Lien of this Mortgage is being granted to secure the full and punctual payment, observance and performance of all (a) Obligations, (b) Secured Hedging Obligations and (c) Secured Cash Management Obligations, in each case of the Mortgagor now or hereafter existing (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise (collectively, the “Secured Obligations”), including the following:

(i) the full and punctual payment of all principal of all Loans and L/C Borrowings outstanding from time to time under the Credit Agreement, all interest (including any interest that accrues after the commencement of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, or would accrue but for the operation of applicable Debtor Relief Laws, whether or not such interest is allowed or allowable as a claim in any such proceeding) on such Loans and L/C Borrowings and all other amounts now or hereafter payable by any Loan Party pursuant to any Finance Documents;
(ii) the full and punctual performance of all obligations of the Mortgagor under the Subsidiary Guaranty; and
(iii) the full and punctual performance and observance of each other term, covenant, agreement, obligation, requirement, condition and provision to be performed or observed by any Loan Party under any Finance Documents, including this Mortgage.
     (D) [The maximum principal indebtedness that may be secured by this Mortgage is $_________ (the “Secured Loan Amount”). The scheduled maturity date of the latest to mature of the Secured Obligations is _____________.]1
GRANTING CLAUSES
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the full and punctual payment, observance and performance of the Secured Obligations and intending to be bound hereby, the Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, ASSIGN, TRANSFER and WARRANT to the Mortgagee, with power of sale and right of entry as hereinafter provided, and (to the extent covered by the UCC) does hereby GRANT AND WARRANT to the Mortgagee a continuing security interest in and to all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the “Mortgaged Property”), to wit:

[1]	[Include maximum secured amount in mortgage recording tax jurisdictions or where required by local law. Includes reference to outside maturity date only where required by local law.]

2

     I. GRANTING CLAUSE
     Land. All estate, right, title and interest of the Mortgagor in, to, under or derived from: the lots, pieces, tracts or parcels of land located in _________ County, _________, more particularly described on Exhibit A (the “Land”).
     II. GRANTING CLAUSE
     Improvements. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on or attached to the Land, including all parking areas, roads, driveways, walks, fences, walls, berms, recreation facilities, drainage facilities, lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address, communications and telecommunications equipment and systems; all screens, awnings, floor coverings, partitions, elevators, escalators, motors, electrical, computer and other wiring, machinery, pipes, fittings and racking and shelving; and all other items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the buildings and other improvements located on the Land which by the nature of their location thereon or affixation thereto are real property under applicable Law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively called the “Improvements”).
     III. GRANTING CLAUSE
     Equipment. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all equipment, fixtures, chattels and articles of personal property owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest, wherever situated, and now or hereafter located on, or in, or affixed (actually or constructively) to, the Land or the Improvements, whether or not affixed thereto and which are not real property under applicable Law, including all partitions, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; all radio and cable antennae and systems, satellite dishes and systems, audio and video systems, equipment and facilities; all heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical,

3

incinerating and compacting plants, systems, fixtures and equipment; all elevators, stoves, ranges, other kitchen and laundry appliances, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire prevention, alarm and extinguishing apparatus and materials; and all motors, machinery, pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, appliances, equipment, utensils, tools, implements, fittings and fixtures, and including any of the foregoing that is temporarily removed from the Land or the Improvements to be repaired and later reinstalled thereon or therein (the foregoing being collectively called the “Equipment”; and the Land with the Improvements thereon and the Equipment therein being collectively called the “Property”). If any of the Equipment under this Granting Clause is covered by an equipment lease, title retention or security agreement, (i) the grant under this Granting Clause (but not the definition of “Equipment” for the other purposes hereof) excludes any Equipment which cannot be transferred or encumbered by the Mortgagor without causing a termination of such agreement or default thereunder, otherwise (ii) the grant under this Granting Clause includes Mortgagor’s right, title and interest in, to, under and derived from such agreement, together with the benefits of all deposits and payments now or hereafter made thereunder by or on behalf of the Mortgagor and subject to all of the terms and conditions of such agreement and the liens and security interests thereunder.
     IV. GRANTING CLAUSE
     Appurtenant Rights. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Property; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements, servitudes, privileges and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights now or hereafter appertaining to the use and enjoyment of the Property.
     V. GRANTING CLAUSE
     Agreements. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all Insurance Policies (including all unearned premiums and dividends thereunder) and other policies of insurance maintained by the Borrower or Mortgagor with respect to the Property (even if not required to be

4

maintained hereunder); all guarantees and warranties relating to the Property and all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property and all other contracts and agreements affecting or relating to the use, enjoyment or occupancy of the Property (the foregoing being collectively called the “Agreements”).
     VI. GRANTING CLAUSE
     Leases. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.
     VII. GRANTING CLAUSE
     Rents, Issues and Profits. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter payable pursuant to the Leases; all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the “Rents”), all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee, subject to the license granted to the Mortgagor pursuant to Section 5.07(b), to be held, applied and disbursed as provided in this Mortgage.
     VIII. GRANTING CLAUSE
     Permits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively called the “Permits”), excluding from the grant under this Granting Clause (but not the definition of the term “Permits” for the other purposes hereof) any Permits which cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof.

5

     IX. GRANTING CLAUSE
     Books and Records. All estate, right, title and interest of the Mortgagor in, to, under or derived from all books and records, including tenant files, credit files, customer files, computer print outs, files, programs and other computer and electronic materials and records, now or hereafter relating to the Property.
     X. GRANTING CLAUSE
     Intangible Property. All estate, right, title and interest of the Mortgagor in, to, under or derived from the Property and other intangible property not described in the foregoing Granting Clauses now or hereafter relating to the use and operation of the Property as a going concern.
     XI. GRANTING CLAUSE
     Deposits, Proceeds and Awards. All estate, right, title and interest of the Mortgagor in, to, under or derived from all amounts deposited with the Mortgagee under the Loan Documents with respect to the Property, including all Insurance Proceeds, Awards and title insurance proceeds under any title insurance policy now or hereafter held by the Mortgagor (the foregoing being collectively called “Deposits”), proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property; and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided hereunder, to be held, applied and disbursed as provided in this Mortgage.
     XII. GRANTING CLAUSE
     Additional Property. All greater, additional or other estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property hereafter acquired by the Mortgagor, including all estate, right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of the Loan Documents, required to be subjected to the Lien hereof; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are necessary to maintain the Property and the Mortgagor’s business

6

or operations conducted therein as a going concern in each case, to the fullest extent permitted by law, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor.
     TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, to the Mortgagee and its successors and assigns, forever.
     PROVIDED ALWAYS that this Mortgage is upon the express condition that the Mortgaged Property shall be released from the Lien of this Mortgage in full or in part in the manner and at the time provided in Section 7.02.
     THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH THE MORTGAGEE AS FOLLOWS:
ARTICLE 1
Definitions And Interpretations
     Section 1.01. Definitions. (a) Capitalized terms used in this Mortgage, but not otherwise defined herein, are defined in, or are defined by reference in, the Credit Agreement, and if not defined therein, then in the Security Agreement, and have the same meanings herein as therein.
     (b) In addition, as used herein, the following terms have the following meanings:
     “Agreements” is defined in Granting Clause V.
     “Awards” means, at any time, all awards or payments paid or payable by reason of any Condemnation.
     “Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.
     “Borrower” is defined in the Recitals.
     “Condemnation” means any condemnation or other taking or temporary or permanent requisition of the Property, any interest therein or right appurtenant thereto, or any change of grade affecting the Property, as the result of the exercise of any right of condemnation or eminent domain. A Transfer to a governmental

7

authority in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.
     “Credit Agreement” is defined in the Recitals.
     “Deposits” is defined in Granting Clause XI.
     “Equipment” is defined in Granting Clause III.
     “Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Mortgagor resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Hazardous Substances” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, pollutants or contaminants or words of similar meaning or effect.
     “Impositions” means all present or future taxes (including real estate taxes and transfer taxes), duties, levies, imposts, deductions, assessments (including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), fees (including license fees, permit fees, inspection fees and other authorization fees), withholdings and similar charges, gas, electricity, steam, water, sewer or other rents, rates and charges, excises and all liabilities (including additions to tax, penalties or interest) with respect thereto, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character, which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon,

8

(i) the Property, any other Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property, (iii) the Rents, or (iv) the Secured Obligations or the Collateral Documents, but excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized, is (or was, during the relevant period) doing business or maintains a Lending Office, except to the extent that such taxes of such Agent or such Lender, as the case may be, are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.
     “Improvements” is defined in Granting Clause II.
     “Indemnified Liabilities” is defined in Section 4.04(a).
     “Insurance Policies” means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Property pursuant to Section 3.01.
     “Insurance Premiums” means all premiums payable under the Insurance Policies.
     “Insurance Proceeds” means, at any time, all insurance proceeds or payments to which the Mortgagor may be or become entitled under the Insurance Policies by reason of any Casualty Event plus all insurance proceeds and payments to which the Mortgagor may be or become entitled by reason of any Casualty Event under any other insurance policies or coverages maintained by the Mortgagor with respect to the Property.
     “Insurance Requirements” means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways, or any use or condition thereof.
     “Land” is defined in Granting Clause I.
     “Lease” means each lease, sublease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the tenant thereunder or any right to possession under the Bankruptcy Code or any other applicable Law in the

9

event of the rejection of any Lease by the landlord or its trustee pursuant to the Bankruptcy Code or any other applicable Law.
     “Legal Requirements” means all provisions of the Leases, Agreements, Permitted Encumbrances, Permits and all provisions of applicable Law (including Environmental Laws) now or hereafter applicable to the Property, or any use or condition thereof.
     “Mortgage” is defined in the Preamble.
     “Mortgaged Property” is defined in the Granting Clauses.
     “Mortgagee” is defined in the Preamble.
     “Mortgagor” is defined in the Preamble.
     “Permits” is defined in Granting Clause VIII.
     “Permitted Encumbrances” means the Liens described on Exhibit B.
     “Permitted Liens” means (i) the Lien of this Mortgage, (ii) the Permitted Encumbrances, and (iii) any other Liens permitted under Section 7.01 of the Credit Agreement.
     “Proceeds” is defined in the Security Agreement.
     “Property” is defined in Granting Clause III.
     “Receiver” is defined in Section 5.02(a)(iv).
     “Release Conditions” means (i) all Commitments shall have been terminated; (ii) all Secured Obligations (other than contingent indemnification obligations, Secured Hedging Obligations and Cash Management Obligations not yet due and payable) shall have been paid in full in cash; and (iii) all Letters of Credit shall have expired or been terminated or there shall have been another provision therefor in full in a manner reasonably satisfactory to the L/C Issuer.
     “Rents” is defined in Granting Clause VII.
     “Restoration” means the restoration, repair, replacement or rebuilding of the Property after a Casualty Event or Condemnation and “Restore” means to restore, repair, replace or rebuild the Property after a Casualty Event or Condemnation, in each case as nearly as possible to a value, utility and condition existing immediately prior to such Casualty Event or Condemnation.
     [“Secured Loan Amount” is defined in the Recitals.]

10

     “Secured Obligations” is defined in the Recitals.
     “Security Deposit” means any payment, note, letter of credit or other security or deposit made or given by or on behalf of a tenant under a Lease as security for the performance of its obligations thereunder, and any interest accrued thereon.
     “Transfer” means, when used as a noun, any sale, transfer, assignment, lease, or other disposition and, when used as a verb, to sell, transfer, assign, lease, or otherwise dispose of, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.
     “Unavoidable Delays” means delays due to acts of God, fire, flood, earthquake, explosion or other Casualty Event, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation, litigation relating to Legal Requirements, inability to obtain Permits or other causes beyond the reasonable control of the Mortgagor, provided that lack of funds shall not be deemed to be a cause beyond the control of the Mortgagor.
     “UCC” means the Uniform Commercial Code as in effect in the State in which the Mortgaged Property is located, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or the priority of the Lien of this Mortgage is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Mortgaged Property is located, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     (c) In this Mortgage, unless otherwise specified, references to this Mortgage, the Credit Agreement, Notes, Subsidiary Guaranty, Security Agreement, Loan Documents, Collateral Documents, Letters of Credit, Leases, Permits and Agreements include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document.
     Section 1.02. Interpretation. In this Mortgage, unless otherwise specified: (a) singular words include the plural and plural words include the singular; (b) words which include a number of constituent parts, things or elements, including the terms Leases, Improvements, Land, Secured Obligations, Property and Mortgaged Property, shall be construed as referring separately to

11

each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (c) words importing any gender include the other genders; (d) references to any Person include such Person’s successors and permitted assigns and in the case of an individual, the word “successors” includes such Person’s heirs, devisees, legatees, executors, administrators and personal representatives; (e) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (f) the words “consent”, “approve”, “agree” and “request”, and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question; (g) the words “include” and “including”, and words of similar import, shall be deemed to be followed by the words “without limitation”; (h) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Mortgage in its entirety; (i) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (j) the Schedules and Exhibits to this Mortgage are incorporated herein by reference; (k) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage; (l) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor’s sole cost and expense; and (m) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable.
     Section 1.03. Resolution of Drafting Ambiguities. The Mortgagor acknowledges that it was represented by counsel in connection with this Mortgage, that it and its counsel reviewed and participated in the preparation and negotiation of this Mortgage and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Mortgagee shall not be employed in the interpretation of this Mortgage.
ARTICLE 2
Certain Representations, Warranties And Covenants
     Section 2.01. Title, Authority and Effectiveness. (a) The Mortgagor represents and warrants that (i) the Mortgagor has good and marketable title to the fee simple interest in the Land and the Improvements, free and clear of all Liens other than the Permitted Encumbrances; (ii) the Mortgagor is the owner of, or has a valid leasehold interest in, the Equipment and all other items constituting the Mortgaged Property, in each case free and clear of all Liens other than the Permitted Encumbrances; (iii) the Permitted Encumbrances do not materially interfere with the use, enjoyment or operation of the Mortgaged Property or

12

materially and adversely affect the value thereof; (iv) the Improvements located on the Land do not materially interfere with any of the Permitted Encumbrances; (v) the execution, delivery and performance by the Mortgagor of this Mortgage are within the Mortgagor’s corporate power, have been duly authorized by all necessary corporate and, if required, stockholder action, require no consent or approval of, registration or filing with, or other action by, any governmental authority (except for the recording or filing of this Mortgage and UCC financing statements) and do not violate any applicable Law or regulation or the charter, by-laws or other organizational documents of the Mortgagor or any order of any governmental authority, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by the Mortgagor, and will not result in the creation or imposition of any Lien on any asset of the Mortgagor (other than the Lien of this Mortgage on the Mortgaged Property); and (vi) this Mortgage constitutes a valid, binding and enforceable agreement of the Mortgagor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
     (b) The Mortgagor shall cause the warranties in subsection (a) of this Section to be true and correct in each and every respect; and forever preserve, protect, warrant and defend (i) its estate, right, title and interest in and to the Mortgaged Property, (ii) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property, and (iii) the right, title and interest of the Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case, against all other Liens and claims whatsoever, subject only to the Permitted Encumbrances.
     (c) The Mortgagor, at its sole cost and expense, shall (i) upon the request of the Mortgagee, promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents which the Mortgagee may require from time to time (all in form and substance reasonably satisfactory to the Mortgagee) in order to effectuate, complete, perfect, continue or preserve (A) the Lien of this Mortgage as a first Lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Encumbrances, or (B) any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Mortgage. To the fullest extent permitted by applicable Law, the Mortgagor hereby authorizes the Mortgagee to file financing statements or continuation statements without the Mortgagor’s signature appearing thereon. The Mortgagor shall pay on demand the costs of, or

13

incidental to, any recording or filing of any financing or continuation statement, or amendment thereto, concerning the Mortgaged Property.
     (d) Upon the recording of this Mortgage in the appropriate county recording offices, the Lien of this Mortgage on the Mortgaged Property constituting real property and fixtures granted hereby shall be a perfected first Lien on such Mortgaged Property (including fixtures) prior to all Liens on and security interests in such Property other than the Permitted Encumbrances.
     (e) Nothing herein shall be construed to subordinate the Lien of this Mortgage to any Permitted Lien to which the Lien of this Mortgage is not otherwise subordinate.
     Section 2.02. Impositions. The Mortgagor shall (a) duly and punctually pay all Impositions prior to the due date thereof other than Impositions that are not overdue by more than 30 days or being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP; (b) duly and punctually file all returns and other statements required to be filed with respect to any Imposition prior to the due date thereof; (c) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; and (d) not make any deduction from or claim any credit on any Secured Obligation by reason of any Imposition and, to the extent permitted under Legal Requirements, hereby irrevocably waives any right to do so.
     Section 2.03. Legal and Insurance Requirements. (a) The Mortgagor represents and warrants that (i) as of the date hereof, the Property and the use and operation thereof comply with all Legal Requirements and Insurance Requirements; (ii) there is no default under any Legal Requirement or Insurance Requirement; and (iii) the execution, delivery and performance of this Mortgage will not contravene any provision of or constitute a default under any Legal Requirement or Insurance Requirement.
     (b) The Mortgagor shall (i) duly and punctually comply with all Legal Requirements and Insurance Requirements other than any Legal Requirement or Insurance Requirement that is being contested in good faith by appropriate proceedings; (ii) procure, maintain and duly and punctually comply with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, management, use and operation of the Property as then conducted other than any Permit that is being contested in good faith by appropriate proceedings; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default regarding any Legal Requirement or Insurance Requirement or any possible or actual termination of any Permit or Insurance

14

Policy and furnish to the Mortgagee a copy of such notice of default or termination; (iv) promptly after obtaining knowledge thereof notify the Mortgagee of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default regarding any Legal Requirement or Insurance Requirement or a termination of any Permit or Insurance Policy and the action being taken to remedy such condition; and (v) upon request, promptly furnish to the Mortgagee a copy of any Permit obtained by the Mortgagor with respect to the Property after the date hereof.
     Section 2.04. Status and Care of the Property. (a) The Mortgagor represents and warrants that (i) the Property is served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utility facilities, which facilities have capabilities sufficient to serve the current use and operation of the Property; and (ii) the Property has legal access to all streets or roads necessary for the use and operation of the Property, including as appropriate access over properly granted, perpetual, private easements, rights of way or servitudes that are specifically included in the Mortgaged Property.
     (b) The Mortgagor shall (i) not cause or permit the Property to be misused, wasted, disfigured, or to deteriorate (except, in the case of deterioration, ordinary wear and tear); (ii) use and operate the Property, or cause the same to be used and operated, for substantially the same uses and purposes as they are used and operated as of the date hereof; (iii) operate and maintain the Property, or cause the same to be operated and maintained, in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted; (iv) subject to Unavoidable Delays and the terms of the Credit Agreement, promptly make, or cause to be made, all Restorations of and to the Property, whether interior or exterior, structural or nonstructural, foreseen or unforeseen, which may be necessary or appropriate to keep the Property in good order, repair and condition in accordance with prudent industry practice; (v) not initiate or affirmatively support any change in the applicable zoning materially adversely affecting the Property, seek any variance (or any change in any variance) under the zoning materially adversely affecting the Property, execute or file any subdivision or other plat or map materially adversely affecting the Property or consent to any of the foregoing; and (vi) promptly after receiving notice or obtaining knowledge of any proposed change in the zoning adversely affecting the Property which would result in the current use of such Property being a non-conforming use, notify the Mortgagee thereof and, if requested by the Mortgagee, diligently contest the same by any action or proceeding deemed appropriate by the Mortgagor or requested by the Mortgagee.
     Section 2.05. Liens. The Mortgagor shall not create or permit to be created or to remain, and shall immediately discharge or cause to be discharged, any Lien on the Mortgaged Property or any interest therein, in each case (a) whether voluntarily or involuntarily created, (b) whether directly or indirectly a

15

Lien thereon and (c) whether or not subordinated hereto, except Permitted Liens. The provisions of this Section shall apply to each and every Lien (other than Permitted Liens) on the Mortgaged Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Finance Documents. Nothing herein shall obligate the Mortgagor to remove any inchoate statutory Lien in respect of obligations not yet due and payable.
     Section 2.06. Transfers. The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except as permitted or contemplated by the Credit Agreement. The provisions of this Section shall apply to each and every Transfer of the Mortgaged Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Transfer thereof has been previously obtained in accordance with the provisions of the Finance Documents.
     Section 2.07. Credit Agreement; Certain Amounts. (a) This Mortgage is given pursuant to the Credit Agreement. Each and every term and provision of the Credit Agreement (excluding the governing law provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage. The Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Secured Obligations in accordance with the terms of the Finance Documents.
     (b) To the extent the representations and covenants contained in this Mortgage are more stringent or expansive than comparable representations and covenants contained in the Credit Agreement, the representations and covenants contained herein shall be construed to supplement the representations and covenants in the Credit Agreement without creating a conflict or inconsistency therewith, and the Mortgagor shall be bound by the more stringent or expansive representations and covenants hereunder.
     (c) If the Mortgagee exercises any of its rights or remedies under this Mortgage, or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which the Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of the Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Property, the Mortgagor will pay all reasonable sums, including reasonable attorneys’ fees and disbursements, incurred by the Mortgagee related to the exercise of any remedy or right of the Mortgagee pursuant hereto and the reasonable expenses of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the Default Rate, and

16

such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by law.
     (d) Any payment of amounts due under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Rate, and such interest at the Default Rate shall be immediately due upon demand by the Mortgagee.
     (e) The Mortgagor acknowledges and third parties are hereby put on notice that this Mortgage, unless terminated by a document placed of record, will continue on a refinancing of the indebtedness existing on the date hereof and that the Secured Obligations include all of the obligations of the Mortgagor under the documents executed and delivered upon such a refinancing.
ARTICLE 3
Insurance, Casualty And Condemnation
     Section 3.01. Insurance. (a) The Mortgagor shall maintain in full force and effect Insurance Policies with respect to the Property as required by, and otherwise comply with, Section 6.07 of the Credit Agreement.
     (b) Promptly upon demand, the Mortgagor shall deliver to the Mortgagee evidence satisfactory to Mortgagee as to whether (i) the Land is located in any area designated by the United States Department of Housing and Urban Development as having special flood or mudslide hazards and (ii) the area in which the Land is located is participating in the National Flood Insurance Program, as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. If at any time the area in which any Mortgaged Property is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Mortgagor shall obtain flood insurance in such total amount as the Mortgagee may from time to time require, and otherwise comply with the National Flood Insurance Program.
     (c) If at any time the area in which any Mortgaged Property is located is designated a “Zone 1” area, the Mortgagor shall obtain earthquake insurance in such total amount as the Mortgagee may from time to time require.
     (d) If the Mortgagor fails to maintain the Insurance Policies or, upon request, fails to promptly deliver evidence thereof to the Mortgagee, the Mortgagee shall have the right, but not the obligation, to obtain such insurance policies and pay the premiums therefor. If the Mortgagee obtains such insurance

17

policies or pays the premiums therefor, upon demand, the Mortgagor shall reimburse the Mortgagee for its expenses in connection therewith, together with interest thereon, pursuant to Section 4.02.
     Section 3.02. Casualty Event. (a) The Mortgagor represents and warrants that, as of the date hereof, there is no material Casualty Event affecting the Property.
     (b) In the event of any material Casualty Event, the Mortgagor shall (i) promptly give notice thereof to the Mortgagee describing in detail reasonably satisfactory to the Mortgagee the nature and extent of such Casualty Event, the work required to Restore the Property affected thereby and the Mortgagor’s best estimate of the cost of such Restoration, (ii) immediately take such action as may be necessary or appropriate to preserve the undamaged portion of such Property and to protect against personal injury or property damage, and (iii) Restore the Property to the extent required by Section 2.04(b)(iv).
     Section 3.03. Insurance Claims and Proceeds. In the event of any material Casualty Event, the Mortgagor shall promptly make proof of loss under the applicable Insurance Policies and diligently pursue to conclusion its claim for the Insurance Proceeds payable thereunder and any suit, action or other proceeding necessary or appropriate to obtain payment of such Insurance Proceeds. If the cost of Restoration reasonably estimated by the Mortgagor equals $2,000,000 or more or if an Event of Default has occurred and is continuing, the Mortgagor shall have no right to settle, and shall not settle, any claim or proceeding for any Insurance Proceeds without the consent of the Mortgagee. All Insurance Proceeds with respect to any Casualty Event shall be held, applied and disbursed as required by the Credit Agreement and the Security Agreement. Anything in this Mortgage to the contrary notwithstanding, the Mortgagee shall have no obligation to release any of the Insurance Proceeds to the Mortgagor if a Default has occurred and is continuing. If a Default has occurred and is continuing, the Mortgagee may, in its sole discretion, apply any Insurance Proceeds received as a result of such Casualty Event to the payment of the Secured Obligations.
     Section 3.04. Condemnation. (a) The Mortgagor represents and warrants that, as of the date hereof, (i) there is no Condemnation affecting the Property, (ii) there are no negotiations or proceedings which might result in such a Condemnation, and (iii) to the knowledge of the Mortgagor, no such Condemnation is proposed or threatened.
     (b) In the event of any Condemnation or the commencement of any negotiation or proceeding which might result in a Condemnation, or in the event of any proposed or threatened Condemnation, the Mortgagor shall promptly after receiving notice or obtaining knowledge thereof give notice thereof to the

18

Mortgagee, describing in detail satisfactory to the Mortgagee the nature and extent of such Condemnation, negotiation or proceeding, the action which the Mortgagor intends to take with respect thereto, the work required to Restore the Property affected by such Condemnation and the Mortgagor’s best estimate of the cost of such Restoration.
     Section 3.05. Condemnation Proceedings and Awards. In the event of any Condemnation or the commencement of any negotiation or proceeding which might result in a Condemnation, or in the event of any proposed or threatened Condemnation, the Mortgagor shall, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by the Mortgagor or requested by the Mortgagee to preserve the Mortgagor’s interest in such Property and promptly make claim for the Awards payable with respect thereto and diligently pursue to conclusion such claim for such Awards and any suit, action or other proceeding necessary or appropriate to obtain payment thereof. If the Award reasonably expected by the Mortgagor to be received equals or exceeds $2,000,000 or if an Event of Default has occurred and is continuing, the Mortgagor shall have no right to settle, and shall not settle, any such claim, negotiation or proceeding without the consent of the Mortgagee. All Awards with respect to such Condemnation shall be held, applied and disbursed as require by the Credit Agreement and the Security Agreement. Anything in this Mortgage to the contrary notwithstanding, the Mortgagee shall have no obligation to release any of the Awards to the Mortgagor if a Default has occurred and is continuing. If a Default has occurred and is continuing, the Mortgagee may, in its sole discretion, apply any Awards received as a result of such Casualty Event to the payment of the Secured Obligations.
ARTICLE 4
Certain Secured Obligations
     Section 4.01. Revolving Credit Loans. The Secured Obligations secured by this Mortgage include Revolving Credit Loans made, and reimbursement obligations relating to Letters of Credit issued, under the Credit Agreement in the maximum principal or face amount of $1,400,000 which are advanced, paid and readvanced from time to time. Notwithstanding the amount outstanding at any particular time, this Mortgage secures the total amount of Secured Obligations [up to the Secured Loan Amount]. The unpaid balance of the Revolving Credit Loans and the unpaid balance of the reimbursement obligations may at certain times be, or be reduced to, zero. A zero balance, by itself, does not affect any Lender’s obligations to issue Letters of Credit or to advance Revolving Credit Loans, or to make payments upon draws under Letters of Credit, all of which are obligatory subject to the conditions stated in the Credit Agreement. Each of the interest of the Mortgagee hereunder and the priority of the Lien of this Mortgage will remain

19

in full force and effect with respect to all of the Secured Obligations notwithstanding such a zero balance of the Revolving Credit Loans or the reimbursement obligations, and the Lien of this Mortgage will not be extinguished until this Mortgage has been terminated pursuant to Section 7.02.
     Section 4.02. Right to Perform Obligations. If the Mortgagor fails to pay or perform any of its obligations hereunder or under any other Finance Document, the Mortgagee may, but without any obligation to do so and without notice, itself to pay or perform, or cause payment or performance of, such obligation, provided the Mortgagor is not contesting payment or performance in accordance with Section 2.05 and further provided that no such payment or performance shall be construed to be a cure of any Default or constitute as waiver of any Default. If pursuant to this Section 4.02, the Mortgagee shall make any payment on behalf of the Mortgagor or shall incur hereunder any expense for which the Mortgagee is entitled to reimbursement pursuant to the provisions of the Finance Documents, such Secured Obligation shall be repayable on demand and shall bear interest from the date incurred at the Default Rate. Such interest, and any other interest on the Secured Obligations payable at the Default Rate pursuant to the terms of the Finance Documents, shall accrue through the date paid notwithstanding any intervening judgment of foreclosure or sale. All such interest shall be part of the Secured Obligations and shall be secured by this Mortgage.
     Section 4.03. Changes in the Laws Regarding Taxation. If after the date hereof there is enacted any applicable Law deducting from the value of the Property for the purpose of taxation the Lien of any Collateral Document or changing in any way the applicable Law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage, the Secured Obligations, or any Secured Party, upon demand by the Mortgagee or any other affected Secured Party and to the fullest extent permitted under applicable Law, the Mortgagor shall pay all taxes, assessments or other charges resulting therefrom or shall reimburse such Secured Party for all such taxes, assessments or other charges which such Secured Party is obligated to pay as a result thereof.
     Section 4.04. Indemnity and Expenses. (a) The Mortgagor shall indemnify and hold harmless each of the Mortgagee and each other Indemnitee from and against any and all liabilities, losses, damages, claims and costs (including, without limitation, Attorney Costs (which shall be limited to one (1) counsel to the Secured Parties (exclusive of one local counsel in each relevant jurisdiction), unless (x) the interests of the Collateral Agent and the other Secured Parties are sufficiently divergent, in which case one (1) additional counsel may be appointed and (y) if the interests of any Secured Party or group of Secured Parties (other than all of the Secured Parties) are distinctly or disproportionately affected, one (1) additional counsel for such Secured Party or group of Secured Parties)) of any kind or nature whatsoever which may at any time be imposed on, incurred by

20

or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of this Mortgage or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby; (ii) any actual or alleged presence or release of Hazardous Materials on or from the Property, or any Environmental Liability related in any way to the Property, (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways, (iv) any conduct or misconduct of the Mortgagor, any lessee or other occupant of any of the Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, and (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or costs (x) have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Finance Documents by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) arise from claims of any of the Secured Parties solely against one or more Secured Parties that have not resulted from any misrepresentation, default or the breach of any Finance Document or any actual or alleged performance or non-performance by the Mortgagor, the Borrower or one of their Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 4.04 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Finance Documents is consummated. All amounts due under this Section 4.04 shall be paid promptly after receipt by the Mortgagor of an invoice in reasonable detail. The agreements in this Section 4.04 shall survive the resignation of the Mortgagee, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Secured Obligations, the termination of the security interests created hereunder and the release of the Liens created hereunder on all or any portion of the Mortgaged Property.

21

     (b) Mortgagor shall upon demand pay to the Mortgagee the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (which shall be limited to one (1) counsel (exclusive of one local counsel in each relevant jurisdiction)) and of any experts and agents, that the Mortgagee may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Mortgaged Property or (ii) the exercise or enforcement of any of the rights of the Mortgagee or the other Secured Parties hereunder.
ARTICLE 5
Defaults, Remedies and Rights
     Section 5.01. Events of Default. (a) Any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.
     (b) All notice and cure periods provided in the Credit Agreement and the other Loan Documents shall run concurrently with any notice or cure periods provided under applicable Law.
     Section 5.02. Remedies. (a) If any Event of Default has occurred and is continuing, the Mortgagee shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of applicable Law, whether or not the maturity of the Secured Obligations has been accelerated, to wit:
     (i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable Law, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any applicable provision of law; or
     (ii) to sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of the Mortgagor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Mortgagee may deem expedient or as may be required under applicable Law, and in the event of a sale hereunder or under any applicable provision of Law of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining Mortgaged Property [up to the remaining balance of the Secured Loan Amount]; or
     (iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of this Mortgage; or

22

     (iv) to be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a “Receiver”) of the Mortgaged Property, without notice to Mortgagor, to the fullest extent permitted by Law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of the Mortgagor or any other Loan Party, and the Mortgagor hereby, to the fullest extent permitted by applicable Law, irrevocably waives such necessity and consents to such appointment, without notice, said appointee to be vested with the fullest powers permitted under applicable Law, including to the fullest extent permitted under applicable Law those under Section 5.02(a)(v); or
     (v) to enter upon the Property, by the Mortgagee or a Receiver (whichever is the Person exercising the rights under this clause), and, to the extent permitted under applicable Law, exclude the Mortgagor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable Law, without liability for trespass, damages or otherwise, and take possession of all other Mortgaged Property and all books, records and accounts relating thereto, and upon demand the Mortgagor shall surrender possession of the Property, the other Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause after the occurrence of any Event of Default; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Mortgagor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, Restorations, betterments and improvements to the Property and (C) in such Person’s own name or, at the option of such Person, in the Mortgagor’s name, exercise all rights, powers and privileges of the Mortgagor with respect to the Mortgaged Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Property or

23

from any other act or omission of such Person, except to the extent such loss is caused by such Person’s own willful misconduct or gross negligence; or
     (vi) with or, to the fullest extent permitted by applicable Law, without entry upon the Property, in the name of the Mortgagee or a Receiver (as required by Law and whichever is the Person exercising the rights under this clause) or, at such Person’s option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under Section 5.02(a)(v) or any other rights hereunder, including all amounts necessary to pay Impositions, Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.06; or
     (vii) to take any action with respect to any Mortgaged Property permitted under the UCC; or
     (viii) to take any other action, or pursue any other remedy or right, as the Mortgagee may have under applicable Law, and the Mortgagor does hereby grant the same to the Mortgagee; or
     (ix) to exercise any statutory power of sale; or
     (x) to declare all sums secured hereby to be immediately due and payable, without presentment, demand, notice of any kind, protest or notice of protest, all of which are expressly waived.
     (b) To the fullest extent permitted by applicable Law,
     (i) each remedy or right hereunder shall be in addition to, and not exclusive or in limitation of, any other remedy or right hereunder, under any other Finance Document or under applicable Law;
     (ii) every remedy or right hereunder, under any other Finance Document or under applicable Law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee;
     (iii) no failure to exercise or delay in exercising any remedy or right hereunder, under any other Finance Document or under applicable

24

Law shall be construed as a waiver of any Default hereunder or under any other Finance Document;
     (iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Finance Document or under applicable Law upon any Default hereunder or under any other Finance Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default hereunder or under any other Finance Document;
     (v) no single or partial exercise of any remedy or right hereunder, under any other Finance Document or under applicable Law upon any Default hereunder or under any other Finance Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Finance Document or under applicable Law upon such Default or upon any other or subsequent Default hereunder or under any other Finance Document;
     (vi) the acceptance by the Mortgagee or any other Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Finance Document with respect thereto; and
     (vii) the acceptance by the Mortgagee or any other Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default hereunder or under any other Finance Document with respect to any other Secured Obligation.
     (c) If the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person (other than other Secured Parties as may be required by the other Finance Documents), and, in the event that any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.
     (d) For the purpose of carrying out any provisions of Section 2.01(c), 4.02, 5.02(a)(v), 5.02(a)(vi), 5.05 or 5.07 or any other provision hereunder authorizing the Mortgagee or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably appoints the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(vi) or such other Person (as the

25

case may be as the Person appointed under this subsection) as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person’s own name, to take the action authorized under Section 2.01(c), 4.02, 5.02(a)(v), 5.02(a)(vi), 5.05 or 5.07 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.
     Section 5.03. Waivers by the Mortgagor. To the fullest extent permitted under applicable Law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshalling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation; (b) impairment of any right of subrogation or reimbursement; (c) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person; (d) any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person; (e) any provision barring or limiting the recovery by the Mortgagee of a deficiency after any sale of the Mortgaged Property; (f) any other provision of applicable Law which might defeat, limit or adversely affect any right or remedy of the Mortgagee or other Secured Parties under or with respect to this Mortgage or any other Collateral Document as it relates to any Mortgaged Property; or (g) the right of the Mortgagee to foreclose this Mortgage in its own name on behalf of all of the Secured Parties by judicial action as the real party in interest without the necessity of joining any other Secured Party.
     Section 5.04. Jurisdiction and Process. (a) To the extent permitted under applicable Law, in any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document as it relates to any Mortgaged Property, the Mortgagor irrevocably consents to (i) the jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding, and (ii) the service of (A) any process in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by the Mortgagee

26

hereunder by sending a copy of such process or notice by prepaid overnight courier or United States registered or certified mail, postage prepaid, return receipt requested to the Mortgagor at its address specified in or pursuant to Section 7.03, such service to be effective when received at the address specified or when delivery at such address is refused.
     (b) Nothing in this Section shall affect the right of the Mortgagee to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Collateral Document in any court having jurisdiction under the provisions of any other Collateral Document or applicable Law or to serve any process, notice of sale or other notice in any manner permitted by any other Collateral Document or applicable Law.
     Section 5.05. Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable Law, at the election of the Mortgagee, the following provisions shall apply to any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:
     (a) The Mortgagee or the court officer (whichever is the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and as provided in Section 5.03, the Mortgagor has thereby waived its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.
     (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.
     (c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of the Mortgagor in and to the Mortgaged Property sold and shall receive the proceeds of such sale [up to the Secured Loan Amount] and apply the same as provided in . The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person’s own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment,

27

transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact.
     (d) Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the request to the Mortgagee to sell, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of the Mortgagee to act, the appointment of any substitute or successor agent, any other act or thing having been duly done by the Mortgagor, the Mortgagee or any other such Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited. The Person conducting any sale may appoint or delegate any other Person as agent to perform any act necessary or incident to such sale, including the posting of notices and the conduct of such sale, but in the name and on behalf of the Person conducting such sale.
     (e) The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.
     (f) Subject to mandatory provisions of applicable Law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.
     (g) At any sale, the Mortgagee may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the

28

purchase price by causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.
     (h) If the Mortgagor or any Person claiming by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged Property, after the exercise by the Mortgagee of the Mortgagee’s remedies under Section 5.02(a)(v) or after any sale of the Mortgaged Property pursuant hereto, then the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable Law.
     (i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.
     (j) If a sale hereunder shall be commenced by the Mortgagee, the Mortgagee may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or for the foreclosure of this Mortgage; or if the Mortgagee should institute a suit for collection of the Secured Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.
     Section 5.06. Proceeds. Except as otherwise provided herein or required under applicable Law, the proceeds of any sale of the Mortgaged Property hereunder [up to the Secured Loan Amount], whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise shall be applied in the order of priorities set forth in Section 8.03 of the Credit Agreement.
     Section 5.07. Assignment of Leases. (a) Subject to paragraph 5.07(d) below, the assignments of the Leases and the Rents under Granting Clauses VI and VII are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under Section 5.07(b), the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Mortgagee or such Receiver may require from

29

time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses VI and VII. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder shall be construed to be an assumption by the Mortgagee or any such Person of, or to otherwise make the Mortgagee or such Person liable or responsible for, any of the obligations of the Mortgagor under or with respect to the Leases or for any Rent, Security Deposit or other amount delivered to the Mortgagor, provided that the Mortgagee or any such Person exercising the rights of the Mortgagee hereunder shall be accountable as provided in Section 5.07(c) for any Rents, Security Deposits or other amounts actually received by the Mortgagee or such Person, as the case may be. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder shall be construed to obligate the Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Property, to appear in or defend any action or proceeding relating to the Leases or the Property, to constitute the Mortgagee as a mortgagee in possession (unless the assignee hereunder actually enters and takes possession of the Property), or to be liable in any way for any injury or damage to person or property sustained by any Person in or about the Property other than to the extent caused by the willful misconduct or gross negligence of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder.
     (b) In the absence of an Event of Default, the Mortgagor shall have a license granted hereby to collect and receive all Rents and apply the same subject to the provisions of the Loan Documents. This license shall terminate, at the option of the Mortgagee, upon the occurrence of an Event of Default.
     (c) If any Event of Default has occurred and is continuing, the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Mortgagor and to exercise the rights and remedies provided under Section 5.07(a), under Section 5.02(a)(v) and Section 5.02(a)(vi) or under applicable Law. If an Event of Default is continuing, upon demand by the Person exercising the rights under this Section, the Mortgagor shall promptly pay to such Person all Security Deposits under the Leases and all Rents allocable to any period after the occurrence of such Event of Default. Subject to Section 5.02(a)(v) and Section 5.02(a)(vi) and any applicable requirement of law, any Rents received hereunder by such Receiver shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be deposited in the Collateral Account, to be

30

held, applied and disbursed as provided in the Security Agreement, provided that, subject to Section 5.02(a)(v) and Section 5.02(a)(vi) and any applicable requirement of law, any Security Deposits actually received by such Receiver shall be promptly paid to the Mortgagee, and any Security Deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases and applicable Law.
     (d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or otherwise to make such Person liable for the performance, of any of the obligations of the Mortgagor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or Security Deposits actually received by such Person.
     Section 5.08. Dealing with the Mortgaged Property. Subject to Section 7.02, the Mortgagee shall have the right to release any portion of the Mortgaged Property to or at the request of the Mortgagor, for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, or the position of any guarantor, endorser, co-maker or other obligor of the Secured Obligations, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.
     Section 5.09. Information and Right of Entry. (a) Upon reasonable request by the Mortgagee, the Mortgagor shall deliver to the Mortgagee promptly after such request or, if requested by the Mortgagee, on a continuing or periodic basis, any information, certificates and documents with respect to the matters referred to in this Mortgage as the Mortgagor shall reasonably request.
     (b) The Mortgagee and the representatives of the Mortgagee shall have the right, (i) without notice, if any Event of Default has occurred and is continuing, (ii) with simultaneous notice, if any payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee’s rights under this Mortgage or with respect to the Mortgaged Property, or (iii) after reasonable notice, in all other cases, to enter upon the Property at reasonable times, and with reasonable frequency, to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Mortgagee hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of the Mortgagor’s business, and provided further that no such entry on the Property, for the purpose of performing obligations under Section 4.02 or for any other purpose, shall be construed to be (x) possession of the Property by such Person or to constitute such Person as a

31

mortgagee in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(a)(v), or (y) a cure of any Default or waiver of any Default.
ARTICLE 6
Security Agreement And Fixture Filing
     Section 6.01. Security Agreement. (a) To the extent that the Mortgaged Property constitutes or includes personal property and equipment, including goods or items of personal property or equipment which are or are to become fixtures under applicable Law, the Mortgagor hereby grants a security interest therein (and any Proceeds thereof) and this Mortgage shall also be construed as a pledge and a security agreement under the UCC; and, if an Event of Default has occurred and is continuing, the Mortgagee shall be entitled with respect to such personal property and equipment to all remedies available under the UCC, the Security Agreement and all other remedies available under applicable Law. For purposes of this Article 6, “equipment” shall have the meaning assigned to such term in the UCC. Without limiting the foregoing, any personal property or equipment may, at the Mortgagee’s option and, except as otherwise required by applicable Law, without the giving of notice, (i) be sold hereunder or under the Security Agreement, (ii) be sold pursuant to the UCC or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable Law. The Mortgagee may require the Mortgagor to assemble the personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. If any Event of Default has occurred and is continuing, the Mortgagee shall be the attorney-in-fact of the Mortgagor with respect to any and all matters pertaining to the personal property and equipment (and Proceeds thereof) with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in Mortgagor’s name any instruction, agreement or other writing required therefor. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee’s rights and remedies in respect to the Property as heretofore provided is a commercially reasonable disposition thereof. In the event that any of the Mortgage Property is also subject to a valid and enforceable Lien under the terms of the Security Agreement and the terms of the Security Agreement are inconsistent with the terms of this Mortgage, then with respect to such Mortgaged Property, the terms of this Mortgage shall be controlling in case of Fixtures and Leases, and the terms of the Security Agreement shall be controlling in case of all other Collateral.
     (b) The Mortgagor hereby authorizes the Mortgagee to file a Record or Records (as defined in the UCC), including, without limitation, financing or

32

continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Mortgagee may determine, in its sole discretion, are necessary or advisable to perfect the lien and Security interest granted to the Mortgagee herein without the Mortgagor’s signature appearing thereon. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Mortgagee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security interest in the collateral granted to the Mortgagee herein, including, without limitation, describing such property as “all fixtures.” The Mortgagor constitutes the Mortgagee its attorney-in-fact to execute and file any filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Liens granted by the Loan Parties terminate pursuant to the Finance Documents. The Mortgagor shall pay the costs of, or reasonable costs incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto concerning the collateral described herein.
     Section 6.02. Fixture Filing. To the extent that the Mortgaged Property includes goods or items of personal property which are or are to become fixtures under applicable Law, and to the extent permitted under applicable Law, the filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:
     (a) Name and Address of the debtor:
     (b) Name and Address of the secured party:
     (c) This document covers goods or items of personal property which are or are to become fixtures upon the Property.
     (d) The name of the record owner of the real estate on which such fixtures are or are to be located is _________.

33

ARTICLE 7
Miscellaneous
     Section 7.01. Concerning the Mortgagee. (a) The Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the Lien of this Mortgage on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor.
     (b) For all purposes of the Collateral Documents the Mortgagee will be entitled to rely on information from (i) its own records for information as to the Lenders, their Secured Obligations and actions taken by them, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Mortgagee has not obtained such information from the foregoing sources, and (iii) Mortgagor, to the extent that the Mortgagee has not obtained information from the foregoing sources.
     (c) At any time or times, in order to comply with any Legal Requirement, the Mortgagee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Mortgagee, or to act as separate agent or agents on behalf of the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Mortgagee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 7.01).
     Section 7.02. Release of Mortgaged Property. (a) This Mortgage shall cease, terminate and thereafter be of no further force or effect in the event all of the Release Conditions shall have been satisfied.
     (b) At any time and from time to time, the Mortgagee may release any part of the Mortgaged Property from the Lien of this Mortgage in connection with any sale, lease, transfer or other disposition of any part of the Mortgaged Property permitted by, and in accordance with, the terms of the Loan Documents to any Person other than a Loan Party or upon the effectiveness of any consent to the release of any security interest granted hereby in any part of the Mortgaged Property pursuant to Section 9.11 of the Credit Agreement; provided that, with respect to any part of the Mortgaged Property that is also subject to any Lien securing any Permitted Subordinated Indebtedness, such part of the Mortgaged Property shall not be released from the Lien of this Mortgage unless such part of the Mortgaged Property is (or is simultaneously) released from the Lien securing such Permitted Subordinated Indebtedness. The Mortgagee may conclusively rely on any certificate delivered to it by the Mortgagor stating that such release of the

34

Mortgaged Property is permitted by, and in accordance with, the terms of the Credit Agreement, this Mortgage and all other Loan Documents.
     (c) The Mortgagee may, without the prior consent of the Lenders and in its sole discretion, executed such documents as are reasonably requested to (i) subordinate this Mortgage to any easement, right of way, restriction, reservation, permit, servitude or other similar encumbrance granted or to be granted by the Mortgagor, or (ii) grant non-disturbance protection to a tenant under a lease that is subordinated to this Mortgage, provided that the Mortgagee determines that such encumbrance or lease does not materially adversely detract from the value, or materially impair the use by the Mortgagor, of the Mortgaged Property subject to such encumbrance or lease.
     (d) Upon any termination of this Mortgage or release of the Mortgaged Property, or any portion thereof, the Mortgagee shall, at the expense of the Mortgagor, execute, acknowledge and deliver to the Mortgagor such documents, without warranty, as the Mortgagor shall reasonably request to evidence the termination of this Mortgage or release of the Mortgaged Property, as the case may be.
     Section 7.03. Notices. All notices and other communications provided for hereunder shall be in writing (including, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to the Mortgagee, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit Agreement, and if to the Mortgagee, at its address specified in Section 10.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier or electronic mail of an executed counterpart of any amendment or waiver of any provision of this Mortgage shall be effective as delivery of an original executed counterpart thereof.
     Section 7.04. Amendments in Writing. No amendment or waiver of any provision of this Mortgage, and no consent to any departure by the Mortgagor herefrom, shall in any event be effective unless the same shall be in writing and signed by each of the Mortgagor and the Mortgagee (with the consent of the requisite number of Lenders specified in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Mortgagee or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

35

     Section 7.05. Severability. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate applicable Law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of applicable Law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable Law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Mortgage shall be valid and be enforced to the fullest extent permitted under applicable Law.
     Section 7.06. Binding Effect. (a) The provisions of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.
     (b) To the fullest extent permitted under applicable Law, the provisions of this Mortgage binding upon the Mortgagor shall be deemed to be covenants which run with the land.
     Section 7.07. Governing Law. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State in which the Mortgaged Property is located are governed by the laws of such jurisdiction.
     Section 7.08. Local Law Provisions. The terms and provisions set forth in Appendix A attached hereto are incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions of the body of the Mortgage and the terms and provisions of Appendix A, the latter shall control.
     Section 7.09. Multisite Real Estate Transaction. The Mortgagor acknowledges that this Mortgage is one of a number of mortgages, deeds of trust and other Collateral Documents (“Other Mortgages”) that secure the Secured Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of the Secured Obligations, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Secured Obligation or any collateral security therefor including the Other

36

Mortgages. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations or of any of the collateral security therefor, including the Other Mortgages or of any guarantee thereof, and, to the fullest extent permitted by applicable Law, Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages or any of Mortgage’s rights and remedies thereunder. To the fullest extent permitted by applicable Law, Mortgagor specifically consents and agrees the Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgagees separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.
     Section 7.10. Subrogation to Rights of Prior Lienholder. If, and to the extent that, the proceeds of the Loan are used to pay, satisfy or discharge any obligation of the Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a “Prior Lien”), such loan proceeds shall be deemed to have been advanced by the Lenders at the Borrower’s request, and the Mortgagee, on behalf of the Lenders, shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

37

     IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day first set forth above.

[MORTGAGOR]
By:
Name:
Title:

     [Add State form of acknowledgment]

EXHIBIT A
Description of the Land

EXHIBIT B
Permitted Encumbrances
     The exceptions described in Schedule B, Part __ to that certain [title insurance commitment file] [title policy] number ________ issued with respect to the Property by ________ dated ________ and “marked” and revised _______.

Appendix A
Local Law Provisions